U.S. $175,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT


                        Dated as of September 11, 1997,


                                     Among



                     GENERAL ELECTRIC CAPITAL CORPORATION,

                  individually and in its capacity as Agent,



                           CERTAIN OTHER LENDERS AND

                    FINANCIAL INSTITUTIONS PARTIES HERETO,


                        FINLAY FINE JEWELRY CORPORATION


                                      and


                           FINLAY ENTERPRISES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

SECTION 1.      DEFINITIONS AND ACCOUNTING TERMS...........................  1

     ss. 1.1.   CERTAIN DEFINED TERMS......................................  1
     ss. 1.2.   TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE............... 33
     ss. 1.3.   COMPUTATION OF TIME PERIODS................................ 33
     ss. 1.4.   ACCOUNTING TERMS........................................... 33
     ss. 1.5.   OTHER PROVISIONS REGARDING DEFINITIONS..................... 33

SECTION 2.      AMOUNT AND TERMS........................................... 33

     ss. 2.1.   REVOLVING ADVANCES; SWING LINE FACILITY.................... 33
     ss. 2.2.   REVOLVING CREDIT FACILITY COMMITMENT AND
                BORROWING LIMIT............................................ 35
     ss. 2.3.   REVOLVING NOTES............................................ 36
     ss. 2.4.   NOTICE OF BORROWING; BORROWER'S CERTIFICATE................ 37
     ss. 2.5.   TERMINATION OR REDUCTION OF REVOLVING CREDIT
                FACILITY COMMITMENTS; REDUCTION OF PARENT
                REVOLVING CREDIT SUBLIMIT COMMITMENTS...................... 38
     ss. 2.6.   INTEREST................................................... 39
     ss. 2.7.   CONVERSION OF BORROWINGS; RENEWALS......................... 41
     ss. 2.8.   COMPUTATION OF INTEREST.................................... 42
     ss. 2.9.   INCREASED COSTS............................................ 42
     ss. 2.10.  CHANGE IN LAW RENDERING EURODOLLAR ADVANCES
                UNLAWFUL................................................... 44
     ss. 2.11.  EURODOLLAR AVAILABILITY.................................... 44
     ss. 2.12.  INDEMNITIES................................................ 45
     ss. 2.13.  DISBURSEMENT............................................... 48
     ss. 2.14.  AGENT'S AVAILABILITY ASSUMPTION............................ 49
     ss. 2.15.  PRO RATA TREATMENT AND PAYMENTS............................ 50
     ss. 2.16.  EURODOLLAR OFFICES......................................... 50
     ss. 2.17.  TELEPHONIC NOTICE.......................................... 51
     ss. 2.18.  MAXIMUM INTEREST........................................... 51
     ss. 2.19.  RECEIPT OF PAYMENTS........................................ 51
     ss. 2.20.  APPLICATION OF PROCEEDS.................................... 52
     ss. 2.21.  ACCOUNTING................................................. 54
     ss. 2.22.  TAXES...................................................... 54

                                                                          Page
                                                                          ----

SECTION 2A.     AMOUNT AND TERMS OF LETTERS OF CREDIT
                AND PARTICIPATIONS THEREIN................................. 56

     ss. 2A.1.  LETTERS OF CREDIT.......................................... 56
     ss. 2A.2.  ISSUING THE LETTERS OF CREDIT.............................. 57
     ss. 2A.3.  REIMBURSEMENT OBLIGATIONS.................................. 57
     ss. 2A.4.  REVOLVING ADVANCES......................................... 58
     ss. 2A.5.  SETTLEMENT BY LENDERS WITH ISSUING BANK.................... 58
     ss. 2A.6.  LETTER OF CREDIT FEES...................................... 60
     ss. 2A.7.  INDEMNIFICATION:  NATURE OF THE ISSUING BANK'S
                DUTIES..................................................... 60
     ss. 2A.8.  INCREASED COSTS............................................ 61
     ss. 2A.9.  UNIFORM CUSTOMS AND PRACTICE............................... 62
     ss. 2A.10. FOREIGN CURRENCY........................................... 62
     ss. 2A.11. REIMBURSEMENT OF CERTAIN COSTS............................. 63

SECTION 3.      PAYMENTS AND PREPAYMENTS................................... 63

     ss. 3.1.   MANDATORY PAYMENTS......................................... 63
     ss. 3.2.   CERTAIN PAYMENTS........................................... 64
     ss. 3.3.   OPTIONAL PREPAYMENTS....................................... 65
     ss. 3.4.   PROCEDURES FOR PAYMENT..................................... 66
     ss. 3.5.   UNUSED FACILITY FEE........................................ 66
     ss. 3.6.   FEES....................................................... 67

SECTION 4.      SECURITY AND GUARANTIES.................................... 67

     ss. 4.1.   PLEDGE OF CAPITAL STOCK AND NOTES.......................... 67
     ss. 4.2.   SECURITY AGREEMENT - TRADEMARK, PATENT AND
                COPYRIGHT.................................................. 68
     ss. 4.3.   SECURITY AGREEMENTS........................................ 68
       ss. 4.4.   REAL PROPERTY; MORTGAGES; LEASEHOLD
                MORTGAGES; TITLE INSURANCE................................. 69
     ss. 4.5.   ADDITIONAL COLLATERAL...................................... 70
     ss. 4.6.   FILING AND RECORDING....................................... 71
     ss. 4.7.   INTERPRETATION OF SECURITY DOCUMENTS....................... 71
     ss. 4.8.   GUARANTIES................................................. 71
     ss. 4.9.   ASSIGNMENTS OF INSURANCE................................... 71
     ss. 4.10.  CASH COLLATERAL AGREEMENT.................................. 72

                                                                          Page
                                                                          ----
SECTION 5.      CONDITIONS PRECEDENT TO INITIAL BORROWINGS
                AND ISSUANCE OF LETTERS OF CREDIT.......................... 72

     ss. 5.1.   OPINIONS OF COUNSEL........................................ 72
     ss. 5.2.   FINANCIAL STATUS AND STATEMENTS............................ 73
     ss. 5.3.   QUALIFICATION.............................................. 73
     ss. 5.4.   SECURITY DOCUMENTS AND INSTRUMENTS......................... 73
     ss. 5.5.   EVIDENCE OF INSURANCE...................................... 74
     ss. 5.6.   EXAMINATION OF BOOKS....................................... 74
     ss. 5.7.   BORROWING BASE............................................. 74
     ss. 5.8.   NOTES...................................................... 74
     ss. 5.9.   [Intentionally Omitted.]................................... 74
     ss. 5.10.  [Intentionally Omitted.]................................... 74
     ss. 5.11.  FEES AND EXPENSES.......................................... 74
     ss. 5.12.  MANAGEMENT................................................. 74
     ss. 5.13.  DISBURSEMENT AUTHORIZATION................................. 75
     ss. 5.14.  LOCKBOX.................................................... 75
     ss. 5.15.  LITIGATION................................................. 75
     ss. 5.16.  TAX MATTERS................................................ 75
     ss. 5.17.  COMPLIANCE WITH LAW........................................ 76
     ss. 5.18.  PROCEEDINGS; RECEIPT OF DOCUMENTS.......................... 76
     ss. 5.19.  ENVIRONMENTAL MATTERS AND APPRAISALS....................... 77
     ss. 5.20.  [Intentionally Omitted.]................................... 77
     ss. 5.21.  SPECIAL COUNSEL FEES....................................... 77
     ss. 5.22.  CONSIGNMENT AGREEMENTS..................................... 77
     ss. 5.23.  [Intentionally Omitted.]................................... 77
     ss. 5.24.  INSURANCE POLICIES......................................... 77
     ss. 5.25.  [Intentionally Omitted.]................................... 77
     ss. 5.26.  PERFECTION OF SECURITY INTERESTS IN THE
                UNITED KINGDOM............................................. 77

SECTION 5A.     CONDITIONS PRECEDENT TO AMENDMENT
                AND RESTATEMENT............................................ 77

     ss. 5A.1.  OPINIONS OF COUNSEL........................................ 78
     ss. 5A.2.  QUALIFICATION.............................................. 78
     ss. 5A.3.  AMENDMENTS TO SECURITY DOCUMENTS AND
                INSTRUMENTS................................................ 78
     ss. 5A.4.  NOTES...................................................... 78
     ss. 5A.5.  FEES AND EXPENSES.......................................... 78
     ss. 5A.6.  LITIGATION................................................. 78

                                                                          Page
                                                                          ----

     ss. 5A.7.  COMPLIANCE WITH LAW........................................ 79
     ss. 5A.8.  PROCEEDINGS; RECEIPT OF DOCUMENTS.......................... 79
     ss. 5A.9.  PURCHASE OF SHARE.......................................... 80

SECTION 5B.     CONDITIONS PRECEDENT TO INITIAL BORROWINGS
                TO THE PARENT.............................................. 80

SECTION 6.      CONDITIONS PRECEDENT TO EACH BORROWING
                AND ISSUANCE OF LETTERS OF CREDIT.......................... 80

     ss. 6.1.   CONDITIONS................................................. 80
     ss. 6.2.   WRITTEN NOTICE............................................. 81

SECTION 7.      USE OF PROCEEDS............................................ 81

SECTION 8.      AFFIRMATIVE COVENANTS...................................... 82

     ss. 8.1.   FINANCIAL STATEMENTS AND OTHER INFORMATION................. 82
     ss. 8.2.   TAXES AND CLAIMS........................................... 87
     ss. 8.3.   INSURANCE.................................................. 88
     ss. 8.4.   BOOKS AND RESERVES......................................... 90
     ss. 8.5.   PROPERTIES IN GOOD CONDITION............................... 90
     ss. 8.6.   MAINTENANCE OF EXISTENCE, ETC.............................. 90
     ss. 8.7.   INSPECTION BY THE AGENT AND THE LENDERS.................... 90
     ss. 8.8.   PAY INDEBTEDNESS TO LENDERS AND PERFORM
                OTHER COVENANTS............................................ 91
     ss. 8.9.   NOTICE OF DEFAULT.......................................... 91
     ss. 8.10.  REPORTING OF MISREPRESENTATIONS............................ 91
     ss. 8.11.  COMPLIANCE WITH LAW........................................ 91
     ss. 8.12.  ERISA...................................................... 92
     ss. 8.13.  FURTHER ASSURANCES......................................... 93
     ss. 8.14.  CONSIGNMENT AGREEMENTS..................................... 93
     ss. 8.15.  AUDITS..................................................... 93
     ss. 8.16.  ENVIRONMENTAL MATTERS, ETC................................. 93
     ss. 8.17.  FINANCIAL COVENANTS........................................ 97
     ss. 8.18.  LEASES; NEW REAL ESTATE....................................101
     ss. 8.19.  LICENSE AGREEMENTS.........................................102
     ss. 8.20.  SUPPLEMENTAL DISCLOSURE....................................103
     ss. 8.21.  AGREEMENTS.................................................103
     ss. 8.22.  COLLECTION AND PAYMENT; LOCK BOX;
                BANK ACCOUNTS..............................................103

                                                                          Page
                                                                          ----

     ss. 8.23.  EMPLOYMENT AGREEMENTS......................................105
     ss. 8.24.  SONAB LOCK BOX AND BLOCKED ACCOUNTS........................105
     ss. 8.25.  SONAB SECURITY.............................................105

SECTION 9.      NEGATIVE COVENANTS.........................................105

     ss. 9.1.   CAPITAL EXPENDITURES.......................................106
     ss. 9.2.   LIENS......................................................106
     ss. 9.3.   INDEBTEDNESS...............................................108
     ss. 9.4.   LOANS, INVESTMENTS AND GUARANTEES..........................109
     ss. 9.5.   MERGER, SALE OF ASSETS, DISSOLUTION, ETC...................113
     ss. 9.6.   DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS..................114
     ss. 9.7.   TRANSACTIONS WITH AFFILIATES...............................116
     ss. 9.8.   BLOCKED ACCOUNTS...........................................117
     ss. 9.9.   MANAGEMENT COMPENSATION AND OTHER PAYMENTS.................117
     ss. 9.10.  COMPROMISE OF RECEIVABLES..................................118
     ss. 9.11.  NONCOMPLIANCE WITH ERISA...................................118
       ss. 9.12.  AMENDMENT AND MODIFICATION OF CERTAIN
                DOCUMENTS..................................................118
     ss. 9.13.  FISCAL YEAR................................................119
     ss. 9.14.  CHANGE OF BUSINESS.........................................119
     ss. 9.15.  NO NEGATIVE PLEDGES........................................119
     ss. 9.16.  RENTAL OBLIGATIONS.........................................120
     ss. 9.17.  LEASE-BACKS................................................120
     ss. 9.18.  CAPITAL STOCK..............................................120
     ss. 9.19.  DEBT INCURRENCE AND PAYMENTS TO THE PARENT.................120
     ss. 9.20.  THE PARENT.................................................121
     ss. 9.21.  INDENTURE GUARANTEES.......................................121
     ss. 9.22.  PRIVATE SALE OF STOCK......................................121
     ss. 9.23.  DEBENHAMS LICENSE AGREEMENTS...............................121
     ss. 9.24.  FACTORY OUTLET STORES......................................121
     ss. 9.25.  MONOPRIX LICENSE AGREEMENTS................................122

SECTION 10.     DEFAULTS AND REMEDIES......................................122

     ss. 10.1.  EVENTS OF DEFAULT..........................................122
     ss. 10.2.  SUITS FOR ENFORCEMENT......................................127
     ss. 10.3.  RIGHTS AND REMEDIES CUMULATIVE.............................127
     ss. 10.4.  RIGHTS AND REMEDIES NOT WAIVED.............................128
     ss. 10.5.  APPLICATION OF PROCEEDS....................................128

                                                                          Page
                                                                          ----

SECTION 11.     REPRESENTATIONS AND WARRANTIES.............................129

     ss. 11.1.  CORPORATE STATUS...........................................129
     ss. 11.2.  POWER AND AUTHORITY........................................130
     ss. 11.3.  NO VIOLATION OF AGREEMENTS.................................130
     ss. 11.4.  NO LITIGATION..............................................131
     ss. 11.5.  GOOD TITLE TO PROPERTIES...................................131
     ss. 11.6.  FINANCIAL STATEMENTS AND CONDITION.........................133
     ss. 11.7.  TRADEMARKS, PATENTS, ETC...................................134
     ss. 11.8.  TAX LIABILITY..............................................134
     ss. 11.9.  GOVERNMENTAL ACTION........................................134
     ss. 11.10. DISCLOSURE.................................................135
     ss. 11.11. REGULATION U...............................................135
     ss. 11.12. INVESTMENT COMPANY.........................................135
     ss. 11.13. EMPLOYEE BENEFIT PLANS.....................................135
     ss. 11.14. DEBENTURE COLLATERAL.......................................137
     ss. 11.15. PERMITS, ETC...............................................137
     ss. 11.16. ENVIRONMENTAL STATUS.......................................138
     ss. 11.17. SOLVENCY...................................................139
     ss. 11.18. PROJECTIONS................................................139
     ss. 11.19. BANK ACCOUNTS..............................................139
     ss. 11.20. EMPLOYMENT AGREEMENTS......................................139
     ss. 11.21. LABOR MATTERS..............................................139
     ss. 11.22. OTHER VENTURES.............................................140
     ss. 11.23. BROKERS AND CONSULTANTS....................................140
     ss. 11.24. MATERIAL CONTRACTS.........................................140
     ss. 11.25. LICENSE AGREEMENTS.........................................140
     ss. 11.26. UNWRITTEN AGREEMENTS.......................................140

SECTION 12.     MISCELLANEOUS..............................................140

     ss. 12.1.  COLLECTION COSTS...........................................140
     ss. 12.2.  AMENDMENT, MODIFICATION AND WAIVER.........................141
     ss. 12.3.  NEW YORK LAW...............................................142
     ss. 12.4.  NOTICES....................................................142
     ss. 12.5.  FEES AND EXPENSES..........................................142
     ss. 12.6.  STAMP OR OTHER TAX.........................................143
     ss. 12.7.  WAIVER OF JURY TRIAL AND SET-OFF...........................143
     ss. 12.8.  TERMINATION OF AGREEMENT...................................144
     ss. 12.9.  CAPTIONS...................................................145
     ss. 12.10. LIEN; SET-OFF BY LENDERS...................................145

                                                                          Page
                                                                          ----

     ss. 12.11. PAYMENT DUE ON NON-BUSINESS DAY............................145
     ss. 12.12. SERVICE OF PROCESS.........................................145
     ss. 12.13. GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT.............146
     ss. 12.14. CONCERNING JOINT AND SEVERAL LIABILITY OF
                THE BORROWERS..............................................151
     ss. 12.15. BENEFIT OF AGREEMENT.......................................152
     ss. 12.16. COUNTERPARTS; FACSIMILE SIGNATURE..........................154
     ss. 12.17. INVALIDITY.................................................154
     ss. 12.18. DISCLOSURE OF FINANCIAL INFORMATION........................154

SCHEDULES AND EXHIBITS

Schedule 4.3(b)(B)      -     Jurisdictions
Schedule 4.4(a)(ii)     -     Excluded Leases
Schedule 8.3            -     Insurance
Schedule 9.2            -     Existing Liens
Schedule 9.3            -     Indebtedness
Schedule 9.4            -     Outstanding Investments
Schedule 9.9            -     Compensation Policies
Schedule 11.1           -     Subsidiaries
Schedule 11.5           -     Real Property
Schedule 11.8           -     Taxes
Schedule 11.13          -     ERISA
Schedule 11.16          -     Environmental Matters
Schedule 11.19          -     Collection, Concentration and Special
                                Accounts
Schedule 11.20          -     Employment Agreements
Schedule 11.21          -     Labor Matters
Schedule 11.23          -     Brokers and Consultants
Schedule 11.24          -     Material Contracts
Schedule 11.25          -     License Agreements

Exhibit A               -     Lenders, Commitments and Initial
                                Eurodollar Offices
Exhibit B               -     Form of Indemnification Agreement
Exhibit 2.1(c)(ii)      -     Form of Swing Line Note
Exhibit 2.3(a)          -     Form of Revolving Note
Exhibit 2.4             -     Form of Borrower's Certificate
Exhibit 4.1(a)          -     Form of Pledge Agreement
Exhibit 4.2             -     Form of Trademark, Patent and
                                Copyright Security Agreement
Exhibit 4.3(a)          -     Form of Security Agreement
Exhibit 4.8             -     Form of Guaranty
Exhibit 4.9(a)          -     Assignment of Life Insurance
Exhibit 4.9             -     Assignment of Business Interruption Insurance
Exhibit 5.1             -     Form of Opinion of Counsel for the Credit Parties
Exhibit 5.13            -     Form of Disbursement Authorization Letter
Exhibit 5.22            -     Form of Consignor Letter
Exhibit 8.1(p)          -     Form of Borrowing Base Certificate
Exhibit 9.7             -     Share Exchange Agreement
Exhibit 11.19           -     Lock-Box and Receivable Collection Arrangements

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 11, 1997, among FINLAY FINE JEWELRY CORPORATION, a Delaware corporation (the "Company"), FINLAY ENTERPRISES, INC., a Delaware corporation (the "Parent", each of the Parent and the Company, a "Borrower" and, collectively, the "Borrowers"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at 260 Long Ridge Road, Stamford, Connecticut 06927 ("GE Capital"), individually and as agent for each of the Lenders hereunder (GE Capital, in such capacity, together with any successor agent under Section 12.13 hereof, being the "Agent"), and the other banks and other financial institutions named herein and whose signatures appear on the signature pages hereto (GE Capital, and such other banks and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders").

     WHEREAS, the Company borrowed certain sums pursuant to the Credit Agreement dated as of May 26, 1993 among the Company, the Parent, the Lenders and GE Capital, individually as a Lender thereunder and as agent for the Lenders thereunder (such Credit Agreement, as amended, is referred to herein as the "Original Credit Agreement");

     WHEREAS, the Borrowers have requested that the Lenders make additional secured revolving credit advances to the Borrowers from time to time which the Borrowers may use for the ongoing working capital and general corporate requirements of the Borrowers consistent with the terms of this Agreement;

     WHEREAS, the Lenders are willing, subject to and upon the terms and conditions herein set forth, to extend such financial accommodations to the Borrowers; and

     WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety in order to effect and/or permit the foregoing.

     NOW, THEREFORE, IT IS AGREED THAT THE ORIGINAL CREDIT AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.

     ss. 1.1. CERTAIN DEFINED TERMS. For all purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below (the following meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account Debtor" shall mean any Person who is or who may become obligated to the Company or its Subsidiaries under, with respect to, or on account of, an Account.

     "Accounts" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, other than a Foreign Subsidiary and shall include amounts payable to the Company under License Agreements as provided in the second paragraph of the definition of Eligible Receivables.

     "Additional Indebtedness" shall mean all Lender Debt other than principal of Revolving Advances and interest thereon.

     "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents), and adding thereto the Applicable Eurodollar Margin.

     "Adverse Environmental Condition" shall mean any of the matters referred to in clause (i), (ii) or (iii) of the definition of Environmental Claim, which could give rise to an Environmental Claim.

     "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" shall have the meaning set forth in the preamble to this Agreement.

     "Aggregate Revolving Commitments" shall mean at any time the sum of the Revolving Commitments of the Lenders at such time.

     "Aggregate Revolving Sublimit Commitments" shall mean at any time the sum of the Revolving Sublimit Commitments of the Lenders at such time.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as amended, restated, modified or supplemented from time to time.

     "Applicable Eurodollar Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Eurodollar Rate applicable to the Revolving Loan, as determined by reference to Section 2.6(f) of this Agreement.

     "Applicable Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 2.6(f) of this Agreement.

     "Applicable Margins" means collectively the Applicable Index Margin and the Applicable Eurodollar Margin.

     "Approved Delegate" shall have the meaning set forth in Section 12.13(n) hereof.

     "Assignment of Life Insurance"  shall have the meaning set forth in Section
4.9 hereof.

     "Authorized Representative" shall mean each Person designated from time to time, as appropriate, in a Written Notice of the Company to the Agent for the purposes of giving notices of borrowing, requests for issuances of Letters of Credit or guaranties thereof, or conversion or renewal of, Revolving Advances, which designation shall continue in force and effect until terminated in a Written Notice to the Agent.

     "Base Rate" shall mean a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal to the Index Rate plus the Applicable Index Margin.

     "Base Rate Advance" shall mean the portion of any Revolving Advance which is not a Eurodollar Advance.

     "Blocked Accounts" shall mean the deposit accounts of the Company designated as "Blocked Accounts" on Schedule 11.19 hereto and such other deposit accounts as the Agent may from time to time approve in writing as "Blocked Accounts" for purposes of this Agreement.

     "Board" shall mean the Board of Governors of the Federal Reserve System or any successor agency or entity performing substantially the same functions.

     "Borrower" and "Borrowers" shall have the respective meanings set forth in the preamble to this Agreement.

     "Borrower's Certificate" shall have the meaning set forth in Section 2.4 hereof.

     "Borrowing Base" shall mean, at any time, the sum of (i) an amount equal to sixty percent (60%) of the aggregate value (lower of cost (on a specific identification or first- in-first-out basis consistent with the Company's practices) and current market value) of Eligible Inventory and Foreign Eligible Inventory, respectively, plus (ii) an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Receivables and Net Amount of Foreign Eligible Receivables, respectively; in each case as indicated on the most recent weekly Borrowing Base Certificate delivered to the Agent by the Company as of such time, unless a more recent Borrowing Base Certificate has been requested by the Agent and delivered by the Company to the Agent, in which case as indicated on such more recent Borrowing Base Certificate. In no event shall the Borrowing Base attributable to Foreign Inventory and Foreign Receivables exceed $20,000,000.

     The Agent reserves the right to adjust the Borrowing Base in its reasonable judgment by revising standards of eligibility, establishing reserves, and/or subject to the following sentence increasing or decreasing from time to time the percentages set forth above, in which case "Borrowing Base" shall be defined to include such revisions, reserves or altered percentages. Notwithstanding the foregoing, any increase in the percentages set forth above shall require the consent of the Majority Lenders.

     "Borrowing Base Certificate" shall have the meaning set forth in Section 8.1(p) hereof.

     "Borrowing Limit" shall have the meaning set forth in Section 2.2(a) hereof.

     "Business Day" shall mean:

     (a) for all portions of the Revolving Advances on which interest accrues based upon the Base Rate, any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close, and

     (b) for portions of the Revolving Advances on which interest accrues based upon the Adjusted Eurodollar Rate, the Business Days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealings in Dollar deposits in the London (England) interbank market.

     "Capital Expenditures" shall mean, for any Person, any expenditures or costs (excluding any Initial License Expense) made by such Person for the acquisition, maintenance or repair of fixed or capital assets (which are required to be capitalized into the fixed asset caption on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of any Indebtedness in respect of such fixed or capital asset, and, without double counting, any payment made in respect of such incurrence or assumption.

    "Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

     "Capitalized Lease Obligations" of any Person shall at any time mean all obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP at such time.

     "Cash  Collateral  Agreement"  shall have the  meaning set forth in Section
4.10 hereof.

     "Cash Interest Expense" shall mean, for any period, the aggregate amount of cash required to be applied by the Parent and its Subsidiaries to Interest Expense of the Company and its Subsidiaries during such period.

     "Change of Control" shall mean a "Change of Control" as such term is defined in the Senior Note Indenture (as in effect on the Closing Date).

     "Charge" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any Collateral, (ii) any Lender Debt, (iii) any of the Parent's or any of its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Parent's or any of its Subsidiaries' ownership or use of any of its assets, or (v) any other aspect of the Parent's or any of its Subsidiaries' business.

     "Claims" shall have the meaning set forth in Section 2.12(c) hereof.

     "Clean Down Period" shall mean each period which begins on December 26 of a calendar year and ends on February 26 of the immediately succeeding calendar year.

     "Closing Date" shall mean September 11, 1997.

     "COBRA" shall have the meaning set forth in Section 11.13 hereof.

     "Code" shall mean, at any date, the Internal Revenue Code of 1986, as the same shall be in effect at such date.

     "Collateral" shall mean all property and interests therein (real or personal, tangible or intangible) in which a Lien is now or hereafter granted to the Agent or any one or more of the Lenders by any Credit Party or any Subsidiary thereof as security for all or any portion of the Lender Debt or any guarantee thereof.

     "Collecting Bank Agreement" shall mean, with respect to any Collecting Bank, an agreement, in such form or with such provisions as the Agent may require, executed by such Collecting Bank, the Agent, where applicable, and the Company, in each case as amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent.

     "Collecting Banks" shall mean the banks listed on Schedule 11.19 hereto under the heading "Blocked Accounts" and such other banks as the Agent may from time to time approve in writing as "Collecting Banks" for purposes of this Agreement.

     "Commitment Letter" shall mean the commitment letter, dated July 8, 1997 between GE Capital and the Company, as amended from time to time.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Company's First Supplemental Indenture" shall mean the First Supplemental Indenture to the Senior Note Indenture, dated as of October 28, 1994, between the Company and Marine Midland Bank, as trustee.

     "Company's   Second   Supplemental   Indenture"   shall   mean  the  Second
Supplemental Indenture to the Senior Note Indenture, dated as of July 14, 1995, between the Company and Marine Midland Bank, as trustee.

     "Company's Revolving Loan" shall mean, at any time, the outstanding principal balance of all Revolving Advances made by the Lenders to the Company.

     "Consignment Agreement" shall mean (i) each written consignment agreement existing as of the Closing Date or entered into after the Closing Date and as to which the Company has complied with Section 8.14 hereof, in each case, as in effect from time to time, and (ii) each consignment arrangement, which is not evidenced by or memorialized in a writing signed by the consignor and as to which the Company has complied with Section 8.14 hereof, in each case, under which the Company or any Subsidiary thereof is the consignee thereunder.

     "Consignment Inventory" shall mean, at any time, each item of merchandise which (i) at such time is in possession of the Company or any Subsidiary thereof as consignee pursuant to a Consignment Agreement which, if not in a writing signed by the consignor, has been approved in writing by the Agent, (ii) at such time is identified by item number in the computer records of the Company or any Subsidiary thereof (to which the Agent has on-line access to the extent required by Section 8.7(b) hereof) as being "memo" or "consigned" inventory, (iii) as of such time has not been sold or deemed sold to or by the Company or any Subsidiary thereof, (iv) to which ownership, at such time, is retained by a consignor under such Consignment Agreement or other consignment arrangement until such item of merchandise is sold or deemed sold by the consignor to the consignee, and (v) accordingly, at such time, is not an asset of the Company or any Subsidiary thereof. Ownership of an item of merchandise described in the foregoing sentence is deemed to be retained by such consignor until, in accordance with the applicable Consignment Agreement or other consignment arrangement, ownership is transferred (or deemed to be transferred) to a buyer, the Company or any Subsidiary thereof, regardless of whether any procedures have been performed to protect the third party's title to such item of merchandise. Additionally, "Consignment Inventory" (a) includes, at any time, any item of merchandise (including the gold content thereof) which (i) contains gold which is leased by or consigned or lent to the Company or any Subsidiary thereof, and
(ii) complies at such time with clauses (ii) and (iii) of the first sentence of this definition, and (b) excludes all cash and non-cash proceeds of any item of merchandise (and any gold content thereof) which constituted Consignment Inventory.

     "Consignor Letter" shall mean a letter agreement executed and delivered by a consignor of "memo" or "consigned" inventory to the Company substantially in the form of Exhibit 5.22 attached hereto.

     "Contingent Obligations" of any Person shall mean any direct or indirect liability, contingent or otherwise, of such Person:

          (iwith respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent in creating such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof;

          (ii) under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof;

          (iii) under any Hedge Agreement; or

          (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

Contingent Obligations shall include, without limitation:

          (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and

          (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise):

          (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise);

          (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another; or

          (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement,

if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Credit Parties" shall mean and include the Parent, the Company and each Guarantor.

     "Current Liabilities" of any Person, determined at any time, shall mean all liabilities of such Person which would, in accordance with GAAP, be classified as current liabilities excluding Revolving Advances and excluding the current portion of long-term Indebtedness for Borrowed Money.

     "Debenture Indenture" shall mean the indenture dated as of May 26, 1993 between the Parent and Marine Midland Bank, N.A., as trustee, under which the Debentures were issued, as such indenture is in effect on the Closing Date, as supplemented by the Parent's First Supplemental Indenture and Parent's Second Supplemental Indenture..

     "Debentures"  shall mean the Parent's 12% Senior  Discount  Debentures  due
2005.

     "Default" shall mean an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Designated Officer" shall mean the chief financial officer, president, any vice president having responsibility for financial affairs, treasurer or controller of the Parent or the Company, as the case may be.

     "Disbursement Account" shall mean, with respect to each Borrower, the deposit account of such Borrower into which shall be deposited only proceeds of Revolving Advances, which shall constitute a "Blocked Account" and which is designated as a "Disbursement Account" on Schedule 11.19 hereto.

     "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Debentures mature.

     "Domestic Inventory" shall mean Inventory (i) owned by the Company and (ii) located in the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of the Company which is not a Foreign Subsidiary.

     "EBITDA" shall mean, for the Parent and its Subsidiaries, on a consolidated basis for any period, the sum of:

          (i) the net income (or net loss) from operations of the Parent and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period without giving effect to any extraordinary gains or non-cash extraordinary losses, but giving effect to cash extraordinary losses); plus

          (ii) to the extent that any of the items referred to in any of clauses
     (A) through (C) below were deducted in calculating such net income:

          (A) Interest Expense of the Parent and its Subsidiaries, on a consolidated basis for such period;

          (B) income tax expense of the Parent and its Subsidiaries, on a consolidated basis with respect to operations for such period; and

          (C) the amount of all depreciation and amortization of the Parent and its Subsidiaries, on a consolidated basis for such period; plus (or minus)

          (iii) without double counting items taken into account in clause (C) above, all other non-cash charges or credits including any "LIFO" charges or credits of the Parent and its consolidated Subsidiaries for such period provided that such non-cash charges (or credits) cannot become cash in accordance with GAAP.

     Any calculation of EBITDA for the Parent and its Subsidiaries on a consolidated basis for any period shall exclude any negative "EBITDA" (as calculated solely for the Parent and not its Subsidiaries) of up to $1,000,000.

     "Eligible Inventory" shall mean such of the Domestic Inventory (valued at the lower of cost (on a specific identification basis) and current market value) of the Company which is subject to no Lien (other than in favor of the Agent or otherwise permitted by the Loan Documents) and which the Agent, in its sole discretion, shall deem eligible, less such reserves as the Agent, in its sole discretion, shall from time to time deem appropriate and shall exclude, in any event, the categories of Inventory deemed ineligible as set forth on the Borrowing Base Certificate delivered by the Company on the Closing Date. The Agent does not intend to treat an item of Inventory as eligible if any warranty or representations contained in any of the Loan Documents applicable either to Eligible Inventory in general or to any such specific Inventory has been breached with respect to such Inventory.

     "Eligible Receivables" shall mean (A) amounts payable to the Company, whether or not due, under the License Agreements, including, without limitation, at any time during any calendar month (or other relevant calculation period under a License Agreement), amounts which, based on gross sales in accordance with the terms of the License Agreements, the Company has calculated will become due and payable to the Company under the License Agreements as of the end of such calendar month (or other relevant calculation period under a License Agreement), in each case, less (B) (a) all amounts payable by the Company (by set-off or otherwise), whether or not due, under the License Agreements, including, without limitation, at any time during any calendar month (or other relevant calculation period under a License Agreement), all amounts which, based on the terms of such License Agreement or otherwise, the Company has calculated will become due and payable (by set-off or otherwise) by the Company (including, without limitation, by means of offset or deduction from amounts payable to the Company under the License Agreements) as of the end of such calendar month (or other relevant calculation period under a License Agreement), such amounts payable by the Company to include, without limitation, the percentage of sales, net sales or other amount which is withheld from the Company by the other party thereto as a license fee, rental fee or otherwise, all amounts denominated as "Other Costs" or any similar term under any License Agreement, including, without limitation, discounts payable in respect of credit card sales, interest, carrying or service charges collected by the other party to any License Agreements, and charges payable by or charged to the Company in respect of advertising or promotion, (b) the amount of all sales in respect of which goods have been returned and (c) all other amounts or adjustments which, based on the License Agreements or otherwise, was or as of the end of any calendar month (or other relevant calculation period) will be deducted from amounts payable to the Company or will be payable by the Company under the License Agreements (the excess of (A) over (B), the "Net Amount of Eligible Receivables"), in each case, as such amounts and deductions described in clauses (A) and (B) are set forth on the most recent Borrowing Base Certificate delivered by the Company under
Section 8.1(p) hereof or pursuant to the request of the Agent, in each case, except to the extent that the Agent has determined that any amount payable to the Company under any one or more License Agreements is not an Eligible Receivable or has determined that any amount payable by the Company should be increased, and less such reserves as the Agent shall deem appropriate.

     For the purposes of this Agreement, the term "Account" shall also include, with respect to any License Agreement, amounts described in clause (A) of this definition payable to the Company under such License Agreement (whether or not due), less the amounts described in clauses (B)(a), (B)(b) and (B)(c) of this definition which have been or will be deducted therefrom or will be payable by the Company.

     Without in any way limiting the discretion of the Agent to deem or not deem any Account arising from any License Agreement as an Eligible Receivable, Agent does not currently intend to treat an Account as eligible if:

     (a) any warranty or representation contained in any of the Loan Documents applicable either to Accounts in general or to any such specific Account or related License Agreement has been breached with respect to such Account or License Agreement;

     (b) 50% or more of the outstanding Accounts from the Account Debtor which constituted Eligible Receivables at the time they arose have become, or been determined by the Agent to be, ineligible;

     (c) such Account is owed by an Account Debtor which has commenced a voluntary case under the bankruptcy or insolvency laws of any jurisdiction, or made an assignment for the benefit of creditors, or against which a decree or order for relief has been entered by a court in an involuntary case under the bankruptcy or insolvency laws of any jurisdiction, or against which any other petition or other application for relief under the bankruptcy or insolvency laws of any jurisdiction has been filed, or which has suspended business or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs (except that such an Account shall not be deemed ineligible under this clause (c) if the Agent, in its discretion, deems such Account as not ineligible or to the extent that and only so long as the Account Debtor on such Account shall have a debtor-in-possession credit facility or other credit support, in each instance satisfactory to the Agent, to assure timely payment of such Account and such Account (to the extent not covered by credit insurance) shall constitute a post-petition claim against such Account Debtor);

     (d) any amount payable in respect of such Account is more than 60 days past due;

     (e) the License Agreement under which such Account arises has been terminated (or notice of termination given) or is otherwise not in full force or effect (or, if not in effect because such License Agreement has been approved as an acceptable arrangement by the Agent, if the Agent's approval has been rescinded), the Company or the licensor thereunder is in material default under such License Agreement, the licensor under such License Agreement is entitled to withhold amounts which may be withheld only upon default by the Company thereunder, or the Account Debtor under such License Agreement has no place of business in the United States;

     (f) the Account Debtor is an affiliate or employee of the Parent or any of its Subsidiaries;

     (g) such Account is denominated in other than United States dollars or is payable outside the United States;

     (h) such Account is subject to any claim or dispute by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such claim or dispute;

     (i) such Account may become subject to any setoff (not already taken into account in clauses (B)(a), (B)(b) or (B)(c) of this definition) by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such setoff;

     (j) such Account is not subject to an enforceable and duly perfected first priority Lien in favor of the Agent as security for the Lender Debt, or such Account is not owned by the Company free and clear of all Liens, claims, defenses or rights of others except the Liens granted to the Agent pursuant to the Loan Documents or otherwise permitted hereunder;

     (k) any sale taken into account in determining the amount payable to the Company in respect of such Account by the Account Debtor was made other than in accordance with the terms of the applicable License Agreement;

     (l) such Account is not a genuine, bona fide obligation of the Account Debtor or is not valid, binding and enforceable against the Account Debtor in accordance with its terms; or

     (m) such Account is evidenced by any note, draft, trade acceptance or other instrument for the payment of money which has not been delivered in pledge to the Agent (endorsed in a manner acceptable to the Agent).

     "Employee Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA, which is maintained for, or contributions are made on behalf of, employees of any Credit Party, and any ERISA Affiliate, other than a Multiemployer Plan.

     "Employment Agreements" shall mean and include the written employment agreement dated as of May 26, 1993, between the Company and David B. Cornstein, the written employment agreement dated as of January 3, 1995 between the Company and Arthur E. Reiner, and the letter agreement dated April 18, 1997 by the Parent in favor of Joseph M. Melvin, and each other written employment agreement between the Company and any other full time employee of the Company in effect at any time, as each may be amended, modified, supplemented, restated, renewed, replaced or extended from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

     "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Hazardous Material or any substance, chemical, material, pollutant, contaminant, odor or audible noise in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the Facilities, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of any of the Facilities or (iii) the violation, or alleged violation by the Parent or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the Facilities, under any applicable Environmental Law.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous
Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. ss. 300(f), et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous future federal, or any analogous present or future, and applicable, state or local, statutes and regulations promulgated pursuant thereto, or any other federal, state or local statute, ordinance or regulation which regulates or creates liability with respect to a Hazardous Material.

     "Equipment" shall mean all of the equipment (as defined in the UCC) of the Credit Parties, including, without limitation, machinery, data processing hardware and software, furniture, fixtures, office equipment and other tangible personal property of the Credit Parties, and all accessions, accretions, and additions to Equipment, and all other component and auxiliary parts used or to be used in connection with or attached to any of the same, wherever located, whether now owned or hereafter acquired.

     "Equity Interests" shall mean capital stock and all warrants, options or other rights to acquire capital stock or that are measured by the value of capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

     "Equity Plan" shall mean the Company's Equity Participation Plan.

     "ERISA" shall mean, at any date, the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), any individual, trust, firm, partnership or joint venture that for purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any Credit Party's controlled group or is under common control with any Credit Party within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations promulgated and rulings issued thereunder.

     "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate and with respect to any Pension Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under subsection .13, .14, .15, .18, or .19 of PBGC Reg. ss. 2615), (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Benefit Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the provision of a notice of intent to terminate a Pension Benefit Plan under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Benefit Plan by the PBGC under
Section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a Lien under Section 412 of the Code or
Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or to cause the imposition of any liability on any Credit Party or any ERISA Affiliate under Title IV of ERISA.

     "Eurodollar Advance" shall mean the portion of any Revolving Advance designated to bear interest based upon the Adjusted Eurodollar Rate as provided in Section 2 of this Agreement.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Advance for any Interest Period, the average (mean) of the four rates (rounded upward, if necessary, to the nearest 1/16 of 1%), reported from time to time by Telerate News Service (or such other number of rates as such service may from time to time report), at which foreign branches of major U.S. banks offer U.S. dollar deposits to other banks for amounts and in funds comparable to the principal amount of the Eurodollar Advance requested by the Company for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply in the London (England) interbank market at approximately 11:00 a.m. London setting time, on the third full Eurodollar Business Day next preceding such Interest Period, subject, however, to the provisions of Section 2.11 hereof. If such interest rates cease to be available from Telerate News Service, the Eurodollar Rate will be determined from such financial reporting service or other information as would be mutually acceptable to the Company and the Agent. The term "Eurodollar Business Day" means a business day on which banks generally in the city of London (England) are open for interbank or foreign exchange transactions.

     "Events of  Default"  shall  have the  meaning  set forth in  Section  10.1 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Claims" shall have the meaning set forth in Section 2.12(c) hereof.

     "Excluded Taxes" shall mean franchise taxes and taxes upon or determined by reference to any Lender's net income, in each case, imposed by the United States of America or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which the Initial Eurodollar Office or other branch of any Lender is located, is resident or in which any Lender is organized or has its principal or registered office (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by any subdivision thereof).

     "Facilities" shall mean real property owned, operated or leased by any Credit Party.

     "Federal Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

     "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Agent.

     "Fee Letter" shall mean that certain letter agreement dated July 8, 1997 between GE Capital and the Company.

     "Financial Statements" shall have the meaning set forth in Section 5.2(b) hereof.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

     "First Amendment" means Amendment No. 1, dated June 15, 1995, to the Original Credit Agreement as amended and restated on March 28, 1995.

     "First Sonab Intercompany Note" shall mean the demand promissory note dated October 28, 1994 by Sonab to the order of the Company in the principal amount of $12,000,000 together with any replacement or substitution thereof and any amendment or modification thereof, in each case as permitted by the terms hereof.

     "First Supplemental Indentures" shall mean, collectively, the Parent's First Supplemental Indenture and the Company's First Supplemental Indenture.

     "Fiscal Year" shall mean, with respect to the Parent and its consolidated Subsidiaries, each annual accounting period which begins on the day immediately following the end of the preceding period and ends on the Saturday closest to January 31 of each year.

     "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) the excess, if any, of (i) EBITDA of the Parent and its Subsidiaries for such period over the sum of (x) the amount of cash applied by the Parent to the payment of income taxes of the Parent and its Subsidiaries in respect of such period, whether directly or pursuant to the Tax Allocation Agreement plus (y) the amount of Capital Expenditures made by the Parent and its Subsidiaries during such period to (b) the sum of (i) Cash Interest Expense for such period, plus (ii) the amount of payments of principal on Indebtedness for Borrowed Money, including, without limitation, Capitalized Lease Obligations, scheduled to be made during such period excluding payments of principal on the Revolving Loan or in respect of reimbursement of Letters of Credit (or guaranties thereof), plus (iii) dividends paid in cash by the Parent during such period.

     "Foreign Accounts" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by the Foreign Subsidiaries and shall include amounts payable to the Foreign Subsidiaries under License Agreements as provided in the second paragraph of the definition of Foreign Eligible Receivables.

     "Foreign Eligible Inventory" shall mean such of the Foreign Inventory (valued at the lower of cost (on a specific identification basis) and current market value) of the Foreign Subsidiaries which is subject to no Lien (other than in favor of the Agent or otherwise permitted by the Loan Documents) and which the Agent, in its sole discretion, shall deem eligible, less such reserves as the Agent, in its sole discretion, shall from time to time deem appropriate and shall exclude, in any event, the categories of Foreign Inventory deemed ineligible as set forth on the Borrowing Base Certificate delivered by the Company on the Closing Date. The Agent does not intend to treat an item of Foreign Inventory as eligible if any warranty or representations contained in any of the Loan Documents applicable either to Foreign Eligible Inventory in general or to any such specific Foreign Inventory has been breached with respect to such Foreign Inventory.

     "Foreign Eligible Receivables" shall mean (A) amounts payable to the Foreign Subsidiaries, whether or not due, under the License Agreements, including, without limitation, at any time during any calendar month (or other relevant calculation period under a License Agreement), amounts which, based on gross sales in accordance with the terms of the License Agreements, the Foreign Subsidiaries have calculated will become due and payable to the Foreign Subsidiaries under the License Agreements as of the end of such calendar month (or other relevant calculation period under a License Agreement), in each case, less (B) (a) all amounts payable by the Foreign Subsidiaries (by set-off or otherwise), whether or not due, under the License Agreements, including, without limitation, at any time during any calendar month (or other relevant calculation period under a License Agreement), all amounts which, based on the terms of such License Agreement or otherwise, the Foreign Subsidiaries have calculated will become due and payable (by set-off or otherwise) by the Foreign Subsidiaries

(including, without limitation, by means of offset or deduction from amounts payable to the Foreign Subsidiaries under the License Agreements) as of the end of such calendar month (or other relevant calculation period under a License Agreement), such amounts payable by the Foreign Subsidiaries to include, without limitation, the percentage of sales, net sales or other amount which is withheld from the Foreign Subsidiaries by the other party thereto as a license fee, rental fee or otherwise, all amounts denominated as "Other Costs" or any similar term under any License Agreement, including, without limitation, discounts payable in respect of credit card sales, interest, carrying or service charges collected by the other party to any License Agreements, and charges payable by or charged to the Foreign Subsidiaries in respect of advertising or promotion,
(b) the amount of all sales in respect of which goods have been returned and (c) all other amounts or adjustments which, based on the License Agreements or otherwise, was or as of the end of any calendar month (or other relevant calculation period) will be deducted from amounts payable to the Foreign Subsidiaries or will be payable by the Foreign Subsidiaries under the License Agreements (the excess of (A) over (B), the "Net Amount of Foreign Eligible Receivables"), in each case, as such amounts and deductions described in clauses
(A) and (B) are set forth on the most recent Borrowing Base Certificate delivered by the Company under Section 8.1(p) hereof or pursuant to the request of the Agent, in each case, except to the extent that the Agent has determined that any amount payable to the Foreign Subsidiaries under any one or more License Agreements is not a Foreign Eligible Receivable or has determined that any amount payable by the Foreign Subsidiaries should be increased, and less such reserves as the Agent shall deem appropriate.

     For the purposes of this Agreement, the term "Foreign Account" shall also include, with respect to any License Agreement, amounts described in clause (A) of this definition payable to the Foreign Subsidiaries under such License Agreement (whether or not due), less the amounts described in clauses (B)(a),
(B)(b) and (B)(c) of this definition which have been or will be deducted therefrom or will be payable by the Foreign Subsidiaries.

     Without in any way limiting the discretion of the Agent to deem or not deem any Foreign Account arising from any License Agreement as a Foreign Eligible Receivable, Agent does not currently intend to treat a Foreign Account as eligible if:

     (a) any warranty or representation contained in any of the Loan Documents applicable either to Accounts in general or to any such specific Foreign Account or related License Agreement has been breached with respect to such Foreign Account or License Agreement;

     (b) 50% or more of the outstanding Foreign Accounts from the Foreign Account Debtor which constituted Foreign Eligible Receivables at the time they arose have become, or been determined by the Agent to be, ineligible;

     (c) such Foreign Account is owed by an Account Debtor which has commenced a voluntary case under the bankruptcy or insolvency laws of any jurisdiction, or made an assignment for the benefit of creditors, or against which a decree or order for relief has been entered by a court in an involuntary case under the bankruptcy or insolvency laws of any jurisdiction, or against which any other petition or other application for relief under the bankruptcy or insolvency laws of any jurisdiction has been filed, or which has suspended business or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs (except that such a Foreign Account shall not be deemed ineligible under this clause (c) if the Agent, in its discretion, deems such Foreign Account as not ineligible or to the extent that and only so long as the Account Debtor on such Foreign Account shall have a debtor-in-possession credit facility or other credit support, in each instance satisfactory to the Agent, to assure timely payment of such Foreign Account and such Foreign Account (to the extent not covered by credit insurance) shall constitute a post-petition claim against such Account Debtor);

     (d) any amount payable in respect of such Foreign Account is more than 60 days past due;

     (e) the License Agreement under which such Foreign Account arises has been terminated (or notice of termination given) or is otherwise not in full force or effect (or, if not in effect because such License Agreement has been approved as an acceptable arrangement by the Agent, if the Agent's approval has been rescinded), the Foreign Subsidiaries or the licensor thereunder is in material default under such License Agreement, or the licensor under such License Agreement is entitled to withhold amounts which may be withheld only upon default by the Foreign Subsidiaries thereunder;

     (f) the Account Debtor is an affiliate or employee of the Parent or any of its Subsidiaries;

     (g) such Foreign Account is subject to any claim or dispute by the Account Debtor, in which event such Foreign Account will be deemed ineligible to the extent of such claim or dispute;

     (h) such Foreign Account may become subject to any setoff (not already taken into account in clauses (B)(a), (B)(b) or (B)(c) of this definition) by the Account Debtor, in which event such Foreign Account will be deemed ineligible to the extent of such setoff;

     (i) such Foreign Account is not owned by the Foreign Subsidiaries free and clear of all Liens, claims, defenses or rights of others except any Liens granted to the Agent pursuant to the Loan Documents or otherwise permitted hereunder;

     (j) any sale taken into account in determining the amount payable to the Foreign Subsidiaries in respect of such Foreign Account by the Account Debtor was made other than in accordance with the terms of the applicable License Agreement;

     (k) such Foreign Account is not a genuine, bona fide obligation of the Account Debtor or is not valid, binding and enforceable against the Account Debtor in accordance with its terms; or

     (l) such Foreign Account is evidenced by any note, draft, trade acceptance or other instrument for the payment of money which has not been delivered in pledge to the Agent (endorsed in a manner acceptable to the Agent).

     "Foreign Inventory" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease in the ordinary course of business, in the custody or possession, actual or constructive, of the Foreign Subsidiaries, or in transit to the Foreign Subsidiaries, including such inventory as is on consignment to third party consignees, leased to customers of the Foreign Subsidiaries, or otherwise temporarily out of the custody or possession of the Foreign Subsidiaries excluding any Consignment Inventory.

     "Foreign Lender" shall mean any Lender which is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code).

     "Foreign Subsidiary" shall mean a Subsidiary of the Parent organized under the laws of a country other than the United States or any State thereof except for the purposes of Borrowing Base calculations, Foreign Subsidiaries shall mean those subsidiaries in existence on the Closing Date.

     "Fourth Amendment Agreement" shall mean Amendment No. 4 to the Original Credit Agreement dated as of October 28, 1994.

     "Fourth Amendment Effective Date" shall have the meaning set forth in the Fourth Amendment Agreement.

     "GAAP" shall mean, for the Parent or any of its Subsidiaries, generally accepted accounting principles in the United States of America, consistent with those applied in the preparation of the financial statements of the Parent and its Subsidiaries from time to time; provided, however, that for the purposes of determining compliance with the financial covenants contained in Section 8.17 hereof (and the definitions contained herein to the extent employed in determining such compliance) only, GAAP shall mean such accounting principles as in effect and as applied on the Closing Date.

     "GE Capital" shall have the meaning set forth in the preamble to this Agreement.

     "Gelbfarb Service Agreement" shall mean the Service Agreement dated October 28, 1994 between Sonab and Bernard Gelbfarb, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

     "Gold Consignment Agreement" shall mean the Gold Consignment Agreement dated as of June 15, 1995 between the Company and Rhode Island Hospital Trust

National Bank, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

     "Gold Consignment Documents" shall mean and include the Gold Consignment Agreement and each of the Consignment Documents (as defined therein) other than the Intercreditor Agreement, in each case, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in
Section 9.12 hereof; provided that the Gold Consignment Documents shall be subject at all times to the terms and provisions of the Intercreditor Agreement.

     "Guarantor" shall mean, at any time, the Company, each present or future direct and indirect Subsidiary of the Company, or other Person, in any case, which shall have executed and delivered a Guaranty as of such time.

     "Guaranty"  shall mean any  guaranty  executed  and  delivered  pursuant to
Section 4.8 hereof, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Guaranty Obligations" shall mean the obligations of any Guarantor under the Loan Documents to which such Guarantor is a party.

     "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous or toxic waste, substance or material, as defined in or regulated by any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

     "Hedge Agreements" shall mean and include (i) interest rate swap agreements, currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to hedge against fluctuations in interest rates or foreign exchange rates and (iii) precious metal options and futures contracts and other precious metal hedging obligations.

     "Indebtedness" of any Person shall mean all items which, in accordance with GAAP, would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined and, in any event, shall include (without limitation and without duplication):

          (i) all trade accounts payable of such Person;

          (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed;

          (iii) all Contingent Obligations of such Person;

          (iv) letters of credit issued for the account of such Person or an Affiliate thereof, and all obligations of such Person relating thereto;

          (v) all obligations (other than obligations to pay fees in connection therewith) of such Person in respect of Hedge Agreements; and

          (vi) all obligations of such Person under the Gold Consignment Documents, whether or not due; provided that if in accordance with GAAP any such obligations under the Gold Consignment Documents would not be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person, then for purposes of the calculation of the financial covenants in Section 8.17 hereof, such excluded obligations shall not constitute "Indebtedness".

     "Indebtedness for Borrowed Money" of any Person shall mean all Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of such Person (including in the event that any obligations of such Person under the Gold Consignment Documents would, in accordance with GAAP, be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person, such obligations under the Gold Consignment Documents), all obligations of such Person for the deferred and unpaid purchase price of any property, service, or business (other than trade accounts payable incurred in the ordinary course of business and constituting Current Liabilities and other than Hedge Agreements), and all obligations of such Person under Capitalized Lease Obligations and finance leases.

     "Indemnification Agreements" shall mean, collectively, each of the Indemnification Agreements among the Borrowers, and each of their (and their Subsidiaries') respective directors and executive officers, substantially in the form of Exhibit B attached hereto, as each may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

     "Indemnified Party" shall have the meaning set forth in Section 2.12 (c) hereof.

     "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal

Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

     "Initial Eurodollar Office" shall mean, for any Lender, the branch or affiliate of such Lender designated as the Initial Eurodollar Office of such Lender in Exhibit A hereto.

     "Initial License Expense" shall mean any franchise or other fee or other expense paid in cash by the Company or a Foreign Subsidiary as consideration for the initial granting of a license under a License Agreement.


     "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of June 15, 1995 between the Agent and Rhode Island Hospital Trust National Bank and acknowledged by the Company, as amended, modified or supplemented from time to time in accordance with its terms.

     "Interest Expense" shall mean, with respect to any Person for any period, the interest expense (whether cash or accretion) of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed Money (including with respect to the Company, in the event that the obligations and liabilities of the Company under the Gold Consignment Documents would, in accordance with GAAP, be included in determining total liabilities of the Company as shown on the liability side of a balance sheet of the Company, "Daily Consignment Fees" as such term is defined in the Gold Consignment Agreement as in effect on the date of execution thereof) and payments under Hedge Agreements that are designed to hedge against fluctuations in interest rates and shall exclude the write off of deferred financing fees.

     "Interest Payment Date" shall mean, with respect to each Eurodollar Advance, the last day of the Interest Period for such Eurodollar Advance; provided, however, that with respect to each Interest Period for any Eurodollar Advance of a duration of more than three months, interest shall be payable at three-month intervals and on the last day of such Interest Period.

     "Interest Period" shall mean, with respect to each Eurodollar Advance, initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to such Eurodollar Advance and ending one, two, three or (if available) six months thereafter, as selected by a Borrower; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Advance and ending one, two, three or (if available) six months thereafter, as selected by a Borrower; provided, however, that no Interest Period may be selected for a Eurodollar Advance which expires later than the Maturity Date; provided, further, that any Interest Period in respect of a Eurodollar Advance which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month. Notwithstanding the above, all Interest Periods shall be adjusted in accordance with Section 12.11 hereof. "Inventory" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease in the ordinary course of business, in the custody or possession, actual or constructive, of the Company, or in transit to the Company, including such inventory as is on consignment to third party consignees, leased to customers of the Company, or otherwise temporarily out of the custody or possession of the Company excluding any Consignment Inventory.

     "Investment" shall have the meaning set forth in Section 9.4 hereof.

     "Issuing Bank" shall mean and include each Issuing Lender and each Issuing Non-Lender Bank.

     "Issuing Lender" shall mean (i) GE Capital (as to issuance of L/C Indemnity Agreements treated as Letters of Credit under Article 2A), and (ii) any Lender which issues a Letter of Credit pursuant to Article 2A hereof.

     "Issuing Non-Lender Bank" shall mean any commercial bank (other than a Lender) which shall be selected by the Agent and which has issued a Letter of Credit.

     "L/C Indemnity Agreement" shall mean an indemnity agreement, in form and substance satisfactory to GE Capital, by GE Capital in favor of an Issuing Non-Lender Bank with respect to Letters of Credit issued by such Issuing Non-Lender Bank for the account of the Company. Unless otherwise specified herein, the term Letter of Credit, when used in this Agreement shall include an L/C Indemnity Agreement and GE Capital shall for such purpose be deemed to be the Issuing Lender with respect to such Letter of Credit.

     "Land" shall have the meaning set forth in the definition of Real Estate herein.

     "Landlord's Certificate" shall have the meaning set forth in Section 4.3 hereof.

     "Lease" shall mean each lease or sublease of real property existing on the date hereof under which any Credit Party is the lessee or sublessee and each future lease or sublease of real property under which any Credit Party is the lessee or sublessee; provided, however, that in no event shall the term "Lease" be deemed to include any License Agreement. The exclusion of License Agreements from the defined term "Lease" shall not be construed as an admission, determination or opinion of the Agent or any Lender that the License Agreements are not leases or executory contracts for the purposes of Section 365 of the Federal Bankruptcy Code.

     "Leasehold Mortgage" shall hav the meaning set forth in Section 4.4(a)(ii) hereof.

     "Lee/Desai Group" shall mean THL Equity Holding Corp., a Massachusetts corporation and Equity-Linked Investors, L.P. and Equity-Linked Investors-II (together with their respective successors and assigns). "Lee/Desai Investment" shall mean a $30,000,000 investment by the Lee/Desai Group in the Parent made in 1993.

     "Lender" and "Lenders" shall have the respective meanings set forth in the preamble to this Agreement.

     "Lender Debt" shall mean and include all Revolving Advances (including Swing Line Advances), Letter of Credit Obligations, and all other Indebtedness (including, without limitation, Additional Indebtedness) owing at any time by any Credit Party to the Agent or any one or more of the Lenders (including, without limitation, all principal, interest, fees, indemnities, costs, charges and other amounts payable under the Loan Documents) arising under or in connection with this Agreement, the Notes, any Security Document, any of the other Loan Documents, any Guaranty in favor of the Agent or any one or more of the Lenders, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon.

            "Letter of Credit" shall mean any trade or performance letter of credit issued for the account of the Company under the terms of this Agreement and shall include any L/C Indemnity Agreement issued by GE Capital under this Agreement. For purposes of this Agreement and the other Loan Documents, any bankers acceptance accepted pursuant to a Letter of Credit shall, until paid by the applicable Issuing Bank, be deemed to constitute a trade or performance Letter of Credit in the undrawn amount at any time equal to the amount of such bankers acceptance at such time and any such payment by such Issuing Bank shall, until such payment is reimbursed by the Company, constitute a drawing under a Letter of Credit.

     "Letter of Credit Agreement" shall mean an application and agreement with respect to the issuance of a Letter of Credit, in form and substance satisfactory to the applicable Issuing Bank, the Company and the Agent.

     "Letter of Credit  Cash  Collateral"  shall have the  meaning  set forth in
Section 3.1(a) hereof.

     "Letter of Credit Obligations" shall mean and include at any time (i) the undrawn and available amount of Letters of Credit at such time, (ii) the unreimbursed amount of drawings under Letters of Credit at such time and (iii) (without duplication) the unreimbursed amounts of payments made under L/C Indemnity Agreements at such time.

     "Leverage Ratio" shall mean, as of the end of any period, the ratio of (a) the aggregate principal amount of all Indebtedness for Borrowed Money of the Parent and its Subsidiaries as of the end of such period to (b) EBITDA of the Parent and its Subsidiaries, for such period.

     "License Agreement" shall mean an agreement (or an arrangement not in writing which has been described by the Company in writing to the Agent and approved by the Agent in writing) between the Company or a Foreign Subsidiary and another Person (which is not an Affiliate of the Company), whether entered into prior to or after the Closing Date, granting to the Company or a Foreign Subsidiary the right to operate a fine jewelry department in an establishment owned or operated by such Person, in the form as in effect on the Closing Date or as amended, modified, extended or supplemented in accordance with the terms thereof and hereof. If a License Agreement which is an approved arrangement as of the Closing Date is memorialized in a writing signed by the licensor after the Closing Date, it shall be deemed entered into and effective as of the Closing Date. The failure of the Company to obtain the written approval of the Agent for an Unapproved License Agreement, shall result in such arrangement not constituting a License Agreement hereunder (including, without limitation, for the purpose of the definition of Eligible Receivables and Foreign Eligible Receivables) but shall not be a Default hereunder.

     The Agent reserves the right to withdraw at any time its approval with respect to any License Agreement which is not evidenced by a written agreement and immediately upon such withdrawal of its approval of such arrangement, such arrangement shall cease to constitute a License Agreement for purposes of this Agreement.

     "Lien" shall mean any lien, mortgage, pledge, security interest or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing. For the purposes of this Agreement, a Credit Party shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holder of Indebtedness of such Credit Party (or any agent or trustee of such holder) which Indebtedness is deemed to be extinguished under GAAP but for which such Credit Party or trust remains legally liable, and such trust shall be deemed to be a Lien.

     "Loan" shall mean the Revolving Loan.

     "Loan Documents" shall mean this Agreement, each Security Document, each Guaranty, the Notes, each Letter of Credit Agreement and each L/C Indemnity Agreement, each Borrower's Certificate, each Borrowing Base Certificate, each Landlord's Certificate, each Collecting Bank Agreement, the Fee Letter, and each other document or instrument now or hereafter delivered to the Agent or any Lender pursuant to or in connection herewith or therewith.

     "Long Term Incentive Plan" shall mean the Long Term Incentive Plan of the Parent, as amended, modified, supplemented, restated, renewed or replaced from time to time in accordance with its terms and the terms hereof, which shall include the 1997 Long Term Incentive Plan of the Parent.

     "Majority Lenders" shall mean, at any time, (a) in the event there are at least two or more Lenders at such time, at least two Lenders having at least fifty-one percent (51%) of the amount of the Aggregate Revolving Commitments of the Lenders at such time or (b) in the event there is only one Lender at such time, such Lender having one hundred percent (100%) of the amount of the Aggregate Revolving Commitments at such time.

     "Management Agreements" shall mean, collectively, (i) the management agreement dated as of May 26, 1993 between the Parent, the Company and Thomas H. Lee Capital, LLC (as assignee of Thomas H. Lee Company) and (ii) the management agreement dated as of May 26, 1993 between the Parent, the Company and Desai Capital Management Incorporated, as each may be amended, modified, or supplemented from time to time in accordance with its terms and the terms hereof.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Parent and its Subsidiaries, taken as a whole, (ii) the Parent's, the Company's and their Subsidiaries' collective ability to pay the Lender Debt in accordance with the terms thereof or (iii) the Agent's Lien on any material portion of the Collateral or the priority of any such Lien.

     "Maturity Date" shall mean March 11, 2003.

     "Maximum Lawful Rate" shall have the meaning set forth in Section 2.18(a) hereof.

     "Maximum Permissible Rate" shall have the meaning set forth in Section 2.18(b) hereof.

     "Mortgage" shall have the meaning set forth in Section 4.4(a)(i) hereof.

     "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in Section 4001(a)(3) in ERISA) maintained or contributed to for employees of (i) the Parent or any of its Subsidiaries; (ii) any Credit Party; or (iii) any ERISA Affiliate.

     "Net Amount of Eligible Receivables" and "Net Amount of Foreign Eligible Receivables" shall have the meanings set forth in the definition of "Eligible Receivables" and "Foreign Eligible Receivables" contained herein, respectively.

     "Net Cash Proceeds" shall mean, with respect to any transaction, (i) cash (freely convertible into U.S. dollars) received by a Credit Party from such transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or anticipation of such transaction), after (a) provision for all income, title, recording or other taxes measured by or resulting from such transaction, (b) payment of all brokerage commissions, reasonable investment banking and legal fees and other fees and expenses related to such transaction, (c) deduction of appropriate amounts to be provided by such Credit Party as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such transaction and retained by such Credit Party after such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such transaction and (d) amounts paid to satisfy Indebtedness (other than any Lender Debt) which are required to be repaid in connection with any such transaction and (ii) promissory notes received by such Credit Party from such transaction or such other disposition upon the liquidation or conversion of such notes into cash.

     "Notes" shall mean and include each of the Revolving Notes and the Swing Line Note.

     "Original Credit Agreement" shall have the meaning set forth in the first "WHEREAS" clause to this Agreement.

     "Other Taxes" shall hav the meaning set forth in Section 2.22(c) hereof.

     "Parent" shall have the meaning set forth in the preamble to this Agreement.

     "Parent's First Supplemental Indenture" shall mean the First Supplemental Indenture to the Debenture Indenture, dated as of October 28, 1994, between the Parent and Marine Midland Bank, as trustee.

     "Parent's Second Supplemental Indenture" shall mean the Second Supplemental Indenture to the Debenture Indenture, dated as of July 14, 1995, between the Parent and Marine Midland Bank, as trustee.

     "Parent Revolving Credit Facility Sublimit Commitment" shall mean, at any time, an amount equal to $25,000,000 plus any Net Cash Proceeds hereafter received by Parent from the issuance of Equity Interests, to the extent that such Proceeds are used to prepay the Revolving Loan pursuant to Section 3.2(f) hereof, as such amount may from time to time be reduced pursuant to Section 2.5 hereof.

     "Parent's Revolving Loan" shall mean, at any time, the outstanding principal balance of all Revolving Advances made by the Lenders to the Parent.

     "Payment Account" shall have the meaning set forth in Section 2.4(c) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereof under ERISA.

     "PCBs" shal have the meaning set forth in the definition of Contaminant herein.

     "Pension Benefit Plan" shall mean any Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA).

     "Percentage Sales Increase" shall have the meaning set forth in Section 9.4(k) hereof.

     "Permits" shall mean any permit, approval, authorization, license or variance required from a governmental authority having jurisdiction under an applicable Environmental Law.

     "Person" shall mean an individual, trust, firm, partnership, limited liability company, corporation (including business trust), unincorporated association, joint venture, government or any political subdivision or agency thereof or any other form of public, private or governmental entity or authority.

     "Pledge Agreement" shall have the meaning set forth in Section 4.1(a) hereof.

     "pro rata" shall mean, with respect to each Lender, a percentage equal to the ratio that the Revolving Commitment of such Lender bears to the Aggregate Revolving Commitments of all Lenders.

     "Proceeds" shall have the meaning set forth in Section 8.22 hereof.

     "Real Estate" shall mean all of those plots, pieces or parcels of land now owned or hereafter acquired by the Company and its Domestic Subsidiaries or any interest therein (the "Land"), including, without limitation, those listed on
Schedule 11.5 hereto and more particularly described in the Mortgages, together with the right, title and interest of the Company and its Domestic Subsidiaries, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, awards from any condemnation or eminent domain proceedings and insurance proceeds resulting from any casualty or other damage to the buildings and other improvements on the Land, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights, together with all of the buildings and other improvements now or hereafter erected on the Land, all fixtures and all additions thereto and substitution and replacement thereof.

     "Reference Date" shall have the meaning set forth in Section 5.2(a) hereof.

     "Registration Rights Agreement" shall mean the registration rights agreement dated as of May 26, 1993 among the Parent, certain existing holders of the common stock of the Parent and the Lee/Desai Group, as such may be amended, modified, supplemented, restated, renewed or replaced from time to time in accordance with its terms and the terms hereof. "Regulation D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Reiner Employment Agreement" shall mean the Employment Agreement dated as of January 3, 1995 (as originally in effect or as amended in accordance with its terms and the limitations set forth in Section 9.12 hereof) among Arthur E. Reiner, the Company and the Parent.

     "Related Party" shall mean with respect to any Person (i) any controlling stockholder, general or limited partner, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Person or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other persons referred to in the immediately preceding clause (i), and with respect to the Parent, "Related Party" shall include any full-time employee of the Thomas H. Lee Company.

     "Release" shall mean any releasing, spilling, escaping, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, leaching, disposing or dumping. The meaning of the term shall also include any threatened Release.

     "Remedial Action" shall mean all actions required by any
Environmental Law to (1) clean up, remove, treat or dispose of Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release or minimize the further Release of Hazardous Materials so they do not migrate or otherwise endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (1) and (2).

     "Reportable Event" shall have the meaning set forth in Section 8.12 (b)(i) hereof.

     "Revolving Advance" shall have the meaning set forth in Section 2.1(a) hereof and shall include, except where the context otherwise requires, Swing Line Advances.

     "Revolving Commitment" as to any Lender shall have the meaning set forth in
Section 2.2(b) hereof.

     "Revolving Credit Facility" shall mean, collectively, the facilities provided by the Lenders and the Issuing Banks to the Borrowers hereunder to make Revolving Advances (including Swing Line Advances) and to provide Letters of Credit and L/C Indemnity Agreements.

     "Revolving Credit Facility Commitment" shall mean, at any time, an amount equal to $175,000,000 or such lesser amount after giving effect to each reduction of the Revolving Credit Facility Commitment pursuant to Section 2.5 hereof.

     "Revolving Loan" shall have the meaning set forth in Section 2.1(a) hereof.

     "Revolving Note" and "Revolving Notes" shall have the respective meanings set forth in Section 2.3(a) hereof.

     "Revolving Sublimit Commitment" as to any Lender shall have the meaning set forth in Section 2.2(b) hereof.

     "Second Sonab Intercompany Note" shall mean the demand promissory note dated October 28, 1994 by Sonab to the order of the Company in the principal amount of $33,000,000 together with any replacement or substitution thereof and any amendment or modification thereof, in each case as permitted by Section 9.12 hereof.

     "Second Supplemental Indentures" shall mean, collectively, the Parent's Second Supplemental Indenture and the Company's Second Supplemental Indenture.

     "Security  Agreement"  shall have the  meaning  specified  in  Section  4.3 hereof.

     "Security  Documents"  shall have the  meaning  specified  in  Section  4.3 hereof.

     "Senior Note Indenture" shall mean the indenture dated as of May 26, 1993 between the Company and Marine Midland Bank, N.A., as trustee under which the Senior Notes were issued, as such indenture is in effect on the Closing Date, as supplemented by the Company's First Supplemental Indenture and the Company's Second Supplemental Indenture.

     "Senior Notes" shall mean the Company's 10-5/8% Senior Notes due 2003.

     "Shareholders Agreement" shall mean the stockholders' agreement dated as of May 26, 1993 among the Parent and certain existing holders of the common stock of the Parent, as such may be amended, modified, supplemented, restated, renewed or replaced from time to time in accordance with its terms and the limitations set forth in Section 9.12 hereof.

     "Solvent" and "Solvency" shall mean, with respect to any Person on a particular date, that on such date,

     (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; and

     (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and

     (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and

     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "Sonab" shall mean Societe Nouvelle D'Achat De Bijouterie - S.O.N.A.B., a French societe en nom collectif.

     "Sonab Acquisition" shall mean the purchase by Sonab Holdings and Sonab International of all the outstanding capital stock of Sonab and such other related transactions effected pursuant to the Sonab Acquisition Documents.

     "Sonab Acquisition Documents" shall mean the Sonab Share Purchase Agreement and such other documents executed and delivered in connection therewith (including, without limitation, the Sonab Intercompany Notes and the Gelbfarb Service Agreement), in each case as in effect on the Fourth Amendment Effective Date, as amended, modified or supplemented from time to time in accordance with the terms thereof and the limitation set forth in Section 9.12 hereof.

     "Sonab Holdings" shall mean Sonab Holdings, Inc., a Delaware corporation.

     "Sonab Intercompany Notes" shall mean, collectively, the First Sonab Intercompany Note and the Second Sonab Intercompany Note.

     "Sonab International" shall mean Sonab International, Inc., a Delaware corporation.

     "Specified Default" shall mean an Event of Default under Sections 10.1(a), including, without limitation, by virtue of any payment required under Sections
3.1 or 3.2 hereof, 10.1(b),  10.1(d),  10.1(f),  10.1(g), 10.1(h) (to the extent such Event of Default involves a judgment of $5,000,000 or more), 10.1(j), 10.1(k) or 10.1(l) hereof or, to the extent arising from a Default under Section 8.1(c), Section 8.1(g), Section 8.1(p), Section 8.6 (to the extent such Default involves the maintenance of existence of the Company or the Parent), Section 8.17, Section 8.22, any one or more of Sections 9.1 through 9.9 inclusive, 9.12,
9.14 or 9.20 hereof.

     "Subsidiary" of any Person shall mean any corporation or other business entity of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and/or one or more of its Subsidiaries. The use of the term Subsidiary in the phrase Parent and its Subsidiaries on a consolidated basis, or the like, shall only include Subsidiaries whose accounts or financial reports are consolidated with Parent in accordance with GAAP, and in any event shall include the Company.

     "Supervisory Policy" shall have the meaning set forth in Section 9.4(b) hereof.

     "Swing Line Advance" has the meaning assigned to it in Section 2.1(c)(i).

     "Swing Line Availability" has the meaning assigned to it in Section 2.1(c)(i).

     "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans in the amount of up to $15,000,000, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.

     "Swing Line Lender" shall mean GE Capital.

     "Swing Line Loan" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

     "Swing Line Note" has the meaning assigned to it in Section 2.1(c) (ii).

     "Tax Allocation Agreement" shall mean the tax allocation agreement dated as of November 1, 1992 between the Parent and the Company, as such may be amended, modi fied or supplemented from time to time in accordance with its terms and the terms hereof.

     "Taxes" shall have the meaning set forth in Section 2.22(a) hereof.

     "Trademark, Patent and Copyright Security Agreement" shall have the meaning set forth in Section 4.2 hereof.

     "UCC" shall mean the Uniform  Commercial Code (or any successor statute) of
(i) the State of New York and (ii) each other state to the extent the Uniform Commercial Code of which is required by Section 9-103 of the UCC of New York to be applied in connection with the perfection of a security interest in favor of the Agent hereunder or under any Security Document.

     "U.S. dollars" and "$" shall mean lawful currency of the United States of America.

     "UCP" shall have the meaning set forth in Section 2A.9 hereof.

     "Unapproved License Agreement" shall mean an unwritten arrangement (not yet approved in writing by the Agent or as to which the approval of the Agent has been withdrawn) between the Company or a Foreign Subsidiary and another Person, granting to the Company or a Foreign Subsidiary the right to operate a fine jewelry department in an establishment owned or operated by such Person.

     "Written   Notice"  and  "in  writing"  shall  mean  any  form  of  written communication or a communication by means of telex, telecopier device, telegraph or cable.

     ss. 1.2. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. Each term defined in the UCC of the State of New York and used herein shall have the meaning given therein unless otherwise defined herein.

     ss. 1.3. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including," the words "to" and "until" each shall mean "to but excluding" and the word "through" shall mean "to and including."

     ss. 1.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed, as to a specified Person, in accordance with GAAP.

     ss. 1.5. OTHER PROVISIONS REGARDING DEFINITIONS. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in this Section 1, references to an "Exhibit," "exhibit," "Schedule" or "schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement and references to a "section" or "Section" are, unless otherwise specified, to one of the sections of this Agreement.

     (c) The term "or" is not exclusive.

     SECTION 2. AMOUNT AND TERMS.

     ss. 2.1. REVOLVING ADVANCES; SWING LINE FACILITY. (a) Each of the Lenders severally agrees to lend to the Borrowers, subject to and upon the terms and conditions herein set forth, at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's pro rata share, as determined under Section 2.4(c) hereof, of such borrowings as may be requested or be deemed requested by the Borrowers in accordance with the terms of this Agreement (each such borrowing, a "Revolving Advance" and the outstanding principal balance of all Revolving Advances (including Swing Line Advances) from time to time, the "Revolving Loan"), subject to the limitations contained in
Section 2.2 hereof.

     (b) Each Revolving Advance shall be in an amount equal to $100,000 or any integral multiple of $100,000 and shall be made on the date specified in the Written Notice as described in Section 2.4(a) hereof; provided, however, that if the Company shall be deemed to request a Revolving Advance under Section 2A.4 hereof, no notice of a borrowing by the Company shall be necessary and such Revolving Advance shall be in the amount of the reimbursement obligation of the Company for the drawing made under the Letter of Credit for which such Revolving Advance is deemed requested. Each Revolving Advance shall be either a Base Rate Advance or a Eurodollar Advance, or a combination thereof, as the applicable Borrower shall request, subject to and in accordance with the provisions of this Agreement. Any portion of a Revolving Advance which shall be a Eurodollar Advance shall be in an amount equal to $1,000,000 or any greater integral multiple thereof.

     (c) Swing Line Facility. (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Written Notice requesting a Revolving Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Maturity Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the aggregate Borrowing Base less the outstanding balance of the Revolving Loan and Letter of Credit Obligations at such time ("Swing Line Availability"). Until the Maturity Date, Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(c). Each Swing Line
Advance shall be made pursuant to a Written Notice of Revolving Advance delivered to Agent by a Borrower in accordance with Section 2.4(a) hereof. Those notices must be given no later than 12:00 noon (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Base Rate Advance and a Revolving Advance. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

     (ii) Each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. The note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 2.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon. The entire unpaid balance of the Swing Line Loan and all other non-contingent Lender Debt shall be immediately due and payable in full in immediately available funds on the Maturity Date if not sooner paid in full.

     (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion (but no less frequently than once per week), may on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Advance to such Borrower (which shall be a Base Rate Advance) in an amount equal to such Lender's pro rata share of the principal amount of such Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Section 10 shall have occurred (in which event the procedures of this Section shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Advance are then satisfied, each Lender shall disburse directly to Agent, its pro rata share of a Revolving Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the date such notice is given. The proceeds of such Revolving Advances shall be immediately paid to the Swing Line Lender and applied to repay the Swing Line Loan of the applicable Borrower.

     (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Advance pursuant to Section 2.1(c)(iii), one of the events described in Section 10 shall have occurred, then, subject to the provisions of
Section 2.1(c)(v) below, each Lender will, on the date such Revolving Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its pro rata share of such Swing Line Loan. Upon request, each Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

     (v) Revolving Lenders' Obligations Unconditional. Each Lender's obligation to make Revolving Advances in accordance with Section 2.1(c)(iii) and to purchase participating interests in accordance with Section 2.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 2.1(c)(iii) or 2.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter.

     ss. 2.2. REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. (a) The aggregate unpaid principal amount of the Revolving Loan (including the Swing Line Loan) at any time, when added to the aggregate amount of Letter of Credit Obligations at such time, shall not exceed an amount (the "Borrowing Limit") equal to the lesser of (i) the Revolving Credit Facility Commitment at such time and (ii) except in the case of Revolving Advances to be made under Section 2A.4 hereof as to which this clause (ii) shall not apply to prevent such Revolving Advances (but this exception shall not limit the application of Section 3.1(a) hereof), an amount equal to the Borrowing Base at such time. Notwithstanding the foregoing: (i) except for Revolving Advances to be made under Section 2A.4 hereof, no Revolving Advance shall be made if, after giving effect to the making of such Revolving Advance, a prepayment would be required under Section 3.1(a) hereof, and (ii) no Revolving Advance shall be made to the Parent if such Revolving Advance, when added to the sum of the aggregate amount of the Parent's Revolving Loan plus the aggregate amount theretofore paid by the Company to redeem Senior Notes, would exceed the Parent Revolving Credit Facility Sublimit Commitment.

     (b) Subject to the limitations of Sections 2 and 3 hereof, the Company may borrow, repay and reborrow the Revolving Loan. The portion of the Revolving Loan to be funded by each Lender shall not exceed in aggregate principal amount at any one time outstanding, and no Lender shall have any obligation to fund its pro rata share of any Revolving Advance if, after giving effect thereto, the outstanding portions of Revolving Advances made by such Lender shall be in the aggregate in excess of, the revolving commitment amount set forth opposite such Lender's name on Exhibit A hereto for the Revolving Credit Facility Commitment, as reduced from time to time (for each Lender, its "Revolving Commitment"). The portion of the Revolving Loan to be funded by each Lender to the Parent shall not exceed in aggregate principal amount at any one time outstanding, and no Lender shall have any obligation to fund its pro rata share of any Revolving Advance to be made to the Parent if, after giving effect thereto, the outstanding portions of Revolving Advances made by such Lender to the Parent shall be in the aggregate in excess of, the revolving commitment set forth opposite such Lender's name on Exhibit A hereto for the Parent Revolving Credit Facility Sublimit Commitment, as reduced from time to time (for each Lender, its "Revolving Sublimit Commitment").

     ss. 2.3. REVOLVING NOTES. (a) The pro rata portion of the Revolving Advances made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, a promissory note issued by the Borrowers payable to the order of such Lender, in the maximum principal amount of such Lender's Revolving Commitment and in the form of Exhibit 2.3(a) hereto (together with any replacement, modification, renewal or substitution thereof, individually, a "Revolving Note" and collectively, the "Revolving Notes").

     (b) Each Revolving Note shall be dated the Closing Date and be duly completed, executed and delivered by the Borrowers and such Revolving Notes shall replace the Revolving Notes previously delivered by the Company to the Lenders in connection with the Original Credit Agreement.

     (c) Each Lender shall endorse that portion of the amount of each Revolving Advance which it has made to a Borrower and the amount of each payment or prepayment of principal thereon in the appropriate space on the grid sheet attached to the applicable Revolving Note (or so note same in its records); provided, however, that the failure of any Lender to make any such endorsement or recordation shall not in any manner affect the obligation of the applicable Borrower to repay to such Lender the portion of the Revolving Advance advanced by such Lender under the applicable Revolving Note held by such Lender. Any such endorsement or recordation shall represent conclusive evidence of the date and amount of such Lender's pro rata share of any Revolving Advance or payment or prepayment of principal thereon, absent manifest error.

     (d) Each of the Revolving Notes shall mature on the Maturity Date (or earlier as hereinafter provided), and shall be subject to payment and prepayment as provided in Sections 2 and 3 hereof.

     ss.  2.4.  NOTICE OF  BORROWING;  BORROWER'S  CERTIFICATE.  (a)  Subject to
Section 3.2(e) hereof, whenever a Borrower desires to make a borrowing of a Revolving Advance (other than the initial Revolving Advance), it shall give the Agent, at its address set forth in Section 12.4 hereof, not later than 12:00 noon (New York time), at least three (3) Business Days' prior Written Notice (or same day prior Written Notice in the case of a Revolving Advance which shall be a Base Rate Advance) from an Authorized Representative (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Advance. Each notice of borrowing under this Section 2.4(a) shall be substantially in the form of Exhibit 2.4 hereto (each a "Borrower's Certificate") and specify the date on which the applicable Borrower desires to make a borrowing of a Revolving Advance (which in each instance shall be a Business Day), the amount of such borrowing, whether such borrowing shall be a Base Rate Advance or a Eurodollar Advance or a combination thereof, and, in the case of the selection of a Eurodollar Advance, the proposed Interest Period therefor, and shall refer to the most recent Borrowing Base Certificate delivered by the Company to the Agent pursuant to
Section 8.1(p) hereof or at the request of the Agent and set forth the applicable Borrowing Base provided therein. If such notice shall be with respect to a borrowing of a Eurodollar Advance but fails to state an applicable Interest Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If (x) the applicable Borrower shall fail to state in any such notice whether such Revolving Advance shall be a Base Rate Advance or a Eurodollar Advance or (y) the Company shall be deemed to make a borrowing of a Revolving Advance pursuant to Section 2A.4 hereof, then the applicable Borrower shall be deemed to have selected a Base Rate Advance. Subject to the other provisions of this Agreement, Revolving Advances of more than one type may be outstanding at the same time; provided, however, that no more than six (6) Eurodollar Advances in the aggregate may be outstanding at any one time.

     (b) Neither Borrower shall be permitted to select a borrowing of a Eurodollar Advance in any Borrower's Certificate (x) to the extent such selection would be prohibited by Section 2.10 or Section 2.11 hereof or (y) if a Default or an Event of Default shall be in existence as of the date of selection or commencement of the applicable Interest Period.

     (c) Each Lender shall make available to the Agent such Lender's pro rata portion of the Revolving Advance to be made on the date specified in the aforementioned notice (which for purposes of Revolving Advances made pursuant to Section 2A.4 hereof shall be deemed to be the Business Day after receipt of the written or telephonic notice by the Agent to each such Lender of such borrowing) not later than 2:00 p.m. (New York time) on such specified date in U.S. dollars in immediately available funds, at the account of the Agent located at Bankers Trust Company, New York, New York, ABA Number: 021-001-

033, Account Title: GECC/CAF Depository, Account Number: 50-232-854,  Reference:
Finlay Fine Jewelry or such other account as the Agent may from time to time direct (the "Payment Account"). The portion of each Revolving Advance to be funded by each Lender shall be an amount equal to (x) the dollar amount of the Revolving Advance requested or deemed requested by the applicable Borrower under
Section 2.1(a) or 2A.4 hereof, multiplied by (y) the percentage set forth opposite such Lender's name on Exhibit A hereto for the Revolving Credit Facility Commitment.

     (d) Except for Revolving Advances made pursuant to Section 2A.4 hereof (which Revolving Advances shall be applied to the reimbursement of drawings under the Letter of Credit for which such Revolving Advance was made in accordance with such Section 2A.4 hereof), proceeds of each Revolving Advance received by the Agent shall be made available to the applicable Borrower by the Agent at such Borrower's Disbursement Account upon satisfaction of all applicable conditions.

     ss. 2.5. TERMINATION OR REDUCTION OF REVOLVING CREDIT FACILITY COMMITMENTS; REDUCTION OF PARENT REVOLVING CREDIT SUBLIMIT COMMITMENTS. (a) The Borrowers shall have the right, upon not less than three (3) Business Days' prior Written Notice to the Agent (and the Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing), to terminate the Revolving Credit Facility Commitment or, from time to time, to reduce ratably (as among the Lenders) in part the amount of the Revolving Credit Facility Commitment; provided, however, that:

          (i) any such partial reduction of the Revolving Credit Facility Commitment shall be in the aggregate amount of at least $25,000,000 (or an integral multiple of $5,000,000 in excess thereof) or following the first partial reduction under this Section 2.5(a)(i), an amount equal to
     $50,000,000 minus the amount of such first partial reduction of the Revolving Credit Facility Commitment of $25,000,000 in excess thereof and shall be accompanied by prepayment of the Revolving Loan, together with the payment of any fees, premiums, costs and charges required to be paid by the Borrowers pursuant to Section 2.12 hereof, and accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the aggregate principal amount of the sum of the Revolving Loan and the Letter of Credit Obligations then outstanding exceeds the Borrowing Limit at such time (after giving effect to such reduction in the Revolving Credit Facility Commitment); provided, however, that notwithstanding the foregoing, the Company shall not (x) reduce (except in connection with a termination) the Revolving Credit Facility Commitment by more than

     $50,000,000 in the aggregate during the term of this Agreement or (y) reduce the Revolving Credit Facility Commitment to an amount which is less than the sum of the aggregate unpaid principal balance of the then outstanding Letter of Credit Obligations;

          (ii) any termination of the Revolving Credit Facility Commitment shall be accompanied by prepayment in full of the Revolving Loan (together with all other Lender Debt) then outstanding hereunder, together with the payment of any unpaid fees owing with respect to the Revolving Credit Facility Commitment, any fees, premiums, costs and charges required to be paid by the Borrowers pursuant to Section 2.12 hereof, and accrued interest on the amount so prepaid to the date of such prepayment, together with the cancellation or termination of any outstanding Letters of Credit (or the providing of Letter of Credit Cash Collateral equal to the undrawn amount under all outstanding Letters of Credit) and the reimbursement of any unreimbursed Letters of Credit; and

          (iii) any termination of the Revolving Credit Facility Commitment while Eurodollar Advances are outstanding thereunder and any reduction thereof that reduces the amount of the Revolving Credit Facility Commitment below the principal amount of such Eurodollar Advances then outstanding thereunder may be made only on the last day of the respective Interest Periods for such Eurodollar Advances.

     (b) Upon the giving of Written Notice of termination or reduction of the Revolving Credit Facility Commitment, the amount of Revolving Advances required to be prepaid in subsection (a) above shall be due and payable on the date therein specified for such reduction or termination, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder, and the Revolving Credit Facility Commitment shall be permanently reduced pro rata among Lenders by the amount of such reduction on the date specified in such Written Notice for such reduction or termination.

     (c) Upon the sale of all or substantially all of the assets or any of the capital stock of Sonab, the Revolving Credit Facility Commitment shall be permanently reduced by $20,000,000 or such greater amount as may be agreed upon by the Majority Lenders and the Borrowers, and such reduction in the Revolving Credit Facility Commitment shall be accompanied by prepayment of the Revolving Loan, together with the payment of any fees, premiums, costs and charges required to be paid by the Borrowers pursuant to Section 2.12 hereof, and accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the aggregate principal amount of the sum of the Revolving Loan and the Letter of Credit Obligations then outstanding exceeds the Borrowing Limit at such time (after giving effect to such reduction in the Revolving Credit Facility Commitment). Notwithstanding the foregoing, any sale of any assets of Sonab (whether or not constituting all or substantially all of the assets thereof) or any capital stock of Sonab shall be subject to the requirements and restrictions contained in Section 9.5 hereof.

     (d) The Parent Revolving Credit Facility Sublimit Commitment shall be permanently reduced by the amount of any prepayment or repayment in respect of the Parent's Revolving Loan.

     ss. 2.6. INTEREST. (a) Interest on Eurodollar Advances. Except as provided in Section 2.6(c) hereof, the Borrowers shall pay interest on the unpaid principal amount of each Eurodollar Advance made to it hereunder which is outstanding from time to time, on each Interest Payment Date with respect to such Eurodollar Advance, at the date of conversion of such Eurodollar Advance (or portion thereof) to a Base Rate Advance and at maturity of such Eurodollar Advance at an interest rate per annum equal during the Interest Period for such Eurodollar Advance to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Advance, and after maturity of such Eurodollar Advance (whether by acceleration or otherwise) upon demand. Interest not paid when due shall be payable on demand.

     (b) Interest on Base Rate Advances. Except as provided in Section 2.6(c) hereof, the Borrowers shall pay interest on the unpaid principal amount of each Base Rate Advance and, to the extent due and payable, Additional Indebtedness incurred by it, in each case, which is outstanding from time to time at an interest rate per annum equal to the Base Rate in effect from time to time. Interest on Base Rate Advances shall be payable monthly in arrears on the last day of each month, upon conversion thereof to a Eurodollar Advance and at maturity (whether by acceleration or otherwise) and thereafter on demand. Interest on Additional Indebtedness shall be payable upon demand.

     (c) Default Interest. During the continuation of any Event of Default, interest on the Eurodollar Advances, Base Rate Advances and, to the extent due and payable, Additional Indebtedness, and Letter of Credit fees pursuant to
Section 2A.6(a) hereof shall accrue and be payable at a rate two percentage points (2%) in excess of the rate of interest or fee otherwise applicable to such Eurodollar Advances, Base Rate Advances, Additional Indebtedness, or Letters of Credit, as the case may be, and interest on any interest in default shall accrue and shall be payable upon demand at a rate equal to two percentage points (2%) in excess of the rate then applicable to Base Rate Advances.

     (d) Eurodollar Rate Determination. The Agent, upon determining the Eurodollar Rate and the Adjusted Eurodollar Rate for any Interest Period, shall promptly notify by telephone (confirmed promptly in writing) or in writing the Borrowers and the Lenders thereof. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers, the Agent and the Lenders.

     (e) Changes in Index Rate. After each change in the Index Rate, the Agent shall promptly notify the Borrowers and each Lender of the date of such change and the new Index Rate; provided, however, that the failure of the Agent to so notify the Borrowers or any Lender shall not affect the effectiveness of such change.

     (f) The Applicable Index Margin and Applicable Eurodollar Margin, will be 0.50% and 1.50% per annum, respectively, as of the Closing Date. The Applicable Margins will then be adjusted (up or down) prospectively on a quarterly basis as determined by Parent's consolidated financial performance for the trailing four quarters most recently then ended, commencing (such date being the "Initial Adjustment Date") on the fifth Business Day after delivery of the Parent's financial statements to Lenders for the fiscal quarter ending October 31, 1998. Adjustments in Applicable Margins will be determined by reference to the following grids:



      If Leverage             Applicable             Applicable
        Ratio is             Index Margin         Eurodollar Margin
---------------------   ---------------------  ----------------------
             >  5.00            1.00%                 2.00%
< 5.00   but >  4.25             .75%                 1.75%
< 4.25   but >  3.25             .50%                 1.50%
< 3.25   but >  2.50             .25%                 1.25%
< 2.50                           .00%                 1.00%


     All adjustments in the Applicable Margins after the Initial Adjustment Date will be implemented quarterly on a prospective basis, for each calendar month commencing after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) financial statements of the Parent evidencing the need for an adjustment. Concurrently with the delivery of those financial statements, the Company shall deliver to the Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such financial statements in accordance with Section 8.1 shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those financial statements demonstrating that such an increase is not required. If an Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

     ss. 2.7. CONVERSION OF BORROWINGS; RENEWALS. (a) Each Borrower may, from time to time prior to the Maturity Date convert (i) all or a portion of outstanding Base Rate Advances to one or more Eurodollar Advances, except as provided in the last sentence of Section 2.4(a) or in Section 2.10 or 2.11 hereof, and only in amounts of $1,000,000 or more, or (ii) all or a portion of outstanding Eurodollar Advances to a Base Rate Advance so long as the aggregate principal balance of the portion of the Eurodollar Advances not being converted, if any, is $1,000,000 or any greater integral multiple thereof; provided, however, that no Borrower shall be entitled to convert any Base Rate Advance, or portion thereof, to a Eurodollar Advance unless all accrued interest on the Base Rate Advance, or portion thereof, to be converted through the date of such conversion shall have been paid in full. Each conversion by a Borrower of any Revolving Advance or portion thereof (other than a conversion pursuant to Section 2.10 or 2.11 hereof) shall be made not later than 12:00 noon (New York time) on a Business Day on at least three (3) Business Days' prior Written Notice from an Authorized Representative to the Agent (and the Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing). Each such notice (which notice shall be irrevocable) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Base Rate Advance, or portion thereof, to be converted, and (iii) in the case of conversion of any Base Rate Advance, or portion thereof, to a Eurodollar Advance, the duration of the Interest Period for such Eurodollar Advance. Notwithstanding the above, no Borrower shall be entitled to convert any Base Rate Advance, or portion thereof, to a Eurodollar Advance if a Default or Event of Default shall have occurred and be continuing. Except as provided in
Section 2.10 hereof, any conversion of a Eurodollar Advance, or portion thereof, to a Base Rate Advance shall be made only on the last day of the Interest Period with respect to such Eurodollar Advance.

            (b) Each renewal by a Borrower of an outstanding Eurodollar Advance or portion thereof shall be made on Written Notice to the Agent (and the Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) given not later than 12:00 noon (New York time) on the third Business Day prior to the last day of the Interest Period just ending for such Eurodollar Advance. Each notice (which notice shall be irrevocable) by a Borrower of the renewal of a Eurodollar Advance or portion thereof, shall be in writing from an Authorized Representative and shall specify (i) the amount of such renewal of the Eurodollar Advance or portion thereof and (ii) the duration of the Interest Period for such renewal; provided, however, that if such Borrower fails to select the duration of any Interest Period for the renewal of such Eurodollar Advance or portion thereof, the duration of such Interest Period shall be one month. Notwithstanding the above, no Borrower shall be entitled to renew a Eurodollar Advance or a portion thereof, (i) if at the time of the selection of such renewal there shall exist a Default or an Event of Default, or
(ii) to the extent such  renewal  would be  prohibited  by the last  sentence of
Section 2.4(a) or by Section 2.10 or 2.11 hereof.

            (c) Any Eurodollar Advance or portion thereof as to which the Agent shall not have received a proper notice of conversion or renewal as provided in
Section 2.7(a) or 2.7(b) hereof or notice of payment or prepayment by 12:00 noon (New York time) at least three (3) Business Days prior to the last day of the Interest Period just ending for such Eurodollar Advance shall (whether or not any Default or Event of Default has occurred) automatically be converted to a Base Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

            ss. 2.8. COMPUTATION OF INTEREST. Interest on Base Rate Advances and Eurodollar Advances and fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year. Any rate of interest on the Loan or Additional Indebtedness or on interest which is computed on the basis of the Base Rate shall change when and as the Index Rate changes.

            ss. 2.9. INCREASED COSTS. In the case of the pro rata share of any Lender in any Eurodollar Advance, in the event any law, treaty, order, directive, rule or regulation shall be adopted, issued or become effective after the Closing Date or in the event of any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (including, without limitation, in any case Regulation D), in any case, which:

          (i) subjects such Lender or any branch or Affiliate of such Lender to any tax, duty or other charge with respect to such share of such Eurodollar Advance (other than Excluded Taxes); or

          (ii) changes the basis of taxation (including, without limitation, an increase in any applicable tax rate of payments to any Lender or any branch or Affiliate of such Lender of principal of and/or interest on such share of such Eurodollar Advance and/or other fees and amounts payable hereunder with respect thereto (other than Excluded Taxes); or

          (iii) imposes, modifies or deems applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of any Lender or any branch or Affiliate of such Lender; or

          (iv) imposes upon such Lender or any branch or affiliate of such Lender any other condition with respect to such share of such Eurodollar Advance or this Agreement;

and the result of any of the foregoing is to increase the actual cost by an amount such Lender reasonably deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Eurodollar Advance hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its sole judgment deems material, then and in any such case:

                  (1) such Lender shall promptly notify the Borrowers, the Agent and the other Lenders in writing of the happening of such event;

                  (2) such Lender shall promptly deliver to the Borrowers, the Agent and the other Lenders a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

                  (3) the Borrowers hereby agree to pay to the Agent for the benefit of such Lender on demand by such Lender (with a notice of such demand to be sent by such Lender to the Agent) such an amount or amounts as will compensate such Lender or its branch or Affiliate for such additional cost, reduction or payment.

The certificate of such Lender as to the additional amounts payable pursuant to this Section 2.09 delivered to the Borrowers and the Agent shall in the absence of manifest error be conclusive of the amount thereof. The protection of this
Section 2.09 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

     ss. 2.10. CHANGE IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL. (a) Notwithstanding anything to the contrary herein contained, in the event that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law), should make it unlawful for any Lender to fund any portion of a Eurodollar Advance or to give effect to its obligations as contemplated hereby with respect to Eurodollar Advances, such Lender shall, upon the happening of such event, notify the Agent, the other Lenders and the Borrowers thereof in writing stating the reason therefor, and the obligation of such Lender to allow conversion to or selection or renewal with respect to its pro rata share of any Eurodollar Advance by the Borrowers shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and during such illegality such Lender shall fund its share of all Revolving Advances as Base Rate Advances and there shall be no renewal of, or conversion to, any share of such Lender in any Eurodollar Advance. If and when such illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Agent, the other Lenders and the Borrowers.

            (b) Notwithstanding anything to the contrary contained herein, in the event that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law) shall make it commercially impracticable or unlawful for any Lender to continue in effect the funding of any portion of a Eurodollar Advance previously made by it hereunder and then outstanding, such Lender shall, upon the happening of such event, notify the Agent, the other Lenders and the Borrowers thereof in writing stating the reasons therefor, and such Lender's pro rata share of such Eurodollar Advance shall automatically be converted to a Base Rate Advance. The applicable Borrower shall pay to the Agent for the benefit of such Lender accrued interest owing on such converted portion of such Eurodollar Advance made to such Borrower through the date of such conversion, together with any amounts payable under Section 2.12 hereof with respect to such prepayment. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for such Lender's pro rata share of a Eurodollar Advance or for conversion to or renewal of such Lender's pro rata share of a Eurodollar Advance shall be deemed a request by a Borrower for a Base Rate Advance. If and when such impracticability or illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Agent, the other Lenders and the Borrowers.

     ss. 2.11. EURODOLLAR AVAILABILITY. (a) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Advance, the Agent shall have determined in good faith that dollar deposits in the amount of the principal amount of such Eurodollar Advance are not generally available in the London (England) interbank market, or that the rate at which such dollar deposits are being offered will not accurately reflect the cost to one or more Lenders of making or funding the principal amount of their portions of such Eurodollar Advance during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrowers, and any request by a Borrower for a Eurodollar Advance pursuant to
Section 2.4 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to Section 2.7 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Agent to the Borrowers and the Lenders), be deemed a request by such Borrower for the making of or conversion to a Base Rate Advance.

            (b) If, at any time, the Agent shall have determined that any contingency has occurred which adversely affects the London (England) interbank market or that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any existing law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof (in any case, whether or not having the force of law) or other circumstance affecting one or more Lenders or the London (England) interbank market makes the funding of any portion of a Eurodollar Advance impracticable, the Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrowers and any request by a Borrower for a Eurodollar Advance pursuant to Section 2.4 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to Section 2.7 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Agent to the Borrowers and the Lenders), be deemed a request by such Borrower for the making of or conversion to a Base Rate Advance.

     ss. 2.12. INDEMNITIES. (a) The Borrowers hereby indemnify each Lender on demand against any loss or reasonable expense which such Lender or its branch or affiliate may sustain or incur as a consequence of:

          (i) any default in payment or prepayment of the principal amount of any Eurodollar Advance made to it or any portion of any thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise),

          (ii) the effect of the occurrence of any Event of Default upon any Eurodollar Advance made to it, including, but not limited to, any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Eurodollar Advance or any portion thereof,

          (iii) the payment or prepayment of the principal amount of any Eurodollar Advance made to it or any portion thereof, pursuant to Section 2 or 3 hereof, or otherwise, on any day other than the last day of an Interest Period or the payment of any interest on any Eurodollar Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such Eurodollar Advance, or (iv) the failure by any Borrower to accept or make a borrowing of a Eurodollar Advance or a conversion to or renewal of a Eurodollar Advance after it has given notice of such borrowing, conversion or renewal.

Each Lender shall provide to the Borrowers, the Agent and the other Lenders a statement, supported where applicable by documentary evidence, explaining the amount and calculation of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

            (b) If any law, treaty, order,  directive,  rule or regulation shall be adopted, issued or becoming effective after the Closing Date or if any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (and including in any event all risk based capital guidelines heretofore adopted by the Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof) shall, or if the compliance by any Lender with any guideline or request from any central bank or other governmental authority, shall:

          (i) impose upon, modify, require, make or deem applicable to any one or more Lenders, or any of their Affiliates or branches, any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Revolving Commitment or the Revolving Sublimit Commitment of such Lender or Lenders or such Affiliates or branches, or

          (ii) impose any condition upon or cause in any manner the addition of, any supplement to or any increase of any kind to the capital or cost base of such Lender or Lenders, or such Affiliates or branches thereof, for extending or maintaining the Revolving Commitment or the Revolving Sublimit Commitment of such Lender, which results in an increase in the capital requirement supporting the Revolving Commitment or the Revolving Sublimit Commitment, or

          (iii) impose upon,  modify,  require,  make or deem applicable to such
     Lender  or  Lenders  or  any  such   Affiliates  or  branches  any  capital
     requirement, increased capital requirement or similar requirement,

and the result of any events referred to in clause (i), (ii) or (iii) above shall be to (A) increase the amount of capital required or expected to be required to be maintained by such Lender or any such Affiliate or branch and such Lender determines that the amount of such capital requirement is incurred by or based on the Revolving Commitment or the Revolving Sublimit Commitment of such Lender or other commitments of this type or (B) increase the costs or decrease the benefit in any way to such Lender or Lenders, or any such Affiliate or branch, of extending or maintaining the Revolving Commitment or the Revolving Sublimit Commitment or extending or maintaining such Lender's or Lenders' portion of the Loan or holding any Collateral; then and in such event the Borrowers shall, on or prior to the tenth (10th) Business Day after the giving of Written Notice of such increased costs and/or decreased benefits to the Company and the Agent by such Lender or Lenders (or any such Affiliate or branch), pay to the Agent for the benefit of such Lender or Lenders all such additional amounts which in the good faith calculation of such Lender or Lenders are properly allocable to the Revolving Commitment or the Revolving Sublimit Commitment of such Lender, such Lender's or Lenders' portion of the Loan and/or the Collateral, as the case may be, and which:

                  (1) in the case of events referred to in clause (i) above, shall be suffi cient to compensate it for all such increased costs and/or decreased benefits, and/or

                  (2) in the case of  events  referred  to in  clauses  (ii) and
      (iii) above, shall be an amount equal to the reduction, as reasonably determined by such Lender, in the after-tax rate of return on such Lender's capital resulting from any such capital or increased capital or similar requirement (including, without limitation, any such Lender's or Lender's Affiliates' or branches' cost of taking action in anticipation of the effectiveness of any event described in clause (ii) or (iii) in order to enable such Lender, Lenders, Affiliate or branch to be in compliance therewith upon such effectiveness), all as certified by such Lender or Lenders in said Written Notice to the Borrowers. Such certification shall be conclusive and binding on the Company absent manifest error.

            (c) The Borrowers hereby indemnify and hold harmless the Agent and each Lender and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934 (each an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such

Indemnified Party with respect to or arising out of the financing contemplated by this Agreement, the commitments hereunder to make, or the making of the Revolving Advances or the financings contemplated hereby, the other Loan Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Agent or any Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of the Agent or any Lender under any Security Document), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating thereto, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Borrowers will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that any such Claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitute the gross negligence or willful misconduct of such Indemnified Party ("Excluded Claims"). Further, should any of the Agent's or any of the Lender's employees be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Borrowers hereby agree to pay to the Agent and each Lender an amount equal to the actual per diem compensation for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrowers prompt written notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Borrowers shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims so long as in any such event the Borrowers shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Borrowers and such Indemnified Party, the Borrowers are responsible to such Indemnified Party with respect to such Claim; provided, however, that the Borrowers shall not be entitled to control the defense of any Claim in the event that there are defenses available to the Indemnified Party which are not available to the Borrowers. In any other case, the Indemnified Party shall have the right to select counsel and control the defense of any Claims; provided, however, that no Indemnified Party shall settle any Claim as to which it is controlling the defense without the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. With respect to any Claim for which the Borrowers are entitled to select counsel, each Indemnified Party shall have the right, at its expense, to participate in the defense of such Claim. In the event that, with respect to any Claim, more than one Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrowers and shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion (or in the reasonable opinion of its counsel) consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest to it, such Indemnified Party may, at the reasonable expense of the Borrowers, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrowers and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

            (d) If for any reason the foregoing indemnity is unavailable to any Indemnified Party or insufficient to hold it free and harmless as contemplated by the preceding paragraph (c), then the Borrowers shall contribute to the amount paid or payable by the Indemnified Party as a result of any Claim in such proportion as is appropriate to reflect, not only the relative benefits received by the Borrowers on the one hand and such Indemnified Party on the other hand, but also the relative fault of the Borrowers and such Indemnified Party, as well as any other relevant equitable considerations.

            ss. 2.13. DISBURSEMENT. Each Revolving Advance shall be disbursed by the Agent from the Payment Account to the applicable Disbursement Account as provided in Section 2.4(d) hereof, shall be charged, together with interest, fees and other amounts payable by any Borrower hereunder, to the account of such Borrower on the books of the Agent from time to time, and shall be payable to the Payment Account or to such other account or office as the Agent may specify in writing to the Borrowers.

            ss. 2.14. AGENT'S AVAILABILITY ASSUMPTION. (a) Unless the Agent shall have been notified by any Lender by Written Notice prior to a borrowing date that such Lender does not intend to make available to the Agent such Lender's pro rata portion of any Revolving Advance which it shall be obligated to make on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date for such borrowing and the Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on such date of borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Lenders and the applicable Borrower and such Borrower shall pay such corre sponding amount to the Agent on demand.

            (b) The Agent shall also be entitled to recover from such Lender or such Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to such Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the Agent of funding such amount as notified in writing by the Agent to such Lender, or (y) if paid by a Borrower, the applicable rate for Base Rate Advances or Eurodollar Advances, as the case may be.

            (c) In the event that any Lender shall fail to fund its pro rata share of any Revolving Advance made pursuant to Section 2A.4 hereof or its letter of credit participation under Section 2A.5 hereof, the Agent on behalf of the Issuing Lender shall be entitled to recover such amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall notify promptly the Lenders and the Company thereof and the Company shall pay such amount to the Agent. The Agent on behalf of the Issuing Lender shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such Revolving Advance was made, or the date such purchase was to have been made or funded, to the date such amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the cost to the Issuing Lender of funding the payment of the drawing under the Letter of Credit for which the Revolving Advance was made in the case of a Revolving Advance made pursuant to Section 2A.4 or a participation under Section 2A.5 hereof, or (y) if paid by the Company, the applicable rate for Base Rate Advances in the case of a Revolving Advance made pursuant to Section 2A.5 hereof or a participation purchased under
Section 2A.5 hereof.

            (d) Nothing herein shall be deemed to relieve any Lender from its obligation to fund or purchase its pro rata share of any Revolving Advance or purchase any participation as required hereunder, or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder. No Lender shall be responsible for any default of any other Lender in respect of any other Lender's obligation to make its pro rata share of any Revolving Advances hereunder nor shall the Revolving Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

            (e) Notwithstanding anything contained herein to the contrary, so long as any Lender shall be in default in its obligation to fund its pro rata share of any Revolving Advance (as notified to such Lender by the Agent; the Agent agreeing to use good faith efforts to give such notification promptly following the occurrence of such default) or shall have rejected any such commitment, then such Lender shall not be entitled to receive any payments of principal of or interest on its pro rata share of the Revolving Loan or its share of any commitment or other fees payable hereunder unless and until (x) the Loan and all interest thereon has been paid in full, (y) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Section 2.14, to the applicable party, if any, interest on the amount of funds that such Lender failed to timely fund or (z) the Lender Debt under this Agreement shall have been declared or shall have become immediately due and payable, and until the earlier to occur of (x) or (y) above, for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Revolving Commitment or Revolving Sublimit Commitment shall be deemed to be zero (0). No Revolving Commitment or Revolving Sublimit Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender. Any payments of principal of or interest on Lender Debt which would, but for this paragraph (e), be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Revolving Commitments and who shall not have rejected any Revolving Commitment or any Revolving Sublimit Commitment, for application to Lender Debt or to provide Letter of Credit Cash Collateral in such manner and order (pro rata among such Lenders) as shall be determined by the Agent.


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

     ss. 2.15. PRO RATA TREATMENT AND PAYMENTS. Except as contem plated by this Agreement, including, without limitation, Sections 2.1(c), 2.9, 2.10, 2.12, 2.13, 2.14, 2.18, 12.1, 12.5 and 12.13(h) hereof, each Revolving Advance and each payment (including each prepayment) on account of the principal of and interest on the Loan and fees described in this Agreement shall be made pro rata to each Lender according to the respective percentages of each Lender set forth opposite its name on Exhibit A hereto. The Agent will distribute each payment to the Lenders in accordance with Section 2.19 hereof.

     ss. 2.16. EURODOLLAR OFFICES. Each Lender intends to initially fulfill its commitment with respect to such Lender's pro rata share of any Eurodollar Advance by causing the Initial Eurodollar Office of such Lender to make such Lender's proportionate share of such Eurodollar Advance; provided, however, that each Lender may at its option fulfill such commitment by causing another branch or an Affiliate of such Lender to make such Lender's pro rata share of such Eurodollar Advance; and provided, further, that the selection by such Lender of the Initial Eurodollar Office of such Lender or any other such branch or Affiliate shall not affect the obligations of the Borrowers to repay such Lender's pro rata share of the Eurodollar Advances in accordance with the terms of this Agreement.

     ss. 2.17. TELEPHONIC NOTICE. Without in any way limiting any Borrower's obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from an Authorized Representative of any Borrower prior to receipt of written confirmation.

     ss. 2.18. MAXIMUM INTEREST. (a) No provision of this Agreement or any Revolving Note shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate permitted by applicable law (the "Maximum Lawful Rate").

            (b) If the amount of interest computed without giving effect to this Sect ion 2.18 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to any Lender (such maximum rate being such Lender's "Maximum Permissible Rate"), the amount of interest payable to such Lender on such date in respect of such period shall be computed at such Lender's Maximum Permissible Rate.

            (c) If at any time and from time to time (i) the amount of interest payable to any Lender on any interest payment date shall be computed at such Lender's Maximum Permissible Rate pursuant to the preceding paragraph (b) and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such


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

Lender's Maximum Permissible Rate until the amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding paragraph (b).

            ss. 2.19. RECEIPT OF PAYMENTS. (a) Each payment by any Borrower under this Agreement shall be made without deduction, set-off, defense, recoupment, claim or counterclaim, all of which are waived, not later than 12:00 noon (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Agent's Payment Account. The Agent will, upon any such payment to its Payment Account, promptly thereafter (and in any event on the same Business Day as the date when received if such payment is received at or prior to 12:00 noon (New York time) (or, if sent by wire transfer in immediately available funds, if such wire is initiated by such time)), cause to be distributed like funds relating to the payment of principal or interest ratably to the Lenders or as otherwise provided above, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

            (b) Pursuant  and subject to Section  8.22  hereof,  the Company has agreed to cause all Proceeds to be deposited into Blocked Accounts, and to cause all such Proceeds to be transferred to the Payment Account in accordance with the Collecting Bank Agreements. Subject to Section 2.20(a) hereof, on each Business Day, the Agent shall apply to Lender Debt (or invest as hereinafter provided) effective as of such Business Day, all Proceeds credited in immediately available funds to the Payment Account on such Business Day (and which shall not have theretofore been credited to Lender Debt) as follows: (i) first, to the Revolving Loan, until the Revolving Loan shall have been paid in full and (ii) second, invested in accordance with and subject to the requirements of Section 2.20(b) hereof.

            In the event the Company (or any Affiliate of the Company or any Person acting for or in concert with the Company) shall, notwithstanding the existence of any lock-box or collection arrangement referred to in this Agreement, receive any monies, checks, drafts or other similar negotiable items of payment made with respect to Accounts (other than (x) Accounts of Foreign Subsidiaries not subject to a cash management arrangement with the Agent and (y) payments in respect of accommodation sales and other miscellaneous transactions which are not store settlements so long as such monies, checks, drafts or similar items are deposited as required by this sentence no less frequently than monthly (it being agreed that the Company shall use its reasonable efforts to cause such deposits to be made no less frequently than once every two weeks within one year following the Closing Date) and in any event when the undeposited amount of such monies, checks, drafts or similar items equals or exceeds $750,000 in the aggregate during November, December or January or $450,000 in the aggregate at any other time), the Company shall no later than the first Business Day following receipt thereof deposit or cause the same to be deposited, in kind, in a Blocked Account or as otherwise directed by the Agent. Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default,


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

be deemed received upon actual deposit to the Payment Account, unless the same shall be subsequently dishonored for any reason whatsoever in which case such payment will not be deemed so received.

            (c) Subject to the provisions of Section 10.5 hereof, any payments, prepayments or other amounts applied or required to be applied by the provisions of this Agreement to principal outstanding under the Revolving Loan shall, unless otherwise directed by the Company in a Written Notice to the Agent, be applied as follows: (i) first, to principal outstanding under the Company's Revolving Loan until paid in full and (ii) second, to principal outstanding under the Parent's Revolving Loan until paid in full.

     ss. 2.20. APPLICATION OF PROCEEDS. (a) On and after an Event of Default and while such Event of Default continues, the Borrowers irrevocably (x) waive the right to direct the application of any and all payments received at any time or times during such period by the Agent or any Lender from or on behalf of the Borrowers pursuant to the terms of this Agreement, and (y) agree that the Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against any Lender Debt as the Agent may deem advisable or as otherwise provided herein. Unless otherwise provided herein (including, without limitation, under Section 2.19(b) hereof) or in the absence of a specific determination by the Agent with respect thereto, the same shall, when in the form of immediately available funds, be applied in the following order: (i) then due and payable fees and expenses owing under the Loan Documents; (ii) then due and payable interest and the principal outstanding on the Swing Line Loan; (iii) then due and payable interest payments on the Lender Debt; (iv) principal outstanding under the Revolving Loan until paid in full; and (v) other Lender Debt then due and payable (including being held as Letter of Credit Cash Collateral). Any amounts remaining after application of all items in clauses (i) through (v) above shall be deposited in the account of the Agent as provided in paragraph (b) below.

            (b) Subject to paragraph (a) above, all amounts remaining after application as provided in the last sentence of paragraph (a) above shall be deposited into an account maintained by the Agent. So long as no Event of Default or Default shall be continuing the Borrowers may direct in writing that the Agent release any and all amounts (and earnings thereon) from such account. Any amounts on deposit in such account may be, unless and until withdrawn by a Borrower, applied by the Agent to the payment of Lender Debt under the Loan
Documents as provided in paragraph (a) above. Any monies remaining in such account shall be invested and reinvested (so long as in such account) by and in the name of the Agent in investments of the type permitted under Section 9.4(b) hereof with the type and maturity of such investments to be mutually agreed to by the Agent and the Borrowers (until an Event of Default shall occur and be continuing, at which time the Agent shall have the sole right to choose such investments). All interest and other income on such investments shall be for the account and risk of the Borrowers. As collateral security for the Lender Debt, the Company hereby grants to the Agent a security interest in (x) all monies in such account and all investments thereof, including, without limitation, any certificates or instruments evidencing such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment


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

made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing (all of the foregoing constituting part of the Collateral). To the extent the Agent makes any such investments, the Company hereby authorizes the Agent to hold any certificate or instrument evidencing such investments.

            (c) The Agent is authorized to, and at its option may, make advances on behalf of the Borrowers for payment of all fees, expenses, charges, costs, principal and interest incurred by the Borrowers hereunder. Such advances shall be made when and as the Borrowers fail to promptly pay such fees, expenses, charges, costs, principal and interest and, at the Agent's option and to the extent permitted by law and within the Revolving Commitments of the Lenders, shall be deemed Revolving Advances constituting part of the Revolving Loan hereunder. Promptly following any advance made by the Agent under this paragraph
(c), the Agent shall deliver a notice of such advance to the Borrowers; provided, however, that the Agent shall have no liability to the Borrowers as a result of the failure of the Agent to deliver such notice to the Borrowers.

            ss. 2.21. ACCOUNTING. The Agent will provide a monthly accounting of transactions under the Revolving Loan to the Borrowers. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein, unless the Borrower, within 30 days after the date any such accounting is rendered, shall notify the Agent in writing of any objection which the Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers. The Agent's determination, based upon the facts available, of any item objected to by the Borrowers in such notice shall (absent manifest error) be final, binding and conclusive on the Borrowers, unless a Borrower shall commence a judicial proceeding to resolve such objection within 90 days following the Agent's notifying the Borrowers in writing of such determination.

            ss.  2.22.  TAXES.  (a)  Subject to  subparagraph  (b)(iii)  of this
Section 2.22, each payment or prepayment hereunder and under the Revolving Notes shall be made without set-off or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges and all liabilities with respect thereto, of any nature imposed on such payments or prepayments by or on behalf of any government or any political subdivision or agency thereof or therein, except for Excluded Taxes (all such taxes, levies, duties, imposts, deductions, charges and liabilities, except Excluded Taxes, being hereinafter referred to as "Taxes"). If any such Taxes are so levied or imposed on any payment or prepayment to any Lender or the Agent or paid by such Lender or the Agent, the Borrowers will make additional payments to the Agent in such amounts as may be necessary so that the net amount received by such Lender or the Agent after withholding or deduction for or on account of such Taxes, including deductions applicable to additional sums payable under this Section 2.22(a) (other than Excluded Taxes), will be equal to the amount provided for herein or in such Lender's Note or Notes. Whenever any Taxes are payable by any of the Borrowers with respect to any payments or prepayments hereunder or under any of the Notes, such Borrower shall furnish promptly to the



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Agent for the account of the applicable  Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld or deducted. If a Borrower fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Agent for the account of the applicable Lender or the Agent, as applicable, the required receipts evidencing payment of any such Taxes so withheld or deducted, such Borrower shall indemnify the affected Lender or the Agent, as applicable, for any incremental Taxes and any incremental Excluded Taxes or interest or penalties that may become payable by such Lender or the Agent, as applicable, as a result of any such failure.

          (b) (i) Each  Lender  (which,  for  purposes  of Section  2.22 of this
     Agreement, shall include any Affiliate of a Lender that makes any Eurodollar Advance pursuant to Section 2.16 of this Agreement) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the Closing Date (or, in the case of a Person that became a Lender after the Closing Date by assignment, promptly upon such assignment), two duly completed and signed copies of either (1) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement and/or the Revolving Notes or (2) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement and/or the Revolving Notes. Each such Lender shall, from time to time after submitting either such form, submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the Borrowers or the Agent and (2) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement and/or the Notes. Upon the reasonable request of a Borrower or the Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to such Borrower and the Agent a certificate to the effect that it is such a "United States person."

          (ii) If any Lender which is not a "United States person" determines that it is unable to submit to the Borrowers or the Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrowers and the Agent of such fact.

          (iii) Except as provided in Section 2.22(c) and Section 12.6 hereof, no Borrower shall be required to pay any additional amount in respect of Taxes to any Lender if and only to the extent that (A) such Lender is subject to such Taxes (in such case, only to the extent of the tax rate then in effect) on the date this Agreement is executed by such Lender (or in the case of a Person that became a Lender after the Closing Date by assignment, on the date of such assignment) or would be subject to such Taxes on such date if a payment hereunder or on the Notes had been received by it on such date; (B) such Lender becomes subject to such Taxes subsequent to the date referred to in clause (A) above (or in the case of a Lender which is not a "United States person," the first date on which it delivers the appropriate form or certificate to the Borrowers and the Agent as referred to in paragraph (b) of this Section) as a result of a change in the circumstances of such Lender, other than a change in applicable law (including without limitation an increase in any applicable tax rate), including without limitation a change in the residence, place of incorporation or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or as a result of the sale by the Lender of participating interests in such Lender's creditor position(s) hereunder; provided, however, that the Borrowers will be required to pay any additional amount in respect of Taxes to any Lender to the extent that after a change in the circumstances (as described above) of such Lender a subsequent change in any applicable law results in an additional amount that such Lender is subject to with respect to Taxes; or (C) such Taxes would not have been incurred but for the failure of such Lender to file with the appropriate tax authorities and/or provide to the Borrowers or the Agent any form or certificate that it was required so to do pursuant to paragraph (b) of this Section and entitled so to do under applicable law.

                   (iv) Within thirty (30) days after the written reasonable request of a Borrower, each Lender shall execute and deliver to such Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist such Borrower in applying for refunds of Taxes paid by such Borrower hereunder or making payment of Taxes hereunder; provided, however, that no Lender shall be required to furnish to a Borrower any financial information with respect to itself or other information which it in its sole discretion considers confidential.

            (c) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to the execution, delivery of, or otherwise with respect to, this Agreement, the Notes, the Mortgages, Leasehold Mortgages or other Security Documents and any and all recording fees relating to any Loan Documents securing any Lender Debt (hereinafter referred to as "Other Taxes").

            (d) The Borrowers shall indemnify and pay to each Lender and the Agent the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.22) duly paid or payable by such


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

      Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date such Lender or the Agent makes written demand therefor.

            (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Sec tion 2.22 shall survive the payment in full of principal and interest hereunder and under the Notes indefinitely.

            SECTION 2A. AMOUNT AND TERMS OF LETTERS OF
                        CREDIT AND PARTICIPATIONS THEREIN.

     ss. 2A.1. LETTERS OF CREDIT. Upon the request of the Company not less than three (3) Business Days in advance, each Issuing Lender agrees, on the terms and conditions hereinafter set forth, to issue (or in the case of GE Capital, cause, through the issuance of one or more L/C Indemnity Agreements, an Issuing Non-Lender Bank to issue) for the account of the Company one or more Letters of Credit from time to time during the period from the Closing Date until the Maturity Date in an aggregate amount for all Letters of Credit not to exceed at any time $30,000,000, each such Letter of Credit upon its issuance to expire on or before the earlier of (i) the date which occurs one year (or in the case of a Letter of Credit in favor of the State of Missouri to secure sales tax payments, one year which, in addition to drawings permitted upon the non-payment of taxes and like events, may be drawn on any date prior to its expiration date if it is not renewed for the upcoming year within a specified period prior to its expiration date, such provision to be included in the original of such Letter of Credit and the first three renewals thereof) from the date of its issuance and
(ii) the Maturity Date; provided, however, that the Issuing Bank shall not be obligated to issue any Letter of Credit if:

            (a) after giving  effect to such  issuance of such Letter of Credit,
      (i) the then outstanding aggregate amount of all Letter of Credit Obligations and Revolving Advances (including Swing Line Advances) shall exceed the Borrowing Limit, (ii) the then outstanding aggregate amount of all Letter of Credit Obligations shall exceed $30,000,000, or (iii) there shall be a prepayment required under Section 3.1(a) hereof; or

            (b) the Company shall have failed to satisfy any condition precedent contained in Section 6 hereof.

            ss. 2A.2. ISSUING THE LETTERS OF CREDIT. Each Letter of Credit shall be issued on Written Notice by the Company to the Agent at least three (3) Business Days (or such other period as the Agent and the Company may agree from time to time) in advance, which Written Notice shall specify the date, amount, expiry, beneficiary and issuer thereof, and shall be accompanied by the Letter of Credit Agreements required by the Issuing Bank and acceptable to the Agent


                                       57
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(which  shall  include the form of Letter of Credit  requested by the Company as agreed to by the Issuing Bank), each in form and substance satisfactory to the Agent and the Issuing Bank. On the date specified by the Company in such notice and upon fulfillment of the applicable conditions set forth in Section 2A.1, the Issuing Bank will issue such Letter of Credit in the form specified in such notice and such Letter of Credit Agreements. In the event that a Letter of Credit is to be issued by an Issuing Non-Lender Bank, then the Written Notice issued by the Company hereunder shall refer to an L/C Indemnity Agreement to be issued by GE Capital (and shall also describe the Letter of Credit to be issued by such Issuing Non-Lender Bank) which L/C Indemnity Agreement shall be deemed to be a Letter of Credit under this Agreement as to which GE Capital shall be deemed to be the Issuing Lender. The form of each Letter of Credit and the identity of each Issuing Non-Lender Bank shall be reasonably satisfactory to the Agent.

            ss. 2A.3. REIMBURSEMENT OBLIGATIONS. Notwithstanding any provisions to the contrary in any Letter of Credit Agreement with respect to any Letter of Credit, the Company shall:

            (a) pay to the Agent for the account of the Issuing Bank an amount equal to, and in reimbursement for, each amount which the Issuing Bank pays under any Letter of Credit on or before the earlier of (i) the time specified therefor in the applicable Letter of Credit Agreement, and (ii) the date on which payment of such amount is made by the Issuing Bank under such Letter of Credit; and

            (b) pay to the Agent for the account of the Issuing Lender interest on any amount remaining unpaid by the Company to the Issuing Lender under subsection (a) above from the date on which the Issuing Lender pays such amount under any Letter of Credit until such amount is reimbursed in full to the Issuing Lender pursuant to subsection (a) above, payable on demand, at a fluctuating rate per annum equal to the sum of the Base Rate in effect from time to time plus two percentage points (2%).

            ss. 2A.4.  REVOLVING  ADVANCES.  (a) Subject to  availability  under
Section 2.2 hereof, and so long as the Lender Debt under the Loan Documents shall not have been accelerated (except an acceleration which has been rescinded) and there shall be no Event of Default under Section 10.1(f) or
Section  10.1(g)  hereof,  the Company  shall make each payment  required  under
Section 2A.3 hereof with the proceeds of a Revolving Advance. Each such Revolving Advance shall be deemed to be requested by the Company, whether or not the Company actually requests such Revolving Advance in accordance with Section
2.4 hereof, and subject to availability under the Revolving Credit Facility Commitment, the Lenders shall make such Revolving Advance unless the Lender Debt shall have been accelerated (and not rescinded), an Event of Default under
Section 10.1(f) or Section 10.1(g) has occurred or such Letter of Credit was not properly issuable under Section 2A.1 hereof.

            (b) The Company hereby irrevocably requests each such Revolving Advance and irrevocably authorizes and directs the Agent to apply the proceeds thereof directly to the Issuing Bank in satisfaction of the Company's


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

obligations under Section 2A.3 hereof in respect of such Letter of Credit. The Letter of Credit in respect of which a Revolving Advance is to be made under this Section 2A.4 shall be deemed to be not outstanding for the purposes of determining availability under the Revolving Credit Facility Commitment in making such Revolving Advance.

            (c) No Revolving Advance shall be required to be made by the Lenders under this Section 2A.4 to the extent prevented by applicable law, following any acceleration of the Lender Debt under the Loan Documents (which has not been rescinded) or while any Event of Default under Section 10.1(f) or Section 10.1(g) hereof.

            ss. 2A.5. SETTLEMENT BY LENDERS WITH ISSUING BANK. (a) With respect to any Letter of Credit issued by an Issuing Lender in accordance with the provisions of Section 2A.1 hereof, the Issuing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each other Lender without recourse or warranty, and each such other Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, an undivided interest and participation, to the extent of such Lender's pro rata share of the Revolving Credit Facility Commitment in effect from time to time, in such Letter of Credit and all Letter of Credit Obligations relating to such
Letter of Credit and all Letter of Credit Agreements and Loan Documents securing, guaranteeing, supporting or otherwise benefiting the payment of such Letter of Credit Obligations.

            (b) As to each Letter of Credit issued or to be issued by the Issuing Lender in which the Lenders have purchased or shall purchase participations, the Agent shall promptly notify each other Lender of such Letter of Credit and its date of issue, amount, expiry and reference number.

            (c) With respect to any Letter of Credit in which Lenders have purchased participations, if any reimbursement or other obligation under Section 2A.3 hereof is not paid when due to the Issuing Lender with respect to any such Letter of Credit, the Issuing Lender shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Lenders of the amount of such obligation and each Lender shall immediately pay to the Agent for the benefit of the Issuing Lender in respect of the purchase price for such participation in such Letter of Credit, in lawful money of the United States and in same day funds, an amount equal to such Lender's pro rata share (based on its share of the Revolving Credit Facility Commitment at such time) of the amount of such unpaid obligation, it being understood that the Issuing Lender shall not be paid its pro rata share (based on its share of the Revolving Credit Facility Commitment then in effect) of such reimbursement or other obligation. Promptly after the Issuing Lender receives a payment on account of such an obligation with respect to any such Letter of Credit (other than under this paragraph (c)), the Issuing Lender shall promptly pay to the Agent, and the Agent shall promptly pay to each other Lender which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share thereof.


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

     (d) Upon the request of any Lender having purchased a participation in a Letter of Credit, the Agent shall furnish to such Lender copies of such Letter of Credit and any Letter of Credit Agreements related thereto as may be reasonably requested by such Lender.

     (e) The obligation of each Lender to make payments under paragraph (c) above shall be unconditional and irrevocable and shall be made under all circumstances (except as otherwise expressly provided in paragraph (a) above), including, without limitation, any of the circumstances referred to in Section 2A.7(b) hereof.

     (f) If any payment received on account of any reimbursement or other obligation with respect to a Letter of Credit and distributed to a Lender as a participant under Section 2A.5(c) or (g) is thereafter recovered from the Issuing Lender in connection with any bankruptcy or insolvency proceeding relating to the Company, any other Credit Party or otherwise, each Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Lender such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Lender in respect of the total amount so recovered. (g) Upon the expiration of any Letter of Credit or receipt by the Issuing Lender of payment on account of any reimbursement or other obligation with respect to any Letter of Credit, the Issuing Lender, in its capacity as Lender, shall unconditionally settle with the Lenders and, with respect to the receipt of a reimbursement obligation, pay to the Agent, by paying to the Payment Account in same day funds, for reimbursement to the Lenders, such amount as may be necessary to adjust the aggregate of the Revolving Loan and Letter of Credit Obligations of each Lender so that all
Lenders are, with respect to the Revolving Loan and Letter of Credit Obligations, pro rata.

     ss. 2A.6. LETTER OF CREDIT FEES. (a) The Company shall pay to the Agent for the pro rata benefit of the Lenders (after the deduction of a portion of such fee payable to the Issuing Non-Lender Banks on a pro rata basis) on the last day of each calendar month of each year and on the date of the full drawing, cancellation, expiration or termination of any Letter of Credit, a fee in respect of such Letter of Credit for such calendar month or shorter period, at a rate, with respect to Letters of Credit, equal to the Applicable Eurodollar Margin (calculated on the average daily undrawn amount of such Letter of Credit for such calendar month or shorter period and computed on the basis of the actual number of days elapsed over a year of 360 days), subject to the provisions of Section 2.6(c) hereof.

            (b) In addition to the amounts  payable under  paragraph (a) of this
Section 2A.6, the Company shall pay (i) to the Issuing Bank on demand, sums equal to standard fees, charges and expenses (other than in respect of the extension of credit) which the Issuing Bank may impose, pay or incur in connection with the issuance, amendment, administration, transfer or


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cancellation  of any or all Letters of Credit or in connection  with any payment by the Issuing Bank thereunder and (ii) any costs and expenses incurred by the Agent in arranging for the issuance or guaranty of the Letters of Credit.

            ss. 2A.7. INDEMNIFICATION: NATURE OF THE ISSUING BANK'S DUTIES. (a) The Company agrees to indemnify and save harmless the Agent, the Issuing Bank and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or any action taken or omitted to be taken in connection therewith by the Issuing Bank or (ii) any action or proceeding arising from or in connection with the Letter of Credit, including, without limitation, any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under any Letter of Credit. The indemnities contained in this Section 2A.7 shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

            (b) In furtherance and not in limitation of the foregoing, the obligations of the Company hereunder shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:
                  (i) any renewal, extension or modification of any Letter of Credit (but not any increase in the outstanding amount thereof) so long as the terms of such Letter of Credit after giving effect to such extension, renewal or modification would be permitted hereunder, or any lack of validity or enforceability of or any change in the terms of any Letter of Credit or any agreement or instrument relating thereto;

                  (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or the Issuing Bank, the Agent, any Lender or any other Person;

                  (iii) any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) any lack of validity, effectiveness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                  (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;


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

                  (vi) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

                  (vii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided that the Agent, the Issuing Bank and each Lender shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

     ss. 2A.8. INCREASED COSTS. (a) Change in Law Generally. If any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof or compliance by any Issuing Lender or Lender with respect thereto from that in effect as of the Closing Date shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuing Lender or any Lender or participations therein or (ii) impose on the Issuing Lender or such Lender any other condition regarding letters of credit or participations therein, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Lender of issuing or maintaining, or, in the case of such Lender, having a participation in, Letters of Credit then, upon demand by the Issuing Lender or such Lender (with a copy to the Agent), the Company shall promptly pay to the Agent for the benefit of the Issuing Lender or such Lender from time to time as specified by the Issuing Lender or such Lender (with a copy to the Agent), additional amounts which shall be sufficient to compensate the Issuing Lender or such Lender for such increased cost. A certificate as to such increased cost, and amount and computation thereof, incurred by the Issuing Lender or such Lender as a result of any event mentioned in clause (i) or (ii) above, submitted by the Issuing Lender or such Lender to the Company and the Agent, shall be conclusive and binding for all purposes, absent manifest error.

            (b) Capital. If any law, treaty, order, directive, rule or regulation shall be adopted, issued or become effective after the Closing Date or if any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (and including in any event all risk based capital guidelines heretofore adopted by the Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof), shall, or if the compliance by any Issuing Lender or any Lender with any guideline or request from any central bank or other governmental authority, shall affect or would affect the amount of capital required or expected to be maintained by the Issuing Lender or such Lender or any Affiliate of such Issuing Lender or Lender, and the Issuing Lender or such Lender determines that the amount of such capital is increased by or based upon the existence of letters of credit or participations therein (or similar contingent obligations), then, upon


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demand by the Issuing Lender or such Lender,  as the case may be (with a copy to the Agent), the Company shall pay to the Agent for the benefit of the Issuing Lender or such Lender from time to time such additional amounts as may be specified by the Issuing Lender or such Lender as sufficient to compensate it in light of such circumstances, to the extent that the Issuing Lender or such Lender determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit, or, in the case of such Lender, to its participation in the Letters of Credit. A certificate as to such amounts submitted to the Company by the Issuing Lender or such Lender shall be conclusive and binding for all purposes, absent manifest error.

     ss. 2A.9. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce and as revised from time to time ("UCP") shall in all respects be deemed a part of this Article 2A as if incorporated herein with respect to the Letters of Credit.

     ss. 2A.10. FOREIGN CURRENCY. Any payments by the Issuing Bank of drawings under any Letter of Credit in foreign currency shall be reimbursed by the Company (or, under Section 2A.5, the Lenders) in U.S. dollars at the rate of exchange for cable transfers in effect on the date of payment by the Issuing Bank of the drawing under such Letter of Credit.

     ss. 2A.11. REIMBURSEMENT OF CERTAIN COSTS. Unless at the time prohibited by an order of a court of competent jurisdiction, the obligations of the Company hereunder with regard to Letters of Credit are absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Company may have against any Person, including, without limitation, the Agent, the Lenders, the beneficiary of such Letter of Credit and any Issuing Bank and all sums payable by the Company hereunder with respect to any such Letter of Credit, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that the Company is compelled by applicable law to make any such deduction or withholding, then, unless prohibited by applicable law and except as provided in Section 2.22(b)(iii) hereof, it shall pay to each Issuing Bank such additional amount as will result in the receipt by such Issuing Bank of a net sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

            SECTION 3.  PAYMENTS AND PREPAYMENTS.

     ss. 3.1. MANDATORY PAYMENTS. (a) If at any time the sum of (i) the then outstanding principal amount of the Revolving Loan (including the Swing Line
Loan) plus (ii) the outstanding amount of Letter of Credit Obligations exceeds the Borrowing Limit at such time, the Borrowers shall immediately eliminate such excess by prepaying the Revolving Loan. In the event that reducing the Revolving Loan to zero will not eliminate such excess, then the Company shall provide to


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

the Agent, cash collateral, on terms and pursuant to documents and agreements (each of which shall constitute a Security Document) satisfactory in all respects to the Agent, for all outstanding Letter of Credit Obligations (hereinafter, "Letter of Credit Cash Collateral") in an amount sufficient to eliminate such excess, the Letter of Credit Obligations being deemed reduced by the amount of Letter of Credit Cash Collateral so provided.

            (b)  In  the  event  that  for  any  reason  the  Letter  of  Credit
Obligations exceed $30,000,000 at any time, the Company shall immediately provide Letter of Credit Cash Collateral in an amount sufficient to eliminate such excess, the Letter of Credit Obligations being deemed reduced by the amount of Letter of Credit Cash Collateral so provided.

            (c) The Borrowers shall cause for a period of at least 30 consecutive days during each Clean Down Period (i) the aggregate outstanding principal balance of the Revolving Loan to be reduced to an amount equal to $10,000,000 or less and (ii) the Letter of Credit Obligations to be reduced to an amount equal to $20,000,000 or less; provided, however, that in the event the Letter of Credit Obligations exceed $20,000,000 at any time, the Company may provide Letter of Credit Cash Collateral in an amount sufficient to eliminate such excess and the Letter of Credit Obligations shall be deemed reduced by the amount of Letter of Credit Cash Collateral so provided.

            (d) In the event that (i) a Change of Control occurs, (ii) all or substantially all of the assets of the Company shall be sold, transferred or conveyed, whether in a single transaction or in a series of related transactions or (iii) the Company or the Parent shall consummate a transaction otherwise prohibited under Section
9.5 hereof, the Revolving Loan shall become immediately due and payable, the Revolving Credit Facility Commitment shall be automatically terminated and the Borrowers shall immediately pay all Lender Debt (including, without limitation, Letter of Credit Obligations, for which Letter of Credit Cash Collateral shall be immediately provided), unless, in the case of (i), (ii) or (iii) above, the Borrowers have obtained the prior written consent of the Majority Lenders.

            (e) Any prepayment of principal of the Revolving Loan pursuant to this Section 3.1 shall be made, except as provided in Section 3.7 hereof, without premium or penalty but shall be subject to payment of any applicable indemnity obligations pursuant to Section 2.12 hereof. Each prepayment of principal of the Revolving Loan required under Section 3.1 or Section 3.2 hereof shall be accompanied by the payment of interest and fees accrued and unpaid on the amount of such prepayment through the date of prepayment.

     ss. 3.2. CERTAIN PAYMENTS. (a) Upon receipt by either Borrower or any of their respective Subsidiaries or by the Agent of any proceeds of any insurance on any tangible property of the Company or any of its Subsidiaries, there shall become immediately due and payable a prepayment in respect of principal of the Revolving Loan in the amount of such proceeds.

            (b) Upon the receipt by the Company or any of its Domestic Subsidiaries of any Net Cash Proceeds from the sale by the Company or any of its


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

Domestic Subsidiaries of any property, other than sales of Inventory in the ordinary course of business, there shall become immediately due and payable a prepayment in respect of principal of the Revolving Loan in the amount of such Net Cash Proceeds.

            (c) (i) Upon receipt by the Parent, the Company or any of its Domestic Subsidiaries of any Net Cash Proceeds from any source not referred to in paragraphs (a), (b) or (f) of this Section 3.2 (other than sales of Inventory in the ordinary course of business and other than proceeds of Accounts), there shall become immediately due and payable a prepayment in respect of principal of the Revolving Loan in the amount of such Net Cash Proceeds. (ii) In the event that the Parent, the Company or any of its Domestic Subsidiaries is holding any cash or cash equivalents the receipt of which did not create the requirement under this Agreement for a prepayment of principal of the Revolving Loan or is not otherwise under this Agreement (including, without limitation, under Section
8.22 hereof), required to be applied to the Revolving Loan, the Parent, the Company or its Domestic Subsidiary, as the case may be, shall apply such cash or cash equivalent to the prepayment of the Revolving Loan under this Section 3.2.

            (d) In the event that (i) the amount of proceeds or Net Cash Proceeds in respect of which a prepayment is required to be paid under paragraph
(a), (b), (c) or (f) of this Section 3.2 exceeds the amount of outstanding principal of the Revolving Loan, then such excess shall be immediately paid to the Agent to be held as Letter of Credit Cash
Collateral and (ii) the excess referred to in clause (i) of this paragraph (d) exceeds the amount of Letter of Credit Obligations, then the amount of such excess (whether such excess is created at the time of establishment of the Letter of Credit Cash Collateral or occurs by virtue of the reduction of Letter of Credit Obligations or otherwise) shall be held by the Agent as cash collateral pursuant to the Cash Collateral Agreement and released from time to time in accordance with paragraph (e) of this Section 3.2. Interest earned and paid on such cash collateral shall be for the account of the Company or its Domestic Subsidiary as provided in the Cash Collateral Agreement and until release as provided in paragraph (e) of this Section 3.2 shall be added to such cash collateral.

            (e) In the event that the Agent is holding cash collateral under clause (ii) of Section 3.2(d) hereof or Letter of Credit Cash Collateral under clause (i) of Section 3.2(d) hereof, the Agent shall release all or any portion of same to the Company to the extent requested by the Company upon Written
Notice to the Agent, so long as, at the time of such Written Notice by the Company, the Company is in compliance with clauses (i) and (ii) of Section 6.1 hereof and so certifies in its Written Notice and so long as there is no requirement under any other provision of this Agreement that the Letter of Credit Cash Collateral be maintained. Notwithstanding the foregoing, the Company shall request release of and exhaust cash collateral held under clause (ii) of
Section 3.2(d) hereof prior to making any request for release of Letter of Credit Cash Collateral and, notwithstanding anything to the contrary contained in Section 2 hereof, shall give no notice of borrowing under Section 2.4 hereof while the Agent is holding any Letter of Credit Cash Collateral or cash collateral under Section 3.2(d) hereof; provided, however, that the Company may


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give a notice of borrowing in the event that Letter of Credit Cash Collateral is being held other than as required under Section 3.2(d) hereof.

            (f) Upon receipt by the Parent of any Net Cash Proceeds from the issuance of Equity Interests, there shall become due and payable on the date of such receipt a prepayment in respect of principal of the Revolving Loan in the amount of such Net Cash Proceeds if, and to the extent permitted by the Debenture Indenture.

            (g) None of the prepayments required under this Section 3.2 shall result in a permanent reduction in the Revolving Credit Facility Commitment. Any prepayment required under this Section 3.2 shall be deemed paid to the extent that Proceeds from the transaction in respect of which the requirement for such prepayment arose shall have been paid into the Payment Account pursuant to
Section 8.22 hereof.

     ss. 3.3. OPTIONAL PREPAYMENTS. (a) Upon not less than three (3) Business Days' prior Written Notice to the Agent with respect to Revolving Advances constituting Eurodollar Advances and Written Notice to the Agent on the Business Day of prepayment in the case of Base Rate Advances, the Borrowers shall have the right from time to time to prepay in whole or in part, without premium, fee or charge (except as provided in Section 2.12 and Section 2.5(a)(iii) hereof), the Revolving Loan, so long as each such prepayment in part is in the amount of $50,000 or an integral multiple of $50,000 in excess thereof, and so long as, concurrently with the making of any such prepayment, the Borrowers pay any fees, premiums, charges or costs provided for under Section 2.12 or Section 3.7 hereof. The provisions of this Section 3.3 shall not apply to mandatory payments made with respect to the Revolving Loan pursuant to Section 8.22 of this Agreement.

            (b) Upon the giving of notice of prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for under Section 2.12 or
Section 2.5(a)(iii) hereof or in the Fee Letter. The Agent shall, promptly after receipt of any notice of prepayment of any Loan as provided in this Section 3.3, notify each Lender in writing or by telephone confirmed promptly in writing of the Borrowers' intention so to prepay all or part of such Loan.

     ss. 3.4.  PROCEDURES  FOR PAYMENT.  Notwithstanding  anything  contained in
Section 3.2 hereof, the Agent shall not, to the extent requested in writing by a Borrower, apply any mandatory prepayment under such section to any portion of the Revolving Loan which constitutes a Eurodollar Advance until the last day of the respective Interest Period therefor or the earlier maturity of such portion of such Revolving Loan by acceleration or otherwise, such mandatory prepayment, until it can be so applied, to be applied to the prepayment of such portion of the Revolving Loan comprising Base Rate Advances. If there shall remain any portion of such mandatory prepayment after payment in full of such portion of the Revolving Loan constituting Base Rate Advances, then until such remaining portion of the mandatory prepayment can be applied to the Eurodollar Advances as


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aforesaid, such remaining portion of such mandatory prepayment shall be invested and reinvested by and in the name of the Agent in investments of the type permitted under Section 9.4(b) hereof with the type and maturity of such investments to be mutually agreed to by the Agent and the Borrowers. All interest earned on such investments shall be for the account and risk of the Borrowers. Interest earned on any portion of principal applied to the Eurodollar Advance shall be, so long as no Default or Event of Default shall have occurred and be continuing, and to the extent received by the Agent, turned over to the Borrowers promptly following application of such principal to such Eurodollar Advance, as the Agent shall determine. As additional collateral security for the Lender Debt, the Company hereby grants to the Agent a security interest in (x) any such mandatory prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing (all of the foregoing constituting part of the Collateral). To the extent the Agent makes any such investments, the Company hereby authorizes the Agent to hold any certificate or instrument evidencing such investments.

     ss. 3.5. UNUSED FACILITY FEE. The Borrowers shall pay to the Agent for the account of each Lender on the last day of each month of each calendar year, in arrears, until the date of the expiration, termination or cancellation of the Revolving Credit Facility Commitment and on such date, an unused facility fee for the calendar month or shorter period just ended of thirty-seven and one-half basis points (37.5 b.p.) per annum on the amount equal to the excess of (i) the daily average of the maximum dollar amount of the Revolving Credit Facility Commitment (in any case determined without reference to the limitations imposed by the Borrowing Base) during such calendar month or longer period over (ii) the sum of (A) the average daily outstanding principal balance of the Revolving Loan during such calendar month or longer period and (B) the average daily Letter of Credit Obligations during such calendar month or longer period.

     ss. 3.6. FEES. The Company shall pay to GE Capital, individually, the fees specified in the Fee Letter at the times specified for payment therein including all such fees that were payable on or prior to the Closing Date.

     SECTION 4. SECURITY AND GUARANTIES.

     As security for the full and timely payment and performance of the Lender Debt, whether now existing or hereafter arising:

     ss. 4.1. PLEDGE OF CAPITAL STOCK AND NOTES. Each of the Company and its Subsidiaries shall (to the extent of its interest therein) duly execute and deliver to the Agent one or more pledge agreements, substantially in the form of Exhib it 4.1(a) hereto (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Pledge Agreement"), covering, to the extent of such Person's interest therein, (i) all capital stock of all


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present and future  Subsidiaries  (direct and  indirect) of the Company,  now or hereafter issued and (ii) all proceeds thereof, pursuant to which the Credit Parties (other than the Parent) shall grant to the Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first priority Lien on all of the foregoing, together with certificates representing the equity interests or capital stock referred to therein (to the extent, with respect to any Foreign Subsidiaries, that certificates exist or certificates representing stock or equity interests are customarily issued by corporations incorporated or formed in the jurisdiction in which such Foreign Subsidiary is incorporated or formed), accompanied by undated stock powers or assignments thereof executed in blank. To the extent that the Pledge Agreement may not be appropriate to create a Lien in favor of the Agent on any capital stock of any Foreign Subsidiary as determined by the Agent or that certain actions as determined by the Agent which are not contemplated by this Section 4.1 or by the Pledge Agreement shall be required to perfect a Lien in favor of the Agent in the stock of a Foreign Subsidiary, the relevant Credit Party which has an interest in such stock shall as soon as reasonably practical (and if not reasonably practical by the Closing Date, in any event by not later than 30 days after the Closing Date), in addition to executing the Pledge Agreement as provided in this Section 4.1, execute and deliver to the Agent and cause to be executed and delivered to the Agent such documents and instruments, in form and substance satisfactory to the Agent, and shall take such actions as reasonably requested by the Agent, in each instance, in order to grant to the Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first priority Lien on the capital stock of such Foreign Subsidiary to be pledged to the Agent as provided in this
Section 4.1.

            ss. 4.2.  SECURITY AGREEMENT - TRADEMARK, PATENT AND
COPYRIGHT. Each of the Company and its Domestic Subsidiaries shall duly execute and deliver to the Agent one or more security agreements, substantially in the form of Exhibit 4.2 hereto, covering the trademarks, patents and copyrights of such Credit Party (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Trademark, Patent and Copyright Security Agreement"), now owned and hereafter acquired, together with notices of trademarks, patents and copyrights and other similar documents in form suitable for filing with the United States Patent and Trademark Office, the United States Copyright Office or any other applicable governmental office or agency, as the case may be, and one or more special powers of attorney and all other supplementary notices and instruments requested by the Agent in connection therewith.

            ss. 4.3. SECURITY AGREEMENTS. (a) Each of the Company and its Domestic Subsidiaries shall duly execute and deliver to the Agent one or more security agreements, substantially in the form of Exhibit 4.3(a) hereto (each, as amended, supplemented or modified from time to time in accordance with its terms, a "Security Agreement", and, together with the Pledge Agreements, Mortgages, Leasehold Mortgages, the Trademark, Patent and Copyright Security Agreements, each Assignment of Life Insurance, each Assignment of Business Interruption Insurance, the Cash Collateral Agreement, the Collecting Bank Agreements, and any other agreement, now existing or hereafter created providing collateral security for the payment or performance of any Lender Debt (including


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any such documents executed and delivered  pursuant to Section 8.25 hereof),  in each case, as amended, modified or supplemented from time to time, collectively referred to as the "Security Documents"), and to the extent requested in writing by the Agent on or prior to the Closing Date (except as provided in Section 8.19(a) hereof), all consents of third parties necessary to permit the effective granting of the Liens created in such security agreements (including, without
limitation,   a  landlord's   waiver  and   certificate   (each  a   "Landlord's
Certificate") in respect of each property subject to a Lease), in each case, in form and substance satisfactory to the Agent, together with:

                  (A) evidence of the completion of all recordings and filings of or with respect to the Security Documents that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                  (B) evidence of the insurance required by the terms of any Security Document or this Agreement,

                  (C) to the extent requested in writing by the Agent on or prior to the Closing Date, copies of each assigned agreement referred to in any Security Document, together with a consent to such assignment in form and substance reasonably satisfactory to the Agent, duly executed by each party to such assigned agreements other than the Company, and

                  (D) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Documents (and the priority of such Liens required hereunder) has been taken.

            (b) The Agent shall have received (unless otherwise consented to in writing by the Agent):

                  (A) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the day of the initial borrowing hereunder under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Documents, covering the collateral described in the Security Documents, and

                  (B) completed requests for information, dated on or before the date of the initial borrowing hereunder, listing the financing statements referred to in clause (A) above and all other effective financing statements, tax liens and judgments filed or recorded in the jurisdictions listed on Schedule 4.3(b)(B) hereto, that name any Credit Party as debtor, taxpayer or judgment debtor, together with copies of such other financing statements.



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            ss. 4.4.  REAL PROPERTY; MORTGAGES; LEASEHOLD MORTGAGES;
TITLE INSURANCE.  (a)  To the extent requested by the Agent:

          (i) each of the Company and its Domestic Subsidiaries shall duly execute and deliver to the Agent mortgages or deeds of trust (each such mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a "Mortgage") in respect of real property owned by such Credit Party so as to create in the Agent's favor, for the benefit of the Agent and the Lenders, upon recordation thereof, a valid, perfected and enforceable first priority Lien on the real property and improvements described therein (subject only to Liens specifically permitted under Section 9.2 hereof), such Mortgages to be in form and substance reasonably satisfactory to the Agent (with such changes thereto as may be necessary to provide that such Mortgages secure Lender Debt not covered by such exhibit);

          (ii) except with respect to the Leases listed on Schedule 4.4(a)(ii) hereto, each of the Company and its Domestic Subsidiaries shall duly execute and deliver to the Agent leasehold mortgages or deeds of trust (each such leasehold mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a "Leasehold Mortgage") in respect of real property leased under a Lease by such Credit Party so as to create in the Agent's favor, for the benefit of the Agent and the Lenders, upon recordation thereof, a valid, perfected and enforceable first priority Lien on such Lease and the real property and improvements thereon leased by such Credit Party (subject only to Liens specifically permitted under Section 9.2 hereof), such Leasehold Mortgages to be in form and substance reasonably satisfactory to the Agent (with such changes thereto as may be necessary to provide that such Leasehold Mortgages secure Lender Debt not covered by such exhibit); and

          (iii) each of the Company and its Domestic Subsidiaries shall cause the Mortgages and the Leasehold Mortgages executed and delivered by it to be duly recorded in the appropriate recording office or offices and shall pay all fees and taxes payable in connection therewith.

            (b) Each of the Company and its Domestic Subsidiaries shall cause to be executed and delivered to the Agent such amendments to each of the Leases, such consents of third parties to the Mortgages and the Leasehold Mortgages executed and delivered by it, and such non-disturbance agreements, estoppel certificates and waivers as the Agent shall request (in each case in form and substance satisfactory to the Agent).

            (c) Each of the Company and its Domestic Subsidiaries shall furnish to the Agent, in sufficient copies for each Lender, for the benefit of the Agent and the Lenders, at the expense of the Company or a Domestic Subsidiary, as applicable, one or more policies of mortgagee title insurance, in form,


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substance  and  amount  satisfactory  to the  Agent,  insuring  that each of the
Mortgages  and  Leasehold  Mortgages  executed  and  delivered by it pursuant to
Section 4.4(a) hereof is a valid and perfected first priority Lien in favor of the Agent on the fee or leasehold interest, as applicable, of such Credit Party (subject only to Liens specifically permitted under Section 9.2 hereof), in real property and improvements described therein, and that such Credit Party has good and marketable title thereto, issued by a title insurance company reasonably satisfactory to the Agent, together with satisfactory evidence that all title insurance premiums have been fully paid. Each Credit Party shall furnish to the Agent, in sufficient copies for each Lender, certified surveys of real property to be subject to any Mortgage or Leasehold Mortgage to be executed and delivered by it on or prior to the Closing Date and such other certificates and documents as the Agent may reasonably request. Each of the Company and its Domestic Subsidiaries shall additionally provide to each Lender with respect to any real property or leasehold interest to be subject to a Mortgage or Leasehold Mortgage on or prior to the taking of such Mortgage or Leasehold Mortgage such appraisals of such real property or leasehold interest as shall be required under applicable law, including, without limitation, FIRREA.

     ss. 4.5. ADDITIONAL COLLATERAL. Other than as set forth in any Security Document, each of the Company and its Domestic Subsidiaries acknowledges that it is its intention to provide the Agent with a Lien on all its property (personal, real and mixed), whether now owned or hereafter acquired, subject only to Liens specifically permitted under Section 9.2 hereof. Without limitation of Section
4.4 hereof, each of the Company and its Domestic Subsidiaries shall from time to time promptly notify the Agent of the acquisition by it of any material property in which the Agent does not then hold a perfected Lien, or the creation or existence of any such property (including, without limitation, the entering into by the Company or any Domestic Subsidiary of a Lease), and such Person shall, upon request by the Agent, promptly execute and deliver to the Agent or cause to be executed and delivered to the Agent pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, title insurance, surveys, consents of third parties, opinions of counsel and the like as the Agent shall reasonably request in connection therewith, in form and substance satisfactory to the Agent, such that the Agent shall receive valid and perfected first priority Liens (subject only to Liens specifically permitted under Section 9.2 hereof) on all such property.

     ss. 4.6. FILING AND RECORDING. (a) Each of the Company and its Domestic Subsidiaries shall, at their cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, to perfect and protect the Lien of the Agent in the property covered thereby.

            (b) Each of the Company and its Domestic Subsidiaries hereby authorizes the Agent to file one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of any Lien created pursuant to this Agreement and the Security Documents which may at any


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time be  required  or which,  in the  opinion of the  Agent,  may at any time be desirable without the signature of such Credit Party where permitted by law.

     (c) In the event that any re-recording or refiling of any financing statement (or the filing of any statements of continuation or amendment or assignment of any financing statement) is required to protect and preserve such Lien, each of the Company and its Domestic Subsidiaries shall, at their cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

     ss. 4.7. INTERPRETATION OF SECURITY DOCUMENTS. In the case of any conflict between the terms and provisions of a Security Document and this Agreement, the terms and provisions of this Agreement shall control, unless the terms of such Security Document expressly provide otherwise.

     ss. 4.8. GUARANTIES. (a) On or prior to the Closing Date, all Subsidiaries of the Company shall execute and deliver to the Agent a guaranty, substantially in the form of Exhibit 4.8 hereto, of all present and future Lender Debt incurred by the Company.

     (b) Upon the formation, after the Closing Date, of any Subsidiary of the Company, such Subsidiary shall execute and deliver to the Agent a guaranty, substantially in the form of Exhibit 4.8 hereto (modified in form and substance satisfactory to the Agent), of all then existing or thereafter incurred Lender Debt and such other Security Documents and related documents, instruments and certificates, in form and substance satisfactory to the Agent, as the Agent shall request in order to grant to the Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first priority Lien on all assets of such Subsidiary. Nothing contained in this Section 4.8 shall permit the Company or any Subsidiary of any thereof to form any Subsidiary which is otherwise prohibited by this Agreement.

     ss. 4.9. ASSIGNMENTS OF INSURANCE. (a) The Company shall duly execute and deliver to the Agent one or more assignments, substantially in the form of
Exhibit 4.9(a) hereto (each, as amended, supplemented or otherwise modified from time to time in accordance with its terms, an "Assignment of Life Insurance"), and such other instruments and documents, in each case, as may be required by the Agent to grant to the Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first Lien, to the extent of the Company's interest therein, on any key person life insurance policy required pursuant to
Section 8.3(g) hereof, and the issuer of such policy shall have acknowledged such assignment.

     (b) The Company shall duly execute and deliver to the Agent one or more assignments, substantially in the form of Exhibit 4.9 hereto (each, as amended, supplemented or otherwise modified from time to time in accordance with its terms, an "Assignment of Business Interruption Insurance"), and such other instruments and documents, in each case, as may be required by the Agent to grant to the Agent for the benefit of the Agent and the Lenders a valid,


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perfected  and  enforceable  first Lien on any business  interruption  insurance policy required pursuant to Section 8.3(e) hereof, and the issuer of such policy shall have acknowledged such assignment.

            ss. 4.10. CASH COLLATERAL AGREEMENT. The Company shall duly execute and deliver to the Agent a cash collateral agreement, substantially in form and substance satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Cash Collateral Agreement"), and such other instruments and documents, in each case, as may be required by the Agent to grant to the Agent for the benefit of the Agent and the Lenders a valid, perfected and enforceable first Lien on the cash covered thereby, all investments thereof, income thereon, claims, demands, choses in action in respect thereof and all other proceeds thereof.

            SECTION 5. CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT.

            The obligation of each Lender to lend its pro rata portion of any Revolving Advance or to provide any other financial accommodations to the Company on the Closing Date is subject to the following conditions precedent being fulfilled to the satisfaction of the Agent in each instance (or waived in writing by the Majority Lenders):

            ss. 5.1. OPINIONS OF COUNSEL. The Agent shall have received favorable opinions of Zimet, Haines, Friedman & Kaplan, counsel to the Credit Parties, substantially in the form attached hereto as Exhibit 5.1 (and such other opinions of counsel, including, without limitation, of local counsel, each in form and substance satisfactory to the Agent, as the Agent may request); it being understood that to the extent that such opinions of counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance satisfactory to Agent and shall provide that the Agent and Lenders may rely thereon.

            ss. 5.2. FINANCIAL STATUS AND STATEMENTS. (a) The Agent shall have received the Parent's and the Company's audited consolidated financial statements for the Parent's and the Company's fiscal year ended February 1, 1997 (the "Reference Date") prepared by the Parent or the Company, as the case may be and certified by Arthur Andersen & Company and such financial statements shall be otherwise in all respects satisfactory to the Agent. The Agent shall have received such projections as the Agent shall have requested, in each case, based on reasonable estimates of the Company and in form and substance satisfactory to the Agent.

            (b) As of the time immediately prior to the Closing Date, in the Agent's judgment, (i) no material adverse change shall have occurred in the business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries, since the Reference Date as reflected in the audited consolidated financial statements (the "Financial Statements") of the Parent and its Subsidiaries as at and for the period ending on the Reference Date, (ii) there shall have been since the



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Reference Date no material increase in liabilities of the Parent or the Company, liquidated or contingent, whether or not reflected on any balance sheet, and no material decrease in the Parent's or the Company's assets, other than in the ordinary course of business, (iii) nothing shall have occurred since the Reference Date which shall have materially changed the ability of the Company to meet the targets set forth in the projections dated July 23, 1997 previously delivered by the Company to the Agent, as such may be amended and supplemented as required by, and with the approval of, the Agent, (iv) since the Reference Date there shall have been no litigation commenced or threatened, which if adversely determined would have a Material Adverse Effect and (v) since the Reference Date there shall have been no dividends or distributions by the Parent or the Company to their respective stockholders (other than as permitted by Section 9.6(a)(ii) hereof). The Agent shall not have become aware of theretofore previously undisclosed materially adverse information with respect to the Parent and its Subsidiaries.

     ss. 5.3. QUALIFICATION. Each Credit Party shall be duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify would not have a material adverse effect on its business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise).

     ss. 5.4. SECURITY DOCUMENTS AND INSTRUMENTS. The Agent shall have received, in sufficient copies for each Lender, (a) all the instruments and documents then required to be delivered pursuant to Section 4 hereof or any other provision of this Agreement or pursuant to the instruments and documents referred to in
Section 4 hereof and the same shall be in full force and effect and shall grant or create the Liens, rights, powers, priorities, remedies and benefits contemplated herein or therein, as the case may be, (b) all necessary consents relating thereto from third parties so that the same shall be valid and not result in any violation of any material agreement running in favor of such third party and (c) all satisfactions of mortgages, termination statements under the UCC and other instruments releasing Liens as may be necessary or desirable in connection with the foregoing.

     ss. 5.5. EVIDENCE OF INSURANCE. The Agent shall have received, in sufficient copies for each Lender, evidence, in form, scope and substance and with such insurance carriers reasonably satisfactory to the Agent, of all insurance policies required pursuant to Section 8.3 hereof. Such insurance coverage shall have been issued by responsible carriers acceptable to the Agent and shall include, without limitation, loss payee and additional insurance endorsements in form and substance satisfactory to the Agent and in any event which require that at least thirty (30) days' prior written notice be provided to the Agent in the event of cancellation, nonrenewal or material change thereof.

     ss. 5.6. EXAMINATION OF BOOKS. The Agent shall have been afforded the opportunity prior to the Closing Date to review the books, records (including, without limitation, computer records), contracts (including, without limitation, all License Agreements and Consignment Agreements), pension plans, insurance coverage and properties of the Parent and its Subsidiaries, to investigate the operating management of the Parent and its Subsidiaries and the business,


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affairs,  properties and prospects of the Parent and its Subsidiaries generally,
and  to  perform  such  other  due  diligence   regarding  the  Parent  and  its
Subsidiaries as the Agent shall have required, the results of which review and due diligence shall be satisfactory to the Agent.

     ss. 5.7. BORROWING BASE. The Agent shall have received a Borrowing Base Certificate dated the Closing Date from the Company. The Agent shall be satisfied that on the Closing Date, the amount by which the Borrowing Limit exceeds the outstanding Revolving Loan is at least $10,000,000 or such lesser amount which is otherwise acceptable to the Agent in its sole discretion.

     ss. 5.8. NOTES. Each Lender shall have received its Note, each duly completed, executed and delivered in accordance with Section 2.3 hereof.

     ss. 5.9. [Intentionally Omitted.]

     ss. 5.10. [Intentionally Omitted.]

     ss. 5.11. FEES AND EXPENSES. All fees payable to the Agent and the Lenders with respect to the financing hereunder (including, without limitation, those under the Commitment Letter and the Fee Letter) on or prior to the Closing Date shall have been paid in full to the persons entitled thereto in immediately available funds.

     ss. 5.12. MANAGEMENT. (a) The Agent shall be satisfied with all agreements by and among any two or more of the Lee/Desai Group, Desai Capital Management Incorporated, the Parent, the Company and any other investors in the Parent or the Company, relating to the Parent or the Company (including, without limitation, the Management Agreements, the Shareholders Agreement and the Registration Rights Agreement). The Agent shall be satisfied with the corporate structure and management of the Company and the Parent and the composition and committee structure of the boards of directors of the Company and the Parent.

     (b) The Agent shall have reviewed and approved all executive employment agreements and compensation arrangements (including without limitation bonus and stock options), employee or management incentive plans and consulting or management arrangements (including without limitation the fees payable in connection therewith) and confidentiality agreements and non-compete agreements to which the Parent or any of its Subsidiaries is a party.

     ss. 5.13. DISBURSEMENT AUTHORIZATION. The Agent shall have received a disbursement authorization letter, substantially in the form of Exhibit 5.13 hereto, duly executed and delivered by the Company as to the disbursement on the Closing Date of the proceeds of the initial Revolving Advance.

     ss. 5.14. LOCKBOX. On or prior to the Closing Date, the Company and its Domestic Subsidiaries selected by the Agent shall have established a lock box pursuant to a lock box agreement as required by Section 8.22 hereof, and which in any event provides to the Agent a perfected first priority security interest in all Proceeds, now existing or hereafter acquired, of the Company and such Subsidiaries. All deposit accounts of the Company and its Domestic Subsidiaries shall be covered by Collecting Bank Agreements, which shall have been executed and delivered to the Agent and shall constitute Blocked Accounts.

     ss. 5.15. LITIGATION. There shall be no litigation involving any Credit Party or (relating to this transaction) any Lender, which in the judgment of the Agent has a reasonable likelihood of being determined adversely to any such Person, and if so adversely determined, would have a materially adverse effect on the business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, of the Parent and its Sub sidiaries taken as a whole or such Lender, or the ability of the Parent, the Company or any Guarantor to perform its obligations under the Loan Documents.

     ss. 5.16. TAX MATTERS. (a) The Agent, in its sole discretion, shall be satisfied that each Credit Party shall have made all appropriate tax filings required under, and shall have complied with all provisions of, all applicable tax laws in connection with the issuance of the credit facilities.

     (b) The Tax Allocation Agreement shall have been executed and delivered by the Parent and the Company, shall be in full force and effect and shall have been approved as to form, scope and substance by the Agent.

     ss. 5.17. COMPLIANCE WITH LAW. The Agent shall be satisfied that (a) each Credit Party is in compliance with in all material respects, and shall have obtained appropriate approvals pertaining to, all applicable governmental, environmental, labor, ERISA and other requirements, regulations and laws; and
(b) the credit facilities herein provided, and all other transactions contemplated herein shall be in compliance in all material respects with all applicable laws and regulations and shall not contravene any term or condition of any charter, bylaw, debt instrument or other agreement of any Credit Party.

     ss. 5.18. PROCEEDINGS; RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings in connection with the borrowings, the issuance of Letters of Credit and the execution and delivery of the Loan Documents, shall be satisfactory in form and substance to the Agent and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the Agent may have requested in connection therewith, such documents where requested by the Agent to be certified by appropriate corporate Persons or governmental authorities. Without limiting the generality of the foregoing, the Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:


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

          (i) A copy of the certificate of incorporation of each Credit Party, and all amendments thereto, certified (as of a date reasonably near the date of the initial financial accommodation to be made hereunder) by the Secretary of State or other applicable official of each of their respective states or countries as being a true and correct copy thereof.

          (ii) Certified copies of the resolutions of the Board of Directors of each Credit Party approving this Agreement, the Notes, and each other Loan Document to which it is a party or by which it is bound, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

          (iii) A copy of a certificate of the Secretary of State of each State where each Credit Party is doing business dated a date reasonably near the date of the initial financial accommodations to be made hereunder, stating that each Credit Party, as the case may be, is duly qualified and in good standing as a foreign entity in such State.

          (iv) A certificate of each Credit Party signed on behalf of such Person by its chairman, president, any vice-president, treasurer, secretary or assistant secretary, certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's (or other official's) certificate for such Person referred to above and (B) a true and correct copy of the by-laws of such Person as in effect on the date of the initial financial accommodations to be made hereunder.

          (v) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Person authorized to sign, on behalf of such Person, this Agreement, the Revolving Notes and each other Loan Document to which such Person is a party or by which it is bound.

     ss. 5.19. ENVIRONMENTAL MATTERS AND APPRAISALS. (a) The Agent shall have received such studies or reports from an independent third party acceptable to the Agent, as to environmental matters relating to the Company and its Subsidiaries and their respective properties, as the Agent shall have requested in writing on or prior to the Closing Date, the substance and results of which shall be satisfactory to the Agent.

     (b) The Agent shall have received such appraisals of (i) real property to be covered by a Mortgage or Leasehold Mortgage as shall be required, in the opinion of special counsel to the Agent, under FIRREA for Lenders which are subject to regulation thereunder and (ii) the Company's receivables, inventory, equipment and intangible assets as shall be requested by the Agent and the results of such appraisals shall be satisfactory to the Agent.

     ss. 5.20. [Intentionally Omitted.]


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

     ss. 5.21. SPECIAL COUNSEL FEES. Weil, Gotshal & Manges LLP, special counsel to the Agent, shall have received payment in full of all fees, costs and expenses billed on or prior to the Closing Date.

     ss. 5.22. CONSIGNMENT AGREEMENTS. To the extent requested by the Agent, the Agent shall have received from each Person which is a consignor of Consigned Inventory (pursuant to any Consignment Agreement or otherwise), a Consignor Letter.

     ss. 5.23. [Intentionally Omitted.]

     ss. 5.24. INSURANCE POLICIES. The Company shall have obtained (i) key person life insurance policies required to be maintained pursuant to Section 8.3(g) hereof and (ii) a business interruption insurance policy or policies required to be maintained pursuant to Section 8.3(e) hereof, which policies shall be satisfactory to the Agent and shall be assigned to the Agent (for the ratable benefit of the Lenders).


            SECTION 5A.  CONDITIONS PRECEDENT TO AMENDMENT AND
                              RESTATEMENT.

     The effectiveness of this Agreement is subject to the following conditions precedent being fulfilled to the satisfaction of the Agent in each instance (or waived in writing by the Majority Lenders):

     ss. 5A.1. OPINIONS OF COUNSEL. The Agent shall have received favorable opinions of Zimet, Haines, Friedman & Kaplan, counsel to the Credit Parties, substantially in the form attached hereto as Exhibit 5A.1 (and such other opinions of counsel, including, without limitation, of local counsel, each in form and substance satisfactory to the Agent, as the Agent may request); it being understood that to the extent that such opinions of counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance satisfactory to Agent and shall provide that the Agent and Lenders may rely thereon.

     ss. 5A.2. QUALIFICATION. Each Credit Party shall be duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except when the failure to so qualify would not have a material adverse effect on its business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise).

     ss. 5A.3. AMENDMENTS TO SECURITY DOCUMENTS AND INSTRUMENTS. The Agent shall have received, in sufficient copies for each Lender, (a) all appropriate amendments to the instruments and documents previously delivered pursuant to
Section 4 hereof or any other provision of this Agreement or pursuant to the instruments and documents referred to in Section 4 hereof and the same shall be in full force and effect and shall grant or create the Liens, rights, powers,


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

priorities, remedies and benefits contemplated herein or therein, as the case may be, and (b) all necessary consents relating thereto from third parties so that the same shall be valid and not result in any violation of any material agreement running in favor of such third party.

     ss. 5A.4. NOTES. Each Lender shall have received its Note, each duly completed, executed and delivered in accordance with Section 2.3 hereof.

     ss. 5A.5. FEES AND EXPENSES. All fees payable to the Agent and the Lenders with respect to the financing hereunder shall have been paid in full to the persons entitled thereto in immediately available funds, including, but not limited to, all fees to be paid by the Borrower pursuant to the Original Credit Agreement.

     ss. 5A.6. LITIGATION. There shall be no litigation involving any Credit Party or (relating to this transaction) any Lender, which in the judgment of the Agent has a reasonable likelihood of being determined adversely to any such Person, and if so adversely determined, would have a materially adverse effect on the business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, of the Parent and its Sub sidiaries taken as a whole or such Lender, or the ability of the Parent, the Company or any Guarantor to perform its obligations under the Loan Documents and no judgment, order, injunction or other similar restraint prohibiting any of the other transactions contemplated under this Agreement.

     ss. 5A.7. COMPLIANCE WITH LAW. The Agent shall be satisfied that (a) each Credit Party is in compliance with in all material respects, and shall have obtained appropriate approvals pertaining to, all applicable governmental, environmental, labor, ERISA and other requirements, regulations and laws; and
(b) the credit facilities herein provided and all other transactions contemplated herein shall be in compliance in all material respects with all applicable laws and regulations and shall not contravene any term or condition of any charter, bylaw, debt instrument or other agreement of any Credit Party.

     ss. 5A.8. PROCEEDINGS; RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings in connection with the borrowings, the issuance of Letters of Credit and the execution and delivery of the Loan Documents shall be satisfactory in form and substance to the Agent and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the Agent may have requested in connection therewith, such documents where requested by the Agent to be certified by appropriate corporate Persons or governmental authorities. Without limiting the generality of the foregoing, the Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:


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


               (i) A copy of the certificate of incorporation of each Borrower, and all amendments thereto, certified (as of a date reasonably near the Closing Date) by the Secretary of State or other applicable official of each of their respective states or countries as being a true and correct copy thereof.

              (ii) Certified copies of the resolutions of the Board of Directors of each Borrower approving this Agreement, the Notes, each other Loan Document to which it is a party or by which it is bound, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

             (iii) A copy of a certificate of the Secretary of State of each State where each Borrower is doing business dated a date reasonably near the Closing Date, stating that each Credit Party, as the case may be, is duly qualified and in good standing as a foreign entity in such State.

              (iv) A  certificate  of each  Borrower  signed  on  behalf of such
      Person by its chairman, president, any vice-president, treasurer, secretary or assistant secretary, certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's (or other official's) certificate for such Person referred to above and (B) a true and correct copy of the bylaws of such Person as in effect on the Closing Date.

              (v) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Person authorized to sign, on behalf of such Person, this Agreement, the Revolving Notes and each other Loan Document to which such Person is a party or by which it is bound.

            ss. 5A.9. PURCHASE OF SHARE. On the Closing Date, each Lender who was not a Lender immediately prior to the Closing Date shall wire transfer immediately available funds to the Agent in an amount required to purchase such Lender's pro rata share of the then outstanding amount of the Revolving Loan. Such Funds will be paid by the Agent to each Lender who was a Lender immediately prior to the Closing Date so as to reduce such Lender's pro rata share of the Revolving Loan immediately prior to the Closing Date to its pro rata share of the Revolving Loan on the Closing Date.

            SECTION 5B. CONDITIONS PRECEDENT TO INITIAL
                        BORROWINGS TO THE PARENT.

            The obligation of each Lender to lend its pro rata portion of any Revolving Advance or to provide any other financial accommodations to the Parent is subject to the Agent having received such approvals of governmental authorities or documents or opinions as the Agent may have reasonably requested.


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

            SECTION 6.  CONDITIONS PRECEDENT TO EACH BORROWING
                        AND ISSUANCE OF LETTERS OF CREDIT.

            The obligation of the Lenders to make any Revolving Advance (including on the Closing Date) (other than any Revolving Advances under Sections 2.1(c) and 2A.4 hereof) or of any Issuing Lender to cause the issuance of any Letter of Credit (including any L/C Indemnity Agreement) is subject to the following conditions precedent:

            ss. 6.1. CONDITIONS. No Lender shall have any obligation to make any Revolving Advance to a Borrower (other than any Revolving Advances under Section 2A.4 hereof) and no Issuing Lender shall issue, or cause the issuance of, a Letter of Credit unless, in each instance, (x) with respect to a Revolving Advance (other than a Revolving Advance under Section 2.1(c) and 2A.4 hereof), such Borrower delivers to the Agent a Borrower's Certificate dated the date of such Revolving Advance and (y) the following conditions precedent are fulfilled to the satisfaction of the Agent (or waived in writing by the Majority Lenders):

              (i) all representations and warranties made by each of the Credit Parties contained herein or otherwise made in any Loan Document (including, without limitation, each Borrower's Certificate), officer's certificate or any agreement, instrument, certificate, document or other writing delivered to the Agent or any Lender in connection herewith or therewith, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing or issuance of a Letter of Credit (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date);

             (ii) on  the date of such  borrowing  or  issuance  of a Letter  of
      Credit  there  shall  exist  no  Default  or  Event  of  Default   (either
      immediately before or after giving effect thereto);

            (iii) if the Company shall be requesting a Letter of Credit, the Agent on behalf of the Issuing Bank shall have (to the extent requested by any such Issuing Bank) received a duly executed and delivered Letter of Credit Agreement with respect thereto;

             (iv) such Borrower shall have complied with all procedures and given all certificates, notices and other documents required hereunder for such advance or issuance; and

              (v) the  Agent  shall  have  received  such  other   approvals  of
      governmental authorities or documents as the Agent may have reasonably requested.



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

            ss. 6.2. WRITTEN NOTICE. Prior to the time of each Revolving Advance or the renewal or conversion of any Revolving Advance, or portion thereof, or of the issuance of a Letter of Credit, the Agent shall have received Written Notice of such Revolving Advance or the renewal or conversion of such Revolving Advance, or portion thereof, or of the issuance of such Letter of Credit, as the case may be, in accordance with and to the extent required by Section 2 or 2A hereof, as appropriate.

            SECTION 7.  USE OF PROCEEDS.

            (a)  [Intentionally Omitted.]

            (b) From and after the Closing Date, proceeds of Revolving Advances to the Company shall be used for the working capital and general corporate purposes (including, without limitation, for the purpose of (i) opening and maintaining not more than twenty-two factory outlet stores operated by the Company to the extent set forth in Sections 9.1 and 9.24 hereof, (ii) operating fine jewelry departments in not more than ten Debenhams stores to the extent set forth in Section 9.23 hereof and (iii) operating fine jewelry departments in (x) not more than fifty-five Monoprix and related stores and (y) a store in Berlin, Germany, each to the extent set forth in Section 9.25 hereof) of the Company and its Subsidiaries to the extent such purposes are permitted hereunder (including, without limitation, for any intercompany loans by the Company to Sonab for working capital and general corporate purposes as evidenced by the Second Sonab Intercompany Note) and to repurchase Senior Notes to the extent such purchases are permitted hereunder.

            (c) Notwithstanding  anything to the contrary set forth in paragraph
(b) above, from and after the Closing Date, Revolving Advances to the Parent shall be used only to repurchase Debentures and/or to pay the original issue discount thereon to the extent such purchases and payments are permitted hereunder.

            (d) Notwithstanding  anything to the contrary set forth in paragraph
(b) above, no more than $7,000,000 in the aggregate may be expended in connection with the operation of fine jewelry departments in Debenhams stores to the extent the operation of such fine jewelry departments is permitted hereunder.
            (e) Notwithstanding  anything to the contrary set forth in paragraph
(b) above, no more than $13,000,000 in the aggregate may be expended in connection with the opening and operation of fine jewelry departments in Monoprix and related stores to the extent the operation of such fine jewelry departments is permitted hereunder.

            SECTION 8.  AFFIRMATIVE COVENANTS.

            Each of the Borrowers covenants and agrees that, so long as any Revolving Advance or Letter of Credit is outstanding or any Lender has any Revolving Commitment hereunder, unless specifically waived by the Majority Lenders in writing:


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

            ss. 8.1.  FINANCIAL STATEMENTS AND OTHER INFORMATION.  The   Company
or, where applicable, the Parent shall furnish or cause to be furnished to the Agent and each Lender:

            (a) Within 30 days after the end of each fiscal month of the Parent,
(i) a copy of the internally prepared unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and the related consolidated statement of income for that portion of the Fiscal Year ending as of the end of such month, and (ii) a copy of the unaudited consolidated statement of income of the Parent and its Subsidiaries for such month, setting forth in comparative form in each case referred to in clauses (i) and (ii) above, actual figures for such period as against budgeted figures (including variances in dollars and percent) for such period in the current Fiscal Year and actual figures as against actual figures (including variances in dollars and percent) for the comparable period during the prior Fiscal Year and accompanied by (A) management letters prepared by the Designated Officer of the Parent or the Company explaining any material variances from the corresponding budgets and prior Fiscal Years' figures related to the foregoing, (B) a schedule which shows, by License Agreement, each Account which is past due and, to the extent not available to the Agent by computer on-line (as required by Section 8.7(b)), a schedule detailing write-offs and returns, and (C) upon Agent's request, copies of any reports generated from the Company's investigation into discrepancies noted in any of the internal inventory control reporting.

            (b) Within 45 days after the end of each fiscal month of the Parent,
(i) a copy of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and the related consolidated statement of income and cash flow for that portion of the Fiscal Year as of the end of such month, each prepared in accordance with GAAP (subject to normal year end adjustments and without footnotes) and (ii) a copy of the unaudited consolidated statement of income and cash flow of the Parent and its Subsidiaries for such month prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes) setting forth in comparative form in each case referred to in clauses (i) and (ii) above, actual figures as against actual figures for the comparable period during the prior Fiscal Year.

            (c) Within 45 days after each fiscal quarter of the Parent, (i) a copy of the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter, the related consolidated and consolidating statements of income and the related consolidated statement of cash flows for that portion of the Fiscal Year ending as of such quarter, each prepared in accordance with GAAP (subject to normal year end adjustments and without footnotes) and (ii) a copy of the unaudited consolidated and consolidating statements of income and the related consolidated statement of cash flows of the Parent and its Subsidiaries for such quarter prepared in accordance with GAAP (subject to normal year end adjustments and without footnotes) setting forth in comparative form in each case referred to in clauses
(i) and (ii) above for consolidated information only, actual figures for such period as against actual figures for the comparable period during the prior Fiscal Year.

     (d) For each of (b) and (c) above, the certification of the Designated Officer of the Parent or Company, as applicable, shall accompany such statements and shall certify that (i) all such statements are complete and correct in all material respects and are presented fairly in accordance with GAAP (subject to normal year end adjustments and without footnotes) and (ii) to the best knowledge of such Designated Officer, no Default or Event of Default exists as of such time or, if any Default or Event of Default then exists, specifying the details and anticipated effect thereof.

     (e) Within 45 days after the end of each month for which a quarterly reporting period ends for the Parent, a schedule showing in reasonable detail the calculations used in determining compliance (for the fiscal quarter ending on the last day of each such month) with the covenants contained in Section 9.1 and Section 8.17 hereof.

     (f) Not later than March 30 in each year, a report detailing the highest target shortage locations of the Company and its Subsidiaries.

     (g) Within 90 days after the close of each Fiscal Year, a copy of the annual audited consolidated financial statements of each of the Parent and its Subsidiaries and the Company and its Subsidiaries, consisting of the annual consolidated balance sheet, statement of income, cash flow and changes in stockholders' equity, setting forth in comparative form, in each case, consolidated figures for the prior Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification (other than a qualification approved by the Agent) by independent certified public accountants of recognized national standing selected by the Parent and the Company respectively, and acceptable to the Agent (Arthur Andersen & Company being acceptable to the Agent), and accompanied by (i) unaudited consolidating financial statements of the Parent and its Subsidiaries and the Company and its Subsidiaries, consisting of the annual consolidating balance sheets and statements of income, setting forth in comparative form, in each case, consolidating figures for the prior Fiscal Year (which financial statements shall be prepared in accordance with GAAP), (ii) a schedule prepared by the Company and certified by such independent accountants, showing in reasonable detail the calculations used in determining compliance with the financial covenants under Section 8.17 hereof, (iii) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred or, if they believe a Default or Event of Default has occurred, specifying the details thereof, and (iv) a certification of the Designated Officer of the Parent and the Company certifying that (A) all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated and consolidating financial position and the consolidated and consolidating results of operations and cash flows of each of the Parent and its Subsidiaries and the Company and its Subsidiaries as at the end of such Fiscal Year and (B) to the best knowledge of such Designated Officer, no Default or Event of Default exists as of such time or, if any Default or Event of Default then exists, specifying the details and anticipated effect thereof.


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     (h) As soon  as  practicable,  but in any  event  not  later  than  two (2)
Business Days after the Parent and/or the Company becomes aware of the existence of any Default or Event of Default, or any development or other information which might reasonably be expected to have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days.

     (i) Not later than February 15 in each year, an annual operating plan for the Parent and its Subsidiaries for such Fiscal Year (approved by the board of directors of each of the Parent and the Company), in form, scope and substance reasonably satisfactory to the Agent, setting forth:

          (i) projected consolidated balance sheets of the Parent and its Subsidiaries for such Fiscal Year, on a monthly basis;

          (ii) projected consolidated statements of income of the Parent and its Subsidiaries for such Fiscal Year, on a monthly and quarterly basis;

          (iii) projected consolidated statements of cash flow of the Parent and its Subsidiaries, including summary details of cash disbursements, including Capital Expenditures, and projected operating profit of the Parent and its Subsidiaries for such Fiscal Year, on a monthly basis; and

          (iv) projected Borrowing Base for such Fiscal Year, on a monthly basis;

     together with (x) projections of the nature requested in clauses (i) through (iv) above, computed on an annual basis for each Fiscal Year remaining until the Maturity Date and (y) appropriate supporting details as reasonably requested by any Lender (including, without limitation, same store growth assumptions). The projections of the nature requested in clauses (i) through
(iii) above shall also set forth such information with respect to each of the outlet stores and Sonab. The annual operating plan delivered in connection with this Section 8.1(i) shall be accompanied by evidence satisfactory to the Agent that such plan shall have been approved by the boards of directors of each of the Parent and the Company.

     (j) If requested by the Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the Parent or any of its Subsidiaries.

     (k) Concurrently with the delivery of the statements referred to in Section 8.1(a) hereof, supplements or amendments to Schedules, if any, as described in
Section 8.20 hereof.


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

     (l) As soon as available, but in any event not later than thirty (30) days after the end of each Fiscal Year of the Parent, a report, in form and substance satisfactory to the Agent, (i) updating the list of contracts, agreements and documents of the Parent and its Subsidiaries in existence at the end of such Fiscal Year which are required to be set forth on Schedule 11.24 hereto so that the representation and warranty made in Section 11.24 hereto shall be true and correct as of such date and (ii) specifying which contracts, agreements and documents included on such schedule at any time during the Fiscal Year just ended have been terminated, entered into or materially modified during such Fiscal Year, and, promptly after requested by the Agent, copies of any such new contracts, agreements or other documents and material modifications.

     (m) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms), and all reports, notices or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent or any such Subsidiary or of any Indebtedness for Borrowed Money of the Parent or any such Subsidiary registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

     (n)  Promptly  upon  the  commencement  thereof,   written  notice  of  any
litigation, including arbitrations, and of any proceedings before any governmental agency, affecting the Parent or any of its Subsidiaries (other than any described in paragraph (r) below), which would, if successful, materially affect the Parent or any of its Subsidiaries or where the amount involved in excess of available insurance, if successful, would reasonably be expected to exceed $250,000.

     (o) With reasonable promptness, such other information respecting the business, operations and financial condition of the Parent or any of its Subsidiaries as any Lender may from time to time reasonably request.

     (p) (x) On the Closing Date, (y) not later than Monday, 12:00 noon (New York time) of each week, and (z) within three (3) days following the written request of the Agent, a certificate dated Friday of the previous week just ended (or with respect to a request made under clause (z) above, an estimated certificate dated the date of delivery) from the Company, in each case substantially in the form of Exhibit 8.1(p) hereto, each such certificate to be signed by the Designated Officer of the Company (each such certificate, a "Borrowing Base Certificate"). The delivery of the Borrowing Base Certificate pursuant to clause (y) of this Section 8.1(p) shall be accompanied by the following, each of which shall be in form, scope and substance satisfactory to the Agent, (i) a copy of the receivables aging trial balances of the Company and each of its Subsidiaries as of the end of the prior month, together with an accounts receivable reconciliation to the Borrowing Base Certificate date, and
(ii) a schedule of Eligible Inventory and Foreign Eligible Inventory, valued at the lesser of cost (on a specific identification basis) or current market value and setting forth the locations of all such Eligible Inventory and Foreign Eligible Inventory (which may be done by reference to the computer information


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

to which the Agent has on-line access to the extent required by Section 8.7(b) hereof), including, without limitation, Domestic Inventory and Foreign Inventory in transit and Domestic Inventory and Foreign Inventory not in the possession of the Company and the name of the Person in possession thereof. In addition to the foregoing, each Borrowing Base Certificate shall set forth (or shall be accompanied by a certificate of a Designated Officer of the Company setting forth) the aggregate unpaid principal balance of all loans or advances from the Company to Sonab at such time.

            (q) Within 15 days after receipt thereof but in no event later than June 30 of each year, a copy of all management reports and management letters, if issued, prepared for each of the Parent and its Subsidiaries and the Company and its Subsidiaries by independent certified public accountants of recognized national standing selected by the Parent or the Company, as applicable and acceptable to the Agent together with any response by any of the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, to such management reports or management letters; it being understood that the Parent and the Company shall request from such independent certified public accountants such management reports and/or management letters with the delivery of any annual audited financial statements required to be delivered to the Agent hereunder.

            (r) Promptly, and in any event within ten (10) business days thereof, notice:

                    (i) of any Environmental Claim or Adverse Environmental Condition of which any Credit Party has knowledge or any written notice of an allegation which may reasonably give rise to an Environmental Claim or Adverse Environmental Condition, where such Environmental Claim or Adverse Environmental Condition may reasonably be expected to result in a liability to any
      Credit Party in excess of $50,000;

                   (ii) of the occurrence of a Release of a Hazardous Material upon, under or affecting any Facilities, of which any Credit Party has knowledge or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under any Environmental Law, of which any Credit Party has knowledge, or that have been detected on or in the soil or groundwater, of which any Credit Party has knowledge, provided the cost to the Parent or its Subsidiaries of investigating, remedying, or responding to such Release may reasonably be expected to exceed $50,000;

                  (iii) that a Credit Party is reasonably likely to be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials, provided the cost of cleanup or response may reasonably be expected to exceed $50,000;

                 (iv) that written notice has been received that any part of the Facilities is or may be subject to a Lien under any Environmental Law; and



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                 (v) that a  Credit  Party  will undertake or has undertaken any
      Remedial Action with respect to any Hazardous Material, provided the cost of cleanup or response may reasonably be expected to exceed $50,000.

            (s) Within 30 days after the end of each Fiscal Year and at such other times as the Agent may request, a list, in detail reasonably satisfactory to the Agent, of all bank accounts maintained by the Parent, the Company and each of their respective Subsidiaries.

            (t) On February 15, May 15, August 15 and November 15 of each year, a report of the Company and its Subsidiaries detailing the amount of "consigned" or "memo" inventory and owned inventory of the Company and its Subsidiaries in each of the following categories: (i) inventory under two years old, (ii) inventory between two and three years old, (iii) inventory between three and four years old and (iv) inventory more than four years old.

            (u) Contemporaneously with the delivery thereof to Rhode Island Hospital Trust National Bank, copies of all Consignment Limit Reports (as such term is defined in the Gold Consignment Agreement) provided by the Company to Rhode Island Hospital Trust National Bank under or pursuant to the Gold Consignment Agreement.

            ss. 8.2. TAXES AND CLAIMS. (a) Each of the Borrowers shall and shall cause their respective Subsidiaries to pay and discharge when due (a) all taxes, assessments and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto and (b) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a Lien or charge upon its properties or assets, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings, the Parent or any such Subsidiary has established adequate reserves in accordance with GAAP with respect thereto, Liens (other than Liens which, in the aggregate, are permitted under Section 9.2(i) hereof) arising from the non-payment thereof when due have not attached to any of the property or assets of the Parent or any of its Subsidiaries in a manner which could have priority over the Lien of the Agent thereon and there is no imminent risk of the sale of or foreclosure on any property or assets of the Parent or any of its Subsidiaries by the holder of any Liens arising from the non-payment thereof when due.

            (b) The Borrowers and GE Capital agree that all fees payable to the Agent for the benefit of GE Capital as provided in Section 3.6 hereof, shall be reported for all tax purposes in accordance with Treasury Regulation Section 1.1273-2(j)(2). Such amount that is properly treated as a reduction in issue price will be treated by the parties as original issue discount and reported as interest income and interest expense to the extent permitted under the applicable provisions of the Code and the regulations promulgated thereunder.

            ss. 8.3. INSURANCE. (a) Schedule 8.3 lists all insurance of any nature maintained by the Parent and its Subsidiaries, as well as a summary of the terms of such insurance. The Company or the Parent shall, at its sole cost


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

and expense, maintain "All Risk" physical damage insurance on all real and personal property of the Parent and its Subsidiaries including, but not limited to, fire and extended coverage, boiler and machinery coverage, flood, earthquake, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent as its interest appears. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies add the Agent as an additional insured and give the Agent at least 30 days' prior written notice before any significant change in coverage provided by or cancellation of such policy or policies of insurance and that no act, omission or default of the Parent or any of its Subsidiaries or any other Person shall affect the right of the Agent or any Lender to recover under such policy or policies of insurance in case of loss or damages.

            (b) The Company or the Parent shall, at its sole cost and expense, maintain commercial general liability insurance covering itself and its Subsidiaries on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $1,000,000 in the aggregate. Such coverage shall include but not be limited to premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability.

            (c) The Company or the Parent shall, at its sole cost and expense, maintain workers' compensation insurance covering itself and its Subsidiaries including employer's liability in the minimum amount of $1,000,000 for each accident, $1,000,000 disease-policy limit, and $1,000,000 disease-each employee with excess coverage under umbrella liability insurance policies with a minimum limit of $20,000,000 per occurrence and $20,000,000 in the aggregate.

            (d) The Company or the Parent shall, at its sole cost and expense, maintain automobile liability insurance covering itself and its Subsidiaries for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence with excess coverage under umbrella liability insurance policies with a minimum limit of $20,000,000 per occurrence and $20,000,000 in the aggregate.

            (e) The Company or the Parent shall, at its sole cost and expense, maintain business interruption insurance covering itself and its Subsidiaries with the policy limits not less than those as in effect immediately prior to the Closing Date.

            (f) All policies of liability insurance required to be maintained under this Agreement shall name the Agent and each Lender as an additional insured, contain at least a 30-day notice of significant change in coverage or


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

cancellation and be in form and with insurers recognized as adequate by the Agent and, except as required hereby, all such policies shall be in such amounts as may be satisfactory to the Agent. Upon the request of the Agent, the Parent and each of its Subsidiaries shall deliver to the Agent the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor and of compliance with all provisions of this Agreement. In addition, the Parent and each of its Subsidiaries shall notify the Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. The Parent and each of its Subsidiaries each irrevocably make, constitute and appoint the Agent (and all officers, employees or agents designated by the Agent) as the Parent's and each such Subsidiary's true and lawful attorney (and agent-in-fact), acting at any time after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance (provided that the Agent shall consult with the Parent prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of the Parent or any such Subsidiary on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and for making all determinations and decisions with respect to such policies of insurance. In the event the Parent or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Agent, without waiving or releasing any obligations or default by the Parent or any of its Subsidiaries hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by the Parent or any of its Subsidiaries to the Agent and shall be Additional Indebtedness hereunder secured by the Collateral.

            (g) The Company shall maintain a key person life insurance policy with responsible insurance carriers and pursuant to insurance policies reasonably acceptable to the Agent, covering David B. Cornstein and Arthur E. Reiner in an amount of not less than $5,000,000 each.

            (h) The Agent reserves the right at any time, upon a change of the Parent's or any of its Subsidiaries' risk profile or upon the occurrence of an external event, to require additional forms and limits of insurance which, in the Agent's sole opinion, will adequately protect any Lender's investment.

            ss. 8.4. BOOKS AND RESERVES. Each of the Borrowers shall and shall cause each of their respective Subsidiaries to:

            (a) maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP; and

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            (b) by means of appropriate entries,  reflect in its accounts and in all financial statements furnished pursuant to Section 8.1 hereof proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of its properties and bad debts, all in accordance with GAAP.

            ss. 8.5.  PROPERTIES  IN  GOOD  CONDITION.  Except  as  permitted in
Section 9.5 hereof, each of the Borrowers shall keep, and shall cause each of their respective Subsidiaries to keep, its material properties in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

            ss. 8.6. MAINTENANCE OF EXISTENCE, ETC. Except as otherwise provided in Section 9.5(e) hereof, each of the Borrowers shall preserve and maintain, and cause each of their respective Subsidiaries to preserve and maintain, its statutory existence, rights and franchises.

            ss. 8.7. INSPECTION BY THE AGENT AND THE LENDERS. (a) Each of the Borrowers shall allow, and shall cause each of their respective Subsidiaries to allow, any representative of any Lender or of the Agent, at the Company's expense, to visit and visually inspect any of its properties, to examine its books of account and other records and files (including, without limitation, computer records and files), to make copies thereof and to discuss its affairs, business, finances and accounts with its officers and employees and independent accountants (and each of the Borrowers hereby irrevocably authorizes its independent accountants to discuss with the Agent and the Lenders the financial affairs of the Parent and its Subsidiaries), all at such reasonable times and as often as any Lender or the Agent may reasonably request and without any unnecessary interference with the business of the Borrowers or any of their respective Subsidiaries.

            (b) At all times, the Parent shall allow, and cause each of its Subsidiaries to allow, the Agent or any representative of the Agent direct continuous access (including, without limitation, by modem or any other direct computer linkage means), without any ability to alter any such records or change or enter any data to all computer records or files concerning the business or properties of the Company or any of its Subsidiaries for the purpose of monitoring, among other things, the Accounts, Inventory and Consigned Inventory of the Company and its Subsidiaries.

            ss. 8.8. PAY INDEBTEDNESS TO LENDERS AND PERFORM OTHER COVENANTS. The Borrowers shall (a) make full and timely payment of all payments required to be made by the Company in respect of the Lender Debt, including without limitation, the Loan, whether now existing or hereafter arising, (b) strictly comply, and cause each of the other Credit Parties to strictly comply, with all the terms and covenants contained in each Loan Document to which each such Credit Party is a party, all at the times and places and in the manner set forth


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therein and (c) except for the filing of continuation  statements and the making of other filings by the Agent as secured party or assignee, at all times take all action necessary to maintain the Liens provided for under or pursuant to this Agreement or any Security Document as valid and perfected Liens on the property intended to be covered thereby (subject to no other Liens except those liens expressly permitted under Section 9.2 hereof) and supply all information to the Agent or the Lenders necessary for such maintenance.

     ss. 8.9. NOTICE OF DEFAULT. Each of the Borrowers shall promptly, and shall cause each of their respective Subsidiaries to promptly (and in any event within five (5) days), notify the Agent in writing of any Default or Event of Default or a default under any other agreement in respect of Indebtedness for Borrowed Money to which a Borrower or any of its Subsidiaries is a party, in each case describing the nature thereof and the action such party proposes to take with respect thereto.

     ss. 8.10. REPORTING OF MISREPRESENTATIONS. In the event that a Borrower, or any of its respective Subsidiaries discovers that any representation or warranty made in any Loan Document by any Credit Party was incorrect in any material respect when made, such party shall promptly report, or shall cause such Subsidiary promptly to report, the same to the Agent and take, or cause to be taken, all available steps to correct such misrepresentation or breach of warranty.

     ss. 8.11. COMPLIANCE WITH LAW. Each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, comply with and duly observe in all material respects all laws and regulations and all rules and orders, in each case, applicable to it and all legal requirements imposed by any governmental authorities, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes, those relating to public and employee health and safety, and those relating to environmental matters, except a non-compliance or failure to observe which would not have a Material Adverse Effect.

     ss. 8.12. ERISA. (a) Each of the Borrowers shall pay and discharge, and shall cause each other Credit Party and each ERISA Affiliate to pay and discharge, when due (including any permissible extensions) any liability imposed upon it pursuant to the provisions of Title IV of ERISA.

     (b) Each of the Borrowers shall deliver to the Agent promptly, and in any event within ten (10) days, after

          (i) such party knows, or has reason to know, of the occurrence of any Reportable Event (as defined in Section 4043(b) of ERISA) with respect to any Pension Benefit Plan subject to Title IV of ERISA ("Reportable Event"), a copy of the materials that are filed by the applicable plan administrator with the PBGC, or the materials that would have been filed if the PBGC had not waived the notice requirements;


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

          (ii) the receipt of notice by a Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of a Credit Party or any ERISA Affiliate from the PBGC of the PBGC's intention to terminate any such Pension Benefit Plan or to appoint a trustee to administer any such Pension Benefit Plan, a copy of such notice;

          (iii) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Benefit Plan subject to Title IV, together with any actuarial statements on Schedule B to such Form 5500;

          (iv) a Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of any Credit Party, or any ERISA Affiliate files with participants, beneficiaries or the PBGC a notice of intent to terminate any Pension Benefit Plan, a copy of any such notice;

          (v) a Credit Party or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan, an explanation of such event or condition;

          (vi) an application has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code with respect to any Pension Benefit Plan, a copy of such application; and

          (vii) the receipt by any Credit Party or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment;

in each case described above, together with a statement signed by an appropriate officer of such Credit Party or ERISA Affiliate setting forth details as to such Reportable Event, filing, notice, event or condition, assessment or application and the action that will be taken with respect thereto.

            ss. 8.13. FURTHER ASSURANCES. Each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, at its cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

            ss. 8.14. CONSIGNMENT AGREEMENTS. The Company shall deliver to the Agent Consignor Letters duly executed by consignors of "consigned" or "memo" inventory (pursuant to any written consignment agreement or otherwise)


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representing  at  least  ninety  percent  (90%)  of the  "memo"  or  "consigned"
inventory (based on book value) of the Company and at no time following the Closing Date shall the Company suffer or permit more than ten percent (10%) of its "memo" or "consigned" inventory (based on book value) to be on consignment from consignors who have not executed and delivered to the Agent Consignor Letters. The Company further agrees to use its best efforts to deliver to the Agent Consignor Letters from each of its consignors of "memo" or "consigned" inventory and the Company further agrees that it shall not from and after the Closing Date enter into any consignment agreement or arrangement with any consignor who has not delivered to the Agent a Consignor Letter. Notwithstanding the foregoing, no Consignor Letter shall be required to be executed and delivered by Rhode Island Hospital Trust National Bank in connection with the Gold Consignment Documents so long as the Intercreditor Agreement is in full force and effect.

            ss. 8.15. AUDITS. Each of the Borrowers shall allow, and shall cause each of their respective Subsidiaries to allow, the Agent or its designee to perform such audits of the Parent and its Subsidiaries, at the Company's expense as to reasonable out-of-pocket expenses of the Agent or its designee, as the Agent may request.

            ss. 8.16. ENVIRONMENTAL MATTERS, ETC. (a) Each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, (i) comply in all material respects with the Environmental Laws applicable to it, and (ii) promptly forward to the Agent a copy of any order, notice, Permit, or any other written communication or report received by the Parent or any of its Subsidiaries in connection with any Adverse Environmental Condition or Environmental Claim or any written allegation which may reasonably be expected to give rise to an Adverse Environmental Condition or Environmental Claim.

     (b) The Company shall fully and promptly pay, perform, discharge, if requested, defend, indemnify and hold harmless each Indemnified Party from and against any action, claim, loss, liability, damage, cost, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, disbursements, investigation, removal, cleanup and remedial costs and reasonable equipment modification costs incurred to permit continued or resumed normal operation of the Facilities) suffered or incurred by such Indemnified Party, whether as mortgagee pursuant to any Mortgage or Leasehold Mortgage, as mortgagee in possession, or as successor in interest to the Company or any of its Subsidiaries as owner, operator or lessee of any Facilities by virtue of foreclosure or acceptance in lieu of foreclosure or otherwise: (i) under or on account of the Environmental Laws as they may apply to the Parent, any of its Subsidiaries or the Facilities, including the assertion of any Lien thereunder;
(ii) with respect to any Environmental Claim, Release or Hazardous Material affecting such Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, including any loss of value of such Facilities as a result of a Release or Hazardous Material; and (iii) with respect to any other matter affecting such Facilities within the jurisdiction of any federal, state, or municipal authority administering the Environmental Laws. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement and the satisfaction of the Lender Debt under the Loan Documents. Further, the foregoing indemnity shall not be available with respect to matters arising solely out of the gross negligence or willful misconduct of an


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Indemnified  Party  or such  Person's  employees,  successors  or  assigns.  The indemnification rights provided by this Section 8.16(b) shall constitute the sole indemnity available to Indemnified Parties with respect to the matters addressed under this Section.

     (c) The Agent and each Lender agree that in the event any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any Indemnified Party, or any Remedial Action is requested of it or any Indemnified Party, for which indemnity is available under Section 8.16(b) and the Agent or any Lender may desire indemnity or defense hereunder, the Agent or such Lender shall promptly notify the Company in writing, setting forth a description of those elements of which it has knowledge, but any failure to so notify the Company shall not relieve the Company of any of its obligations hereunder, except to the extent such failure materially interferes with the Company's ability to defend the investigation, litigation, proceeding or requested Remedial Action. The Company at the request of the Agent or any Lender shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Company in any event may participate in the defense or settlement thereof with legal counsel of its choice; provided, however, that the Company shall not be entitled to control the defense described above in the event that the Company shall not have admitted in writing to the Agent and the Lenders that as between the Company, on the one hand, and the Agent and the Lenders on the other hand, the Company is liable to the Agent and Lenders as to such investigation, litigation, proceeding or Remedial Action or there are defenses available to the Indemnified Party which are not available to the Company. In the event that the Agent or any Lender requests the Company to defend against such investigation, litigation or proceeding or requested Remedial Action, such party shall promptly do so and the Agent or the affected Lender shall have the right to participate in such defense, at such party's expense, with legal counsel of its choice, and shall cooperate with the Company in the conduct of such defense. No Indemnified Party shall settle any such investigation, litigation or proceeding or requested Remedial Action as to which it is controlling the defense without the consent of the Company, which consent shall not be unreasonably withheld or delayed. In the event that the Company controls such defense, the Company and the Indemnified Party or Parties shall cooperate in the conduct of such defense, and the Company shall not settle any such investigation, litigation or proceeding or requested Remedial Action without the consent of the Indemnified Party or Parties, which consent shall not be unreasonably withheld. No action taken by legal counsel chosen by the Agent, the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested Remedial Action shall vitiate or impair the Company's obligation and duty hereunder to indemnify and hold harmless the Indemnified Parties. Any and all amounts payable by the Company as indemnification under this Section 8.16(c) shall be due and payable within thirty days of receipt of written notice to the Company and, after such thirty day period, shall be added, together with interest thereon at the rate set forth in Section 2.6(c) hereof, to the Lender Debt.

     (d) In the event of any Adverse Environmental Condition affecting any Facilities, whether or not the same originates or emanates from such


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Facilities or any  contiguous  real estate,  and if the Parent or any Subsidiary shall fail to comply in all respects with any of the requirements of the applicable Environmental Laws, or, in the case of a leasehold, if required to do so under the applicable lease, the Agent (at its option or at the direction of the Majority Lenders) may, but shall not be obligated to, cause such work to be
performed  or  take  actions   reasonably   necessary  to  remedy  such  Adverse
Environmental Condition or cure such failure to comply after providing written notice to the Company of an intent to do so, allowing a reasonable time after receipt of such notice for the Company to cure such failure. Any amounts paid by the Agent as a result thereof, together with interest thereon at the rate set forth in Section 2.6(c) hereof, shall be due and payable by the Company within thirty days of receipt of an invoice and supporting documentation and, after such thirty day period, shall be added to the Lender Debt. Nothing in this Agreement shall be construed as limiting or impeding the Parent's or any of its Subsidiary's rights or obligations to take any and all actions necessary or desirable to remedy any Adverse Environmental Condition. Any partial exercise by the Agent of the remedies hereinabove set forth or any partial undertaking on the part of the Agent to cure the Parent's failure or the failure of any Subsidiary thereof to comply with the Environmental Laws, shall not obligate the Agent to complete the actions taken or require the Agent to expend further sums to cure the Parent's or any such Subsidiary's noncompliance; neither shall the exercise of any such remedy operate to place upon the Agent or any Lender any additional responsibility for the operation, control, care, management or repair of the Real Estate or make the Agent or any Lender the "owner" or "operator" of the Real Estate or "owner" or "generator" of Hazardous Materials within the meaning of the Environmental Laws.

     (e) If an Event of Default occurs, or if an Adverse Environmental Condition should arise which would reasonably be expected to result in a Material Adverse Effect, the Agent (at its option or at the direction of the Majority Lenders) in the reasonable exercise of its discretion and with reasonable notice under the circumstances, may at any time, and at the Company's sole cost and expense (which shall be added to the Lender Debt), take any action to incur any reasonable expense, including without limitation, to cause one or more environmental assessments of the Real Estate to be undertaken. Environmental assessments may include a detailed visual inspection of the Real Estate, including, without limiting the generality of the foregoing, all storage areas, storage tanks, drains, dry wells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples, and such other investigation or analysis as is reasonably necessary or appropriate for a complete assessment of the compliance of the Real Estate and the use and operation thereof with all Environmental Laws; provided, however, any such inspection and sampling shall be performed by a qualified, and if necessary licensed, environmental consultant, retained by Agent and provided, further, that no such inspection and sampling shall take place on any real property leased to the Parent or any of its Subsidiaries that requires the consent of the landlord for such inspection and sampling without first obtaining such consent (the Company agreeing to use its best efforts to obtain such consent). The Company shall be given the opportunity to review and comment upon the scope of work and work plan developed by the consultant for the environmental assessment prior to such assessment; provided that such review and comments shall not be unreasonably withheld or delayed. The Agent shall give the Company three (3) Business Days' advance notice that the consultant intends to enter the Real

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

Estate for the purpose of conducting an environmental assessment. A representative of the Company shall have the right to accompany the consultant as the consultant performs any portion of the environmental assessment, provided such representative is reasonably available, and the consultant shall provide split samples to the Company's representative upon request. The consultant shall take all reasonable measures to restore the property to the condition in which the property was found prior to the environmental assessment.

            The Agent promptly shall provide the Company with a copy of any reports (including draft reports) and analytical data prepared or gathered by the consultant relating to the environmental assessment of the Real Estate.

            (f) The Company shall, and shall cause each of its Domestic Subsidiaries to, without regard to whether any Credit Party is in default, and at such party's sole cost and expense, cause one or more "phase I" environmental assessments to be undertaken by an environmental consultant satisfactory to the Agent (and in any event, in form and substance sufficient to entitle the Agent and the Lenders to an exemption under any applicable state or federal law for lenders or financial institutions holding a lien or security interest) before any such party shall (i) enter into a contract for the purchase of any real property or (ii) enter into any lease with a term in excess of six months; provided, however, that no such "phase I" environmental assessments shall be required prior to entry into a lease of real property to be used solely for retail or office purposes. If any such "phase I" environmental assessment shall identify any Adverse Environmental Condition or Environmental Claim with respect to such real property, such party shall refrain from entering into such contract or lease, as the case may be, unless such party shall ensure to the satisfaction of the Agent that such further Remedial Action as any Lender may reasonably request is undertaken at the sole expense of such party or a third party.

     ss. 8.17. FINANCIAL COVENANTS. (a) Leverage Ratio. The Parent shall maintain, or cause to be maintained, a Leverage Ratio, as of the end of each period of four consecutive quarters of the Parent ending on or about the dates set forth below, of not more than the ratio set forth below opposite such date:


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


            Four Fiscal Quarters
            Ending On or About                       Ratio

            October 31, 1997                         5.75
            January 31, 1998                         3.90
            April 30, 1998                           5.50
            July 31, 1998                            5.50
            October 31, 1998                         5.25
            January 31, 1999                         3.60
            April 30, 1999                           5.25
            July 31, 1999                            5.25
            October 31, 1999                         5.25
            January 31, 2000                         3.50
            April 30, 2000                           4.75
            July 31, 2000                            4.75
            October 31, 2000                         4.75
            January 31, 2001                         3.30
            April 30, 2001                           4.25
            July 31, 2001                            4.25
            October 31, 2001                         4.25
            January 31, 2002                         3.00
            April 30, 2002                           4.25
            July 31, 2002                            4.25
            October 31, 2002                         4.25
            January 31, 2003                         3.00
            April 30, 2003 and each Fiscal           4.25
              Quarter thereafter


            (b) Fixed Charge Coverage Ratio. The Parent shall maintain, or cause to be maintained, as of the end of each period of four consecutive fiscal quarters of the Parent ending on or about the dates set forth below, a Fixed Charge Coverage Ratio of not less than:


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




            Four Fiscal Quarters
            Ending On or About                         Ratio

            October 31, 1997                            1.2
            January 31, 1998                            1.3
            April 30, 1998                              1.3
            July 31, 1998                               1.3
            October 31, 1998                            1.3
            January 31, 1999 and each Fiscal            1.5
              Quarter thereafter


            (c) EBITDA. The Parent shall maintain, or cause to be maintained, EBITDA for each period of four consecutive fiscal quarters of the Parent ending on or about the dates set forth below of not less than the amount set forth below opposite such date:

            Four Fiscal Quarters
            Ending On or About                  Amount

            October 31, 1997                    $55,000,000
            January 31, 1998                    $57,000,000
            April 30, 1998                      $59,000,000
            July 31, 1998                       $59,000,000
            October 31, 1998                    $60,000,000
            January 31, 1999                    $60,000,000
            April 30, 1999                      $60,000,000
            July 31, 1999                       $60,000,000
            October 31, 1999                    $60,000,000
            January 31, 2000                    $64,000,000
            April 30, 2000                      $64,000,000
            July 31, 2000                       $65,000,000
            October 31, 2000                    $66,000,000
            January 31, 2001                    $69,000,000
            April 30, 2001                      $70,000,000
            July 31, 2001                       $71,000,000
            October 31, 2001                    $72,000,000
            January 31, 2002 and each Fisc      $74,000,000
              Quarter thereafter


            (d) Sonab EBITDA. Sonab shall maintain, or cause to be maintained EBITDA for each period of four consecutive fiscal quarters of Sonab ending on or about the dates set forth below of not less than the amount set forth below opposite such dates.


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


            Four Fiscal Quarters
            Ending On or About                   Amount

            October 31, 1997                    $2,700,000
            January 31, 1998                    $2,700,000
            April 30, 1998                      $2,700,000
            July 31, 1998                       $2,700,000
            October 31, 1998                    $2,700,000
            January 31, 1999                    $2,800,000
            April 30, 1999                      $2,800,000
            July 31, 1999                       $2,800,000
            October 31, 1999                    $2,800,000
            January 31, 2000                    $3,000,000
            April 30, 2000                      $3,000,000
            July 31, 2000                       $3,000,000
            October 31, 2000                    $3,000,000
            January 31, 2001                    $3,200,000
            April 30, 2001                      $3,200,000
            July 31, 2001                       $3,200,000
            October 31, 2001                    $3,200,000
            January 31, 2002 and each Fiscal    $3,400,000
              Quarter thereafter


     ss. 8.18. LEASES; NEW REAL ESTATE. Within five Business Days after becoming a party thereto, the Company shall provide, or shall cause the applicable Subsidiary to provide, the Agent with copies of all Leases of real property or similar agreements (and all amendments thereto) entered into by the Company or any Domestic Subsidiary of the Company after the Closing Date, whether as lessor or lessee. The Company shall comply and shall cause each of its Domestic
Subsidiaries to comply in all material respects with all of its and their material obligations under all Leases now existing or hereafter entered into by it or them with respect to real property including, without limitation, all Leases listed on Schedule 11.5 hereto. The Company shall, or shall cause the appropriate Subsidiary to, (i) provide the Agent with a copy of each notice of default received by the Company or such Subsidiary under any such lease immediately upon receipt of any such notice and deliver to the Agent a copy of each notice of default sent by the Company or such Subsidiary under any such lease simultaneously with its delivery of such notice under such lease; (ii) notify the Agent at least 14 days prior to the date the Company or such Subsidiary takes possession of any new leased premises or becomes liable under any Lease having a term of greater than six months, whichever is earlier; and
(iii) if requested by the Agent, obtain and deliver to the Agent a Landlord's Certificate, and with respect to any leasehold in which the Agent has obtained or expects to obtain a Leasehold Mortgage, such consents and other agreements from landlords relating to, among other things, mortgageability and such non-disturbance agreements from mortgagees of the landlord, as the Agent may


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request, each in form and substance satisfactory to the Agent, prior to entering into any new lease.

            ss. 8.19. LICENSE AGREEMENTS. (a) If a Specified Default occurs, the Company shall, upon the request of the Agent, use its best efforts to grant to the Agent for the benefit of the Agent and the Lenders pursuant to security agreements and/or collateral assignments each in form and substance satisfactory to the Agent, a valid, perfected and enforceable first priority Lien on all right, title and interest of the Company in, to and under all Unapproved License Agreements and License Agreements as to which the Agent shall have not heretofore received such a valid, perfected and enforceable first priority Lien (together with any legal opinions reasonably requested by the Agent as to the validity, enforceability and perfection of such Liens). In connection therewith, the Company shall use its best efforts to obtain all consents of third parties (including, without limitation, any licensor consents) necessary to permit the effective granting of such Liens. In the event such security agreements or collateral assignments (together any legal opinions requested by the Agent and third party consents deemed necessary by the Agent to permit the granting of such Liens) are not delivered to the Agent within 45 days after the Agent's request therefor and the Agent has not otherwise received a valid, perfected and enforceable first priority security interest in such Unapproved License Agreements and License Agreements, such failure on the part of any Credit Party shall constitute an Event of Default hereunder in addition to any other Default or Event of Default existing at such time.

            (b) The Company shall promptly (i) upon entering into any Unapproved License Agreement or License Agreement provide the Agent with copies of same (or if such Unapproved License Agreement or License Agreement is not in writing a written description thereof), (ii) upon entering into any amendment to any Unapproved License Agreement or License Agreement provide the Agent with a copy of same, it being understood that the Company shall not need the approval of the Agent or any Lender to enter into or terminate any Unapproved License Agreement or License Agreement, (iii) promptly upon entering into any Unapproved License Agreement or License Agreement after the Closing Date, provide to the Agent an internally generated projection of gross revenues for any such Unapproved License Agreement or License Agreement for the twelve month period following the first date of operation under such Unapproved License Agreement or License Agreement, (iv) comply in all material respects with all Unapproved License Agreements or License Agreements now existing or hereafter entered into by it
(including,  without  limitation,  those License  Agreements  listed on Schedule
11.25 hereof), and (v) provide the Agent with Written Notice of any default under any Unapproved License Agreement or License Agreement immediately upon becoming aware of any default thereunder and of any termination of an Unapproved License Agreement or License Agreement.

     ss. 8.20. SUPPLEMENTAL DISCLOSURE. From time to time as may be necessary (in the event that such information is not otherwise delivered by the Parent or the Company to the Lenders pursuant to this Agreement), the Borrowers will promptly supplement or amend each Schedule or representation herein with respect


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

to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby in any material respect. No such supplement shall cure any Default arising from any misrepresentation being corrected, unless such supplement has been approved by the Majority Lenders.

     ss. 8.21. AGREEMENTS. Each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases to which any such company is a party, where the failure to so perform and enforce is reasonably likely to have a Material Adverse Effect. The Parent shall not, and shall not suffer or permit any of its Subsidiaries to, terminate or modify in any manner adverse to any such party any provision of any agreement to which it is a party which termination or modi fication is reasonably likely to have a Material Adverse Effect.

     ss. 8.22. COLLECTION AND PAYMENT; LOCK BOX; BANK ACCOUNTS. (a) The Company shall enter into, and cause its Domestic Subsidiaries to enter into, a lock box agreement, in form, scope and substance satisfactory to the Agent, with each Collecting Bank. Pursuant to each such lock box agreement, on each Business Day, all items deposited in the applicable lock box shall be credited to the Blocked Account (other than a Disbursement Account) maintained by such Collecting Bank. On each Business Day, each Collecting Bank shall transfer to the Payment Account all amounts collected in good funds on such Business Day in the Blocked Account maintained by such Collecting Bank. The Company shall not nor shall the Company suffer or permit any Domestic Subsidiary to terminate, alter or suffer or permit to be terminated or to lapse any such lock box agreement.

            (b) Subject to the provisions of Section 2.19(b) hereof, the Company shall, and shall cause its Domestic Subsidiaries to, deposit, on the Business Day immediately following the Business Day of receipt, in such lock box all payments and proceeds received or derived from or in connection with the operations and business of the Company and its Domestic Subsidiaries, together with all other payments constituting proceeds of any assets, including real or personal property now owned or hereafter acquired by the Company or any of its Domestic Subsidiaries, and all other proceeds, payments and other amounts received by the Company or any of its Domestic Subsidiaries from any source whatsoever including, without limitation, all payments under License Agreements ("Proceeds"), in the identical form received, whether in cash or by check or otherwise. Subject to the provisions of Section 2.19(b) hereof, upon the request of the Agent, the Company shall, and shall cause its Domestic Subsidiaries to, cause all proceeds to be directly deposited in such lockbox by each of the account debtors of the Company and its Domestic Subsidiaries (including, without limitation, each licensor or lessor of a store location to the Company or any of its Domestic Subsidiaries).

            (c) All items and all cash in the lock box and all funds, deposits, earnings and claims in respect thereof in the Blocked Accounts shall be the sole and exclusive property of the Agent, subject to the sole dominion and control of the Agent, in accordance with the provisions of Section 2.19(b) hereof and of the lock box agreement and Collecting Bank Agreements.

            (d) The Company shall cause each Collecting Bank to execute and deliver to the Agent a Collecting Bank Agreement and shall instruct each Collecting Bank to transfer, prior to the close of business on any Business Day on which Proceeds are received by such Collecting Bank, such Proceeds (to the extent collected in good funds) in accordance with the terms of the Collecting Bank Agreement.

            (e) The Company shall pay to the Agent all fees, costs and expenses which the Agent pays or incurs in connection with maintaining or opening the Blocked Accounts, collecting and depositing for collection all checks and items of payment received or delivered to any Collecting Bank for deposit in the Blocked Accounts and shall reimburse the Agent for all amounts which the Agent may pay to any Collecting Bank arising from obligations undertaken by the Agent under the Collecting Bank Agreement.

            Notwithstanding clauses (a) through (e) above, so long as the Gold Consignment Documents and Intercreditor Agreement are in full force and effect, the deposit account established and maintained by the Company with Rhode Island Hospital Trust National Bank (referred to as the "Cash Collateral Account" in the Cash Collateral Agreement, as such term is defined in the Gold Consignment Agreement) holding the Cash Deposits (as defined in the Gold Consignment
Agreement) and the investments of funds in such account in Time Deposits (as such term is defined in the Cash Collateral Agreement), in each instance, pursuant to the Cash Collateral Agreement shall not be subject to the collection, payment and lockbox arrangements required by this Section 8.22.

            ss. 8.23. EMPLOYMENT AGREEMENTS. After the Closing Date, the Borrowers shall obtain the written approval of the Agent prior to entering into any Employment Agreement with an Affiliate of the Parent, the Company or any of their respective Subsidiaries. The Company shall cause Sonab to obtain the written approval of the Agent prior to entering into any employment agreement with an Affiliate of the Parent, the Company or any of their respective Subsidiaries.

            ss. 8.24. SONAB LOCK BOX AND BLOCKED ACCOUNTS. Each of the Parent and the Company shall cause Sonab to enter into and maintain lock box and/or cash management arrangements with the Agent and such other financial institutions that are acceptable to the Agent with respect to the receivables and other cash of Sonab, such arrangements to be substantially similar to the lock box and/or cash management arrangements of the Company as in existence on the Fourth Amendment Effective Date or otherwise in form and substance satisfactory to the Agent.


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            ss. 8.25. SONAB SECURITY.  Upon the request of the Agent,  within 45 days following the Closing Date, each of the Parent and the Company shall, at their sole cost and expense, cause Sonab to duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to grant to the Agent a valid and perfected Lien (which may be on a first priority basis) on all other personal property and assets of Sonab (including, without limitation, all inventory of Sonab) if such security is deemed necessary or advisable in the reasonable discretion of the Agent, it being understood that the granting of such Lien and the documentation prepared in connection therewith shall conform with, and may be limited by, the requirements of French and other applicable law. In addition to the foregoing, upon the request of the Agent, each of the Parent and the Company shall, at their sole cost and expense, cause Sonab to duly execute and deliver, or cause to be duly executed and delivered, to the Agent (or any Affiliate thereof designated by the Agent) such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to grant to any Affiliate of the Agent a valid and perfected Lien (on a first priority basis) in the accounts receivable of Sonab in substitution of the Lien granted to the Agent in the accounts receivable of Sonab pursuant to the Sonab Security Agreement (as defined in the Fourth Amendment Agreement) if such actions are deemed necessary or advisable in the reasonable discretion of the Agent, it being understood that the granting of such Lien and the documentation prepared in connection therewith shall conform with, and may be limited by, the requirements of French and other applicable law.

            SECTION 8.26 NEW STORES. The Company shall deliver written notice to the Agent at least five business days (or such shorter period as the Agent may agree) prior to the Company or any of its Subsidiaries (i) opening or operating any new fine jewelry department or (ii) opening of any new factory outlet store provided however, that the Company shall provide the Agent with a list of projected fine jewelry department and outlet store openings on a biweekly basis.

            SECTION 9.  NEGATIVE COVENANTS.

            Each of the Borrowers covenants and agrees that, so long as any Revolving Loan or Letter of Credit Obligation is outstanding or any Lender has any Revolving Commitment or any Revolving Sublimit Commitment hereunder, the Borrowers shall not, and shall not suffer or permit any of their respective Subsidiaries (and with respect to Section 9.11, shall not suffer or permit any ERISA Affiliate) to, without the prior written consent of the Majority Lenders:

     ss. 9.1. CAPITAL EXPENDITURES. Make Capital Expenditures in any Fiscal Year of the Parent in an amount exceeding (i) $17,600,000 for the Fiscal Year ending in 1997 (it being agreed that of such amount, (A) no more than $4,000,000 may be expended for the purpose of opening and maintaining factory outlet stores operated by the Company and permitted to be opened under Section 9.24 hereof,
(B) no more than  $2,000,000  may be  expended  for the  purpose of opening  and


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maintaining  fine  jewelry  departments  in  Debenhams  stores  permitted  to be operated under Section 9.23 hereof and (C) no more than $2,000,000 may be expended for the purpose of opening and maintaining fine jewelry departments in Monoprix and related stores and a store in Berlin, Germany, to the extent stores are permitted to be operated under Section 9.25 hereof), (ii) $18,500,000 for the Fiscal Year ending in 1998, or (iii) $15,000,000 in any subsequent Fiscal Year.

            ss. 9.2. LIENS. Create, incur, assume or suffer to exist any Lien upon or defect in title to or restriction upon the use of any of its properties or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, finance lease or other title retention agreements, other than:

          (a) Liens in favor of the Agent or the Lenders pursuant to this Agreement or the Security Documents;

          (b) (iLiens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 8.2 hereof;

          (ii) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

          (iii) mechanics', workmen's, repairmen's, warehousemen's, vendors', suppliers', materialmen's or carriers' Liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due or which are being contested in good faith (and there shall be no material risk of forfeiture of the property subject to such Lien or foreclosure of such Lien), or deposits or pledges to obtain the release of any such Liens;

          (iv) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Parent or any of its Subsidiaries or the value of such property for the purpose of such business;

          (c) existing Liens set forth in Schedule 9.2 hereof and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

          (d) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases), or any refinancing of any thereof, in favor of non-Affiliates of the Parent and its Subsidiaries upon any fixed

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     or capital  assets  hereafter  acquired  by the  Company or any  Subsidiary thereof constituting real property interests or related machinery and equipment, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets by the Company or any Subsidiary thereof, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of the Company or any of its Subsidiaries, (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases), interest thereon and other customary incidental obligations relating thereto only, and (iii) the original principal amount (or in the case of Capital Leases, notional principal amount) of the aggregate Indebtedness secured by all such purchase money Liens (and Capital Leases) shall not exceed $3,000,000 at any time;

            (e) Liens in favor of Marine Midland Bank, N.A. pursuant to the "Pledge Agreement" (as defined in the Debenture Indenture) covering the capital stock of the Company;

            (f) Liens on Consignment Inventory in favor of any Person who retains title to such Consignment Inventory;

            (g) Liens granted to lessors or licensors of store locations with respect to fixtures and equipment at store locations leased or licensed from such lessors or licensors not to exceed $2,000,000 in the aggregate at any time;

            (h) Liens for judgments, attachments, seizures or levies not to exceed $500,000 in the aggregate outstanding at any time;

            (i) Liens on property other than Inventory, Accounts or Proceeds of either, not exceeding $100,000 in the aggregate outstanding at any time; and

            (j) Liens in favor of Rhode Island Hospital Trust National Bank (or any successor or assignee thereof) pursuant to the Gold Consignment Documents, subject to the provisions of the Intercreditor Agreement and subject to there being no filings of financing statements under the Uniform Commercial Code with respect thereto other than financing statements containing collateral descriptions in the form of Exhibits 1A and 1B to the First Amendment.

     ss.  9.3.   INDEBTEDNESS.   Create,   incur,  assume  or  suffer  to  exist
contingently or otherwise, any Indebtedness (including, without limitation, any intercompany Indebtedness), other than:

            (a)  Indebtedness under the Loan Documents;

            (b) unsecured Current Liabilities incurred in the ordinary course of business other than unsecured Current Liabilities for Indebtedness for Borrowed Money;



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            (c) Indebtedness of the Company or any Subsidiary thereof secured by
      Liens permitted by Sections 9.2(b), (c) and (d) hereof;

            (d) Indebtedness to the extent expressly permitted by Sections 9.4 and 9.16 hereof;

            (e) Indebtedness of Sonab (i) to the Company as evidenced by the Sonab Intercompany Notes and (ii) to other Persons in an amount not to exceed in the aggregate for all such Persons at any time the lesser of (A) $10,000,000 and (B) an amount equal to the sum at such time of (1) 60% of the book value of Sonab's inventory and (2) 85% of the book value of Sonab's accounts receivable, but only so long as recourse in respect of such Indebtedness under this clause (ii) is limited exclusively to Sonab;

            (f) existing Indebtedness of the Borrowers and their respective Subsidiaries listed on Schedule 9.3 hereof (but not any increase thereof or any refinancings, renewals, extensions, replacements or exchanges of any thereof except refinancings, renewals, extensions, replacements or exchanges on terms no less favorable to the Company or any Subsidiary thereof than that being refinanced, renewed, extended, replaced or exchanged);

            (g) Indebtedness of the Borrowers arising under the Tax Allocation Agreement;

            (h)  Indebtedness of the Company evidenced by the Senior Notes;

            (i)  Indebtedness of the Parent evidenced by the Debentures;

            (j) Indebtedness of the Company under (i) any Hedge Agreement of the Company which is not speculative in nature, which is designed to hedge against fluctuations in the price of gold, and which is in the ordinary course of business in keeping with the Company's past practices and (ii) any Hedge Agreement which is designed to hedge against fluctuations in interest rates; provided, however, that in the case of any Hedge Agreement constituting an interest rate swap for which a Credit Party has swapped away exposure on a fixed rate in exchange for taking on exposure on a floating rate, such Hedge Agreement covers a notional principal amount of not more than $50,000,000;

            (k) Indebtedness of the Company or any Subsidiary thereof to lessors or licensors of store locations with respect to fixtures and equipment located at such store location not to exceed $2,000,000 in the aggregate outstanding at any time;

            (l) Indebtedness of the Company or any Subsidiary thereof to lessors or licensors of store location with respect to Inventory purchased from such lessors or licensors not to exceed $2,000,000 in the aggregate outstanding at any time;

            (m) Indebtedness of the Company or any Subsidiary thereof for judgments, attachments, seizures or levies not to exceed $500,000 in the aggregate outstanding at any time;

            (n) to the extent such expenses have not been paid by the Company through a dividend to the Parent permitted under Section 9.6 hereof, Indebtedness of the Company to the Parent for expenses of the Parent incurred in the ordinary course of business not to exceed in the aggregate in any Fiscal Year of the Parent 0.25% of the Company's net sales as indicated in the Company's audited annual financial statements for the immediately preceding Fiscal Year (it being understood that such Indebtedness shall not be evidenced by a promissory note, bond, debenture or other instrument);

            (o) Indebtedness of the Company and its Subsidiaries not to exceed $1,000,000 in the aggregate outstanding at any time;

            (p) subject to Section 9.6(a)(ii) hereof, Indebtedness of the Parent under the Shareholders Agreement and the Reiner Employment Agreement (or under any option agreement executed pursuant to the Long Term Incentive
      Plan);

            (q) Indebtedness of Sonab, Sonab Holdings and Sonab International pursuant to the terms of the First Supplemental Indentures; and

            (r) Indebtedness of the Company under the Gold Consignment Documents not to exceed $25,000,000 at any time in respect of the aggregate outstanding amount of Consigned Precious Metal (as such term is defined in the Gold Consignment Agreement).

Nothing contained in this Section 9.3 shall be deemed to permit the Company or any of its Subsidiaries to incur, create or suffer or permit to be outstanding any Indebtedness for Borrowed Money owing by the Company to the Parent.

            ss. 9.4.  LOANS, INVESTMENTS AND GUARANTEES.  Lend or advance money or credit to any Person, or invest in (by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person (each of the foregoing, an "Investment"), or agree to do any of the foregoing, other than:

            (a) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

            (b) (i) Investments in securities issued, or that are directly and fully guaranteed or insured, by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than twelve months from the date of acquisition of (x) any Lender or (y) any other domestic commercial bank having capital and surplus in excess of $500,000,000, the holding company of which has outstanding commercial paper meeting the requirements specified in clause (iv) below, (iii) repurchase agreements with a term of not more than thirty-one (31) days for underlying securities of the types described in clauses (i) and (ii) above (provided that the underlying securities of the type described in clause (i) may not have maturities of more than six months from the date of acquisition) entered into with any Lender or any other bank meeting the qualifications specified in clause
      (ii) above or with securities dealers of recognized national standing, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Super visory Policy Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"), and provided, further, that possession or control of the underlying securities is established as provided in the Supervisory Policy, and (iv) commercial paper rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by Standard & Poor's Corporation and P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six (6) months after the date of its acquisition;

            (c) Investments representing stock or obligations issued to the Parent or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Parent or such Subsidiary;

            (d) Investments representing the Indebtedness of any Person owing as a result of the sale by the Company or any of its Subsidiaries in the ordinary course of business of products or services (on customary trade terms);

            (e) Investments in the stock of (i) any Subsidiary existing on the Closing Date, (ii) Sonab, Sonab Holdings or Sonab International existing on the Fourth Amendment Effective Date up to an aggregate amount of $500,000 or (iii) any other Subsidiary created with the prior written consent of the Majority Lenders, but for each of the foregoing, not any additional investments therein other than additional Investments approved in writing by the Majority Lenders and increases in Investments solely by reason of increases in the retained earnings of such Subsidiary;

            (f)  the Guaranties;

            (g)  Investments  outstanding  on the date hereof and  described  on
      Schedule 9.4 hereto, but not any additional investments therein;


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            (h)  Investments  represented by the Blocked  Accounts and the other bank accounts, if any, permitted hereunder;

            (i) Investments by the Company with respect to its officers, directors or employees not to exceed at any time $20,000 in the aggregate to any one individual or $150,000 in the aggregate outstanding at any time, plus (i) advances to employees for travel and entertainment in the ordinary course of business, (ii) advances to employees for relocation expenses not to exceed at any time $50,000 in the aggregate to any one individual or $200,000 in the aggregate at any one time outstanding, and
      (iii) advances to employees in respect of bonuses actually earned by such employees so long as a Designated Officer has certified in writing to the Agent that such bonuses were actually earned by such employees and that at the time of each such advance or advances no Default or Event of Default was continuing;

            (j) payments required pursuant to the Tax Allocation Agreement;

            (k) advances to consignment vendors in the ordinary course of business consistent with past practices (which are secured by a perfected security interest in the inventory and proceeds thereof of such consignment vendors in a manner acceptable to the Agent; provided, however, that the Company shall have no obligation to obtain a perfected security interest in the inventory and proceeds of any consignment vendor until the aggregate outstanding amount of advances by the Company to such consignment vendor exceeds $2,000,000) not to exceed $12,000,000 outstanding at any one time plus, as of the end of any Fiscal Year (after the Fiscal Year ending in January 1993), a percentage (not to exceed 15%) of the foregoing amount in effect under this clause as of the beginning of such Fiscal Year equal to the percentage increase in sales for such Fiscal Year over that of the immediately preceding Fiscal Year, as reflected in the Company's audited year end financial statements (the "Percentage Sales Increase"), provided that (i) the amount of such advances made to any one Person and its Affiliates does not exceed (x) $5,000,000 at any one time outstanding plus, as of the end of any Fiscal Year (after the Fiscal Year ending in January 1993), a percentage (not to exceed 15%) of the amount in effect under this clause (i) as of the beginning of such Fiscal Year equal to the Percentage Sales Increase or (y) an amount outstanding at any time which exceeds 50% of the book value at such time of such Person's (or Affiliate's) "memo" or "consigned" inventory as shown on the Company's books or computer records, (ii) the amount of such advances shall be reduced to zero for at least thirty (30) consecutive days during each Fiscal Year of the Company, (iii) within thirty (30) days following the end of each month, the Company shall deliver to the Agent a detailed Schedule showing all outstanding advances under this Section 9.4(k) in form and content satisfactory to the Agent and (iv) the Company shall put in place a system satisfactory to the Agent to set appropriate credit limits, track its credit experience and obtain financial information from Persons to whom advances are made under this Section 9.4(k);

            (l) Investments constituting Initial License Expense not exceeding $1,500,000 in the aggregate in any Fiscal Year of the Parent;

            (m) Investments as a result of any transaction permitted pursuant to
      Section 9.6 hereof;

            (n) Investments of the Company as a result of any Hedge Agreement which is not speculative in nature, which is designed to hedge against fluctuations in the price of gold and which is in the ordinary course of business in keeping with the Company's past practices;

            (o) Investments of the Company as a result of any other Hedge Agreement which is not prohibited under the terms of this Agreement;

            (p) Investments up to $12,000,000 in the aggregate by the Company in
      Sonab (i) in the form of intercompany Indebtedness for Borrowed Money existing on the Closing Date as evidenced by the First Sonab Intercompany Note or (ii) in the form of common equity resulting from the conversion/exchange of the First Sonab Intercompany Note into/for common equity of Sonab;

            (q) Investments by the Company in Sonab in the form of intercompany Indebtedness for Borrowed Money existing after the Closing Date as evidenced by the Second Sonab Intercompany Note; provided that the aggregate unpaid amount of the Indebtedness for Borrowed Money evidenced by the Second Sonab Intercompany Note shall not at any time exceed $33,000,000.

            (r)  Investments by Sonab  represented by the bank accounts of SONAB listed on Schedule 11.19 annexed hereto; provided, however, that at any time prior to the completion of the lockbox and cash management arrangements with respect to Sonab as contemplated by Section 8.24 hereof, the balance of any one such bank account shall not exceed $1,500,000 and the aggregate balance of all such bank accounts of Sonab shall not exceed $2,000,000; and

            (s) the First Supplemental Indentures and the Second Supplemental Indentures.

            ss. 9.5. MERGER, SALE OF ASSETS, DISSOLUTION, ETC. Enter into any transaction of merger or consolidation, change its name, acquire all or a substantial portion of the assets of any Person, or transfer, sell, assign, lease, or otherwise dispose of (other than sales by the Company or any of its Subsidiaries of Inventory of the Company or such Subsidiary in the ordinary course of business or sales by the Company or any of its Subsidiaries of Inventory or fixtures of the Company or such Subsidiary at any location in connection with the termination of any License Agreement or lease covering such


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location) all or any part of its  properties  or assets,  or any of its notes or
Accounts (including, without limitation, Eligible Receivables), or any stock or Indebtedness of the Company or any of its Subsidiaries, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

            (a) sales in the ordinary course of business of assets and properties of the Company and its Subsidiaries no longer necessary for the proper conduct of their respective businesses having a value, together with the value of all other such property of the Company and its Subsidiaries so sold in the same Fiscal Year of the Parent, of not greater than $250,000;

            (b) sales by the Company and its Subsidiaries of worn out or obsolete personal property of the Company or such Subsidiary having a value, together with the value of all other such property of the Company and its Subsidiaries so sold in the same Fiscal Year of the Parent, of not greater than $250,000 plus sales of obsolete jewelry, watches or other merchandise which the Company believes cannot be advantageously sold in the ordinary course of business;

            (c) sales of equipment and fixtures in connection with the termination of License Agreements (or similar agreements or arrangements regarding the operation of jewelry departments or stores by Sonab or the Company) as to any one or more locations, to the extent such equipment and fixtures were used or retained at such locations in the ordinary course of business;

            (d) the abandonment of any assets and properties of the Company or any of its Subsidiaries which are no longer useful in its business and cannot be sold;

            (e) the merger of a wholly-owned Domestic Subsidiary of the Company with the Company (so long as the Company is the sole survivor of such merger) or with another wholly owned Domestic Subsidiary of the Company or the transfer or sale of any assets from any Subsidiary of the Company to the Company;

            (f) upon thirty days prior written notice to the Agent, the Company and any of its Subsidiaries may change its name provided that such entity executes all documentation reasonably requested by the Agent (including, without limitation, UCC financing statements) in order to protect the Agent's interest in the Collateral or any other interest of the Agent under the Loan Documents; and

            (g) the sale, transfer or assignment of collateral subject to the "Pledge Agreement" referred to in Section 9.2(e) hereof by virtue of the exercise of remedies by the pledgee thereunder.

            ss. 9.6.  DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS.
(a) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its capital stock, or purchase, redeem, retire, defease or otherwise acquire for


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value any capital stock of the Parent,  the Company or such  Subsidiaries or any other equity securities or any warrants, rights or options to acquire any such capital stock or other securities, whether now or hereafter outstanding, except that:

             (i) any wholly-owned Subsidiary of the Company may declare or pay cash dividends to the Company or to any other wholly-owned Subsidiary of the Company which is its shareholder;

             (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (A) the Company may declare or pay dividends to the Parent on an annual basis to pay expenses of the Parent incurred in the ordinary course of business of the Parent not to exceed in the aggregate in any Fiscal Year of the Parent 0.25% of the Company's net sales as indicated in the Company's audited annual financial statements for the immediately preceding Fiscal Year and (B) the Company and/or the Parent may purchase, repurchase, redeem, retire or acquire Equity Interests from former employees, officers and directors pursuant to the Long Term Incentive Plan, the Equity Plan, Employment Agreements, the Shareholders Agreement or other written agreements permitted hereby and may make payments in respect of promissory notes or other Indebtedness or evidence thereof issued or incurred in connection with any such purchase, repurchase, redemption, retirement or acquisition, and the Company may pay dividends to the Parent in an amount sufficient to make such purchases, repurchases, redemptions, retirements and acquisitions so long as the amount of such purchases, repurchases, redemptions, retirements and acquisitions (including, without limitation, amounts paid in respect of promissory notes or other Indebtedness or evidence thereof issued or incurred in connection with any such purchase, repurchase, redemption, retirement or acquisition) does not exceed in the aggregate in any Fiscal Year the sum of $1,000,000 plus the amount of cash received by the Parent from employees, officers and directors in respect of purchases of stock during such Fiscal Year; provided, however, that the portion, if any, of such sum which is not applied to such purchases, repurchases, redemptions, retirements or acquisitions (or to the payment of dividends by the Company to the Parent therefor) in any Fiscal Year may be applied to purchases, repurchases, redemptions, retirements or acquisitions of Equity Interests from former employees of the Company whose employment was terminated in such Fiscal Year (and for the payment of dividends by the Company to Parent therefor) so long as such application (and payment) is made during the first three months of the immediately succeeding Fiscal Year, and any such portion so paid during such first three months as permitted by this proviso shall not be included in calculating the sum for such succeeding Fiscal Year;

            (iii) the Parent may redeem, repurchase, retire or otherwise acquire any Equity Interest of the Parent in exchange for, or out of net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, other Equity Interests (other than Disqualified Stock) of the Parent; and



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          (iv) so long as no Default or Event of Default is  continuing,  on any tax payment date, the Company may make payments to the Parent of amounts required to be paid on such tax payment date under sections 4(c) and 5 of the Tax Allocation Agreement; provided, however, that (x) no payment on any tax payment date made by the Company to the Parent shall exceed the amount payable by the Parent to any taxing authority on such tax payment date, and
     (y) in any taxable year (or portion thereof), the aggregate amount payable by the Company to the Parent under this Section 9.6(a)(iv) in respect of federal, state and local income taxes shall not exceed the lesser of (A) the federal, state and local income tax liability that would have been payable by the Company for such taxable year (or portion thereof) determined as if the Company had filed separate federal, state and local income tax returns for such taxable year (or portion thereof) and for all previous taxable years beginning after October 31, 1992, computed in accordance with actual elections, conventions and other determinations with respect to the Company reflected in the consolidated or combined returns of the Parent and including any carryforwards of tax attributes from all prior taxable years (as limited under the Code) and (B) the consolidated or combined federal, state and local income tax liability of the consolidated or combined group that includes the Company and the Parent. For purposes of subsection (y) above the provisions relating to state and local income taxes shall only apply if and to the extent the Company and the Parent file consolidated or combined income tax returns in such jurisdictions.

            (b) Make any payment or prepayment of principal or interest on account of, or purchase, defease, acquire or redeem, any Indebtedness for Borrowed Money (or give any notice thereof or establish a sinking fund, reserve or like set aside of funds or other property therefor) other than (i) the Lender Debt, (ii) regular, scheduled payments by the Company of interest on, and required payments of principal of (in each case to the extent due and payable), the Senior Notes, and (iii) payments of Indebtedness of the Company permitted under paragraphs (b), (c), (d), (f), and (g) of Section 9.3, in each case, to the extent due and payable and except that:

          (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom the Parent may pay up to $40,000,000 of the original issue discount of the Debentures pursuant to the terms of the Debenture Indenture; provided, however, that (x) the Company shall not make any payments or distributions to the Parent for such purpose (provided further that this shall not prohibit Revolving Advances to the Parent otherwise permitted hereunder) and nothing contained herein or elsewhere in this Agreement shall be deemed to constitute an approval on the part of the Agent or any Lender to any such payments or distributions by the Company to the Parent for such purpose; (y) the Parent shall have received after the Closing Date at least $27,000,000 of Net Cash Proceeds from the issuance of Equity Interests which are applied to prepay the Revolving Credit Loan if, and to the extent permitted by the Debenture Indenture; and (z) the Parent timely files all necessary tax returns with respect thereto and applies any tax refund proceeds, if and to the extent permitted by the Debenture Indenture, to the repayment of the Revolving Credit Loan;



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

          (ii) the Company may, from time to time, repurchase Senior Notes with the proceeds of Revolving Advances made to it provided, that such Senior Notes are repurchased at prices deemed favorable by the Company's board of directors; provided, however, that no Senior Notes shall be permitted to be repurchased under this clause (ii) if the amount to be paid in respect of their repurchase, when added together to the sum of the aggregate amount of the Parent's Revolving Loan plus the aggregate amount theretofore paid by the Company to repurchase Senior Notes, would exceed the Aggregate Revolving Sublimit Commitment;

          (iii) the Parent may, from time to time, repurchase Debentures with the proceeds of Revolving Advances made to it and the Net Cash Proceeds hereafter received by it from the issuance of Equity Interests to the extent such Proceeds are not required to be used to prepay the Revolving Loan, provided, that such Debentures can be repurchased at prices deemed favorable by the Parent's board of directors; provided, however, that no Debentures shall be permitted to be repurchased under this clause (iii) if the amount to be paid in respect of their repurchase, when added together to the sum of the aggregate amount of the Parent's Revolving Loan plus the aggregate amount theretofore paid by the Company to repurchase Senior Notes would exceed the Aggregate Revolving Sublimit Commitment;

          (iv) Sonab may at any time and from time to time make payments and prepayments in whole or in part to the Company in cash without discount under the two promissory notes issued by Sonab to the Company in the respective principal amounts of $12,000,000 and $33,000,000; and

          (v) the Company may at any time and from time to time make payments and prepayments under the Gold Consignment Documents.

            ss. 9.7. TRANSACTIONS WITH AFFILIATES. Except for transactions specifically required or permitted by the terms of this Agreement (including, without limitation, the transactions contemplated pursuant to the Tax Allocation Agreement, the Management Agreements, the Shareholders Agreement, the Registration Rights Agreement and the Stock Purchase Agreement, in each case, as in effect on the Closing Date or as amended in accordance with Section 9.12 hereof, the Parent's Restated Certificate of Incorporation in effect on the
Closing  Date or as amended  in  accordance  with  Section  9.12  hereof and the
Indemnification  Agreements  or as  amended  in  accordance  with  Section  9.12 hereof); enter into or perform any transaction, including, without limitation, the purchase, leasing, sale or exchange of property or assets or the rendering of any service, with any Affiliate of the Lee/Desai Group or the Parent, except
(i) for any transaction which is in the ordinary course of business of the Company and any Subsidiary thereof, and which transaction is upon fair and reasonable terms no less favorable to the Company and such Subsidiary than each


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party to such transaction could obtain in a comparable arm's length  transaction with a Person not an Affiliate of such Person, or (ii) with respect to any transaction between the Company and any of its Subsidiaries which is on terms more favorable to the Company than the Company could obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

     ss. 9.8. BLOCKED ACCOUNTS. Suffer or permit (i) without the prior written consent of the Agent, any Blocked Account to be closed or terminated, or the Collecting Bank Agreement relating thereto to be terminated or no longer in full force and effect, or (ii) any deposit, checking or other account to be maintained at any bank, savings and loan association or other financial institution which accepts deposits, other than Blocked Accounts.

     ss. 9.9. MANAGEMENT COMPENSATION AND OTHER PAYMENTS. Except as specifically permitted under Section 9.6 and 9.7 hereof, pay, directly or indirectly, any management, consulting or similar fees, make any other payments of any kind in respect of employment, management, consulting, servicing or similar services or in respect of any non-competition or similar agreement or make any other kind of payment of any nature to, any Affiliate of the Parent, the Lee/Desai Group or to any officer, director, member of management, stockholder or partner of the Parent or any Subsidiary of the Parent or any Affiliate of any thereof, other than (i) payments of salary and ordinary course of business compensation (excluding bonuses and incentive compensation other than sales commission) to full time employees of the Company in the ordinary course of business and consistent with past practices and severance payments which have accrued and become payable in the ordinary course of business of the Borrowers, (ii) payments of bonuses and incentive compensation to full time employees of the Company and its Domestic Subsidiaries so long as such bonuses and incentive compensation (x) are consistent with the Company's historical practices, and (y) are paid in accordance with Employment Agreements or the Long Term Incentive Plan or, if not paid under an Employment Agreement or the Long Term Incentive Plan, are paid in accordance with other policies a description of which is attached as Schedule 9.9 hereto, as such policies may be amended, supplemented or replaced from time to time with the approval of the Board of Directors of the Company or Parent so long as no such amendment, supplement or replacement represents a material increase in bonus levels or calculations, (iii) so long as there shall be continuing no Default or Event of Default in the payment of principal of any Revolving Advance or any interest thereon, (x) fees payable to Thomas H. Lee Capital, LLC and Desai Capital Management Incorporated (or any Affiliate thereof) by the Company pursuant to the terms of the Management Agreements, not exceeding $240,000 plus reasonable expenses in the aggregate in any Fiscal Year and (y) amounts payable by the Parent or the Company under the Registration Rights Agreement and to the extent permitted by Section 9.6 hereof, under the Shareholders Agreement in each case, as such payments are required pursuant to such documents as in effect on the Closing Date, (iv) payments of fees, expense reimbursements or other amounts to independent directors or consultants (which are not Affiliates of the Parent or the Company) in the ordinary course of business and (v) amounts payable by the Borrowers under the Indemnification Agreements. Notwithstanding anything to the contrary set forth herein, Sonab shall be permitted to make payments of salary and other compensation (including bonuses) to (i) Bernard Gelbfarb pursuant to the terms


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of the Gelbfarb Service Agreement and (ii) other full time employees of Sonab so long as such payments are paid in the ordinary course of Sonab's business and are consistent with Sonab's past practices. In addition to the foregoing, the Company shall be permitted to pay Bernard Gelbfarb and other full time employees of Sonab bonuses and other compensation pursuant to the terms of the Long Term Incentive Plan so long as such bonuses and other compensation are paid in the ordinary course of the Company's business and are consistent with the Company's past practices.

     ss. 9.10. COMPROMISE OF RECEIVABLES. Compromise or adjust any of the Receivables or other accounts (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon other than, so long as there exists no Default or Event of Default, discounts, adjustments, allowances and credits granted with respect to accounts in the ordinary course of business.

     ss. 9.11. NONCOMPLIANCE WITH ERISA. (a) Engage in any transaction in connection with which a Credit Party or any ERISA Affiliate could be reasonably expected to be subject to either a material civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

            (b) adopt an amendment to any Pension Benefit Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code;

            (c) terminate any Pension Benefit Plan under Section 4041(c) of ERISA without the prior consent of the Agent;

            (d) fail in any material respect to make payment when due (including permissible extensions) of all amounts which, under the provisions of any Employee Plan or Multiemployer Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or, with respect to any Pension Benefit Plan, permit to exist any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code); or

            (e) enter into a new agreement or agreements that would obligate a Credit Party or any ERISA Affiliate to make contributions to a Multiemployer Plan subject to subtitle (e) of Title IV of ERISA in excess of $50,000 per year or $250,000 in the aggregate during the term of this Agreement, or to create, extend or increase an obligation to provide health or medical benefits for retirees (other than at retiree's sole expense) of a Credit Party or an ERISA Affiliate.

     ss. 9.12. AMENDMENT AND MODIFICATION OF CERTAIN DOCUMENTS. (a) Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Senior Note Indenture or any Senior Note, the Debenture Indenture, the pledge agreement thereunder or any Debenture, the Tax Allocation Agreement, the


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articles or certificate of  incorporation or by-laws (other than to increase the number of authorized shares of common stock of the Parent) of the Parent, the Company or any Subsidiary thereof or any certificate of designation of preferred stock of any thereof or, in a manner adverse to the Agent or any Lender any material term or provision of (i) any Employment Agreement with any Person who is, without regard to such Employment Agreement or duties or roles thereunder, an Affiliate of the Parent, the Company or any of their respective Subsidiaries,
(ii) the Shareholders Agreement, (iii) the Registration Rights Agreement, (iv) the Management Agreements, (v) the Indemnification Agreements, or (vi) any one or more of the Gold Consignment Documents (other than modifying the advance rate percentages set forth in the definition of "Consignment Limit" and modifying the percentage in clause (b) of the definition of "Consignment Fixed Rate" to a percentage not exceeding three percent (3%)).

            (b) Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term or provision of any other agreement, instrument or document to which the Parent or any of its Subsidiaries is a party (including, without limitation, the Long Term Incentive Plan and the Equity Plan) in a manner that will have a Material Adverse Effect.

            (c) Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term or provision of any of the Sonab Acquisition Documents (other than the Gelbfarb Service Agreement) or directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term or provision of the Gelbfarb Service Agreement in a manner adverse to the Agent or any Lender.

            ss. 9.13.  FISCAL YEAR.  Change its Fiscal Year.

            ss. 9.14. CHANGE OF BUSINESS. Alter the nature of its business in any material respect or except as provided in Section 9.5(a) and 9.5 (b) hereof, sell any Inventory other than (i) Inventory sold under a License Agreement or
(ii) Inventory which is sold by the Company from any factory outlet store operated by the Company in a premises which is owned by the Company or leased by the Company and in which only Inventory of the Company and/or Consignment Inventory is sold (in any case, subject to the provisions of 9.1 hereof). The foregoing provisions shall not apply to Sonab; provided, however, that Sonab shall not alter the nature of its business as conducted on the Fourth Amendment Effective Date in any material respect.

            ss. 9.15. NO NEGATIVE PLEDGES. Enter into or become subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party to any agreement, any agreement other than agreements entered into on or before the Closing Date (including, without limitation, the Restated Certificate of Incorporation of the Parent and the Gold Consignment Documents)
(a) prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence,


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creation or assumption of any Indebtedness, or any Lien upon any property of any
Credit Party,  except  restrictions  in a Capital Lease or other  purchase money
financing   agreement   permitted  hereunder  relating  to  the  asset  financed
thereunder, (ii) the sale, disposition or pledge of any asset of any Credit Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iii) any investments of any Credit Party, (iv) any Capital Expenditures by any Credit Party, (v) any acquisition, merger or consolidation involving any Credit Party,
(vi) any change in control of any Credit Party, or (vii) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Lender Debt, or (b) which provides that any default by any Credit Party which is not a party to such agreement of any obligation not arising under such agreement is a default under such agreement.

            ss. 9.16. RENTAL OBLIGATIONS. Incur, create, assume or permit to exist, in respect of leases of real or personal property, (a) obligations in any amount in respect of percentage rentals, except under the License Agreements, or
(b) rental obligations or other commitments thereunder (other than Capitalized Lease Obligations) to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals (including minimum payments (and excluding all other payments) under the License Agreements) in excess of (i) $15,000,000 for the Parent and its Subsidiaries for any Fiscal Year; provided, however, that the amount set forth in this clause (i) shall not include rental obligations incurred by the Company with respect to factory outlet stores permitted to be opened by the Company pursuant to Section 9.24 hereof; and (ii) $2,000,000 for the Company for any Fiscal Year with respect to rental obligations for factory outlet stores permitted to be opened by the Company pursuant to Section 9.24 hereof.

            ss. 9.17. LEASE-BACKS. Enter into any arrangements, directly or indirectly, with any Person, whereby the Parent or any Subsidiary thereof shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Parent or any Subsidiary thereof intends to use for substantially the same purpose or purposes as the property so sold or transferred.

            ss. 9.18. CAPITAL STOCK. Issue or sell, or permit any of its Subsidiaries to issue or sell, any of its capital stock or any rights, warrants or options to acquire any of its capital stock, or sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any capital stock of any of its Subsidiaries other than, subject to Sections 9.22 and 10.1(j) hereof, issuances or sales by the Parent of common stock or warrants or other rights to purchase common stock of the Parent.

            ss. 9.19.  DEBT INCURRENCE AND PAYMENTS TO THE PARENT.
Incur, agree to incur or suffer to exist the incurrence of any obligation to or for the account of the Parent or any Subsidiary thereof or make, agree to make or suffer to exist the making of any (i) payment, (ii) distribution or (iii) transfer or other disposition of assets or property, in each instance of any kind (whether in cash, assets, stock or otherwise), to or for the account of the Parent or any Subsidiary thereof (whether in the form of a dividend, loan,


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return of capital,  management or consulting  fee or  otherwise),  other than as expressly permitted under this Agreement.

     ss. 9.20. THE PARENT. Except as permitted under Section 9.6 hereof, the Parent shall engage in no business other than ownership of stock of the Company, and shall not own, acquire or lease any property, other than such stock.

     ss. 9.21. INDENTURE GUARANTEES. Other than as set forth in Schedule 9.21 hereto, engage in any transaction (or series of related transactions) which would cause any Subsidiary of the Parent to be obligated to guarantee the obligations of the Parent or the Company under the Debentures or the Senior Notes, as the case may be.

     ss. 9.22. PRIVATE SALE OF STOCK. Suffer or permit to occur any private sale by any Person of common stock of the Parent if such sale shall (i) not have been approved in writing by the Majority Lenders, which approval shall not be unreasonably withheld and (ii) result in a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) or any Related Party of such person or group other than any person or group which is a holder of common stock of the Parent as of the Closing Date (or any Related Party of such person or group) having the largest fully diluted beneficial ownership interest in the common stock of the Parent (x) if such fully diluted beneficial ownership interest represents 10% or more of common stock having ordinary voting power for the election of directors of the Parent or (y) if such person or group or Related Party immediately after such sale has the power to direct or cause the direction of the management and policies of the Parent, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. For the purposes of this Section 9.22 (i) a person or group shall be deemed to have beneficial ownership of common stock if such person or group, directly or indirectly, has the power to vote, or direct the voting of, such common stock and (ii) in determining whether a person or group has the largest fully beneficial ownership interest in common stock of the Parent, the beneficial ownership interest in common stock of the Parent held by persons or groups who are Affiliates of each other shall be aggregated.

     ss. 9.23. DEBENHAMS LICENSE AGREEMENTS. Enter into License Agreements to operate fine jewelry departments in more than ten (10) Debenhams stores.

     ss. 9.24. FACTORY OUTLET STORES. Notwithstanding anything to the contrary contained elsewhere in this Agreement (including, without limitation, Sections 7(b) and 9.1 hereof) or in any other Loan Document, open or enter into commitments to open more than twenty-two (22) factory outlet stores to be operated by the Company provided that any store to be opened after the Fiscal Year ending in 1997 shall require the prior written consent of the Agent.

     ss. 9.25. MONOPRIX LICENSE AGREEMENTS. Enter into License Agreements to operate fine jewelry departments in more than (x) fifty-five (55) Monoprix and related stores and (y) one store in Berlin, Germany.


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     SECTION 10. DEFAULTS AND REMEDIES.

     ss. 10.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (a) default shall be made in the due and punctual payment of the principal of the Revolving Loan or in the due and punctual reimbursement of any payments made by any Issuing Bank under any Letter of Credit (including any L/C Indemnity Agreement) or of any payments made by any Lender to such Issuing Bank in respect of indemnity obligations of such Lender to such Issuing Bank with respect to a Letter of Credit, when and as the same shall become due and payable whether pursuant to Section 2 or 2A, at maturity, by acceleration or otherwise; or

                (b) default shall be made in the due and punctual payment of any amount of interest on the Loan or of any fee or other amount owing to any Lender, any Issuing Bank, or the Agent pursuant to any of the Loan Documents, when and as such amount of interest, fee or other amount shall become due and payable and such de fault shall continue unremedied for three (3) days; or

                (c) default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Loan Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Agent or delivered to the Lenders, any Issuing Bank or the Agent in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in Sections 8.1, 8.2, 8.3, 8.6 through and including 8.14, 8.16, 8.17 and 8.19 through and including 8.22 and Section 9 (as to each of which Sections no notice or grace period shall apply), continuance of such default for a period of thirty (30) days following Written Notice to the Company, or if this Agreement or any other Loan Document or any such other instrument or document shall terminate or be terminated or become void or unenforceable for any reason whatsoever or any Lien created under any Security Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted by this Agreement) in any of the Collateral purported to be covered thereby; or

          (d) (i) one or more defaults shall occur in the payment of any principal, interest or premium with respect to any Indebtedness for Borrowed Money or any obligation which is the substantive equivalent of Indebtedness for Borrowed Money (including, without limitation, obligations under conditional sales contracts, Capital Leases and the like) of which any Credit Party is principal, guarantor or other surety, and such default



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     shall  continue  for more  than the  period  of  grace,  if any,  specified therefor in the documents governing same, or (ii) one or more defaults shall occur under any agreement or instrument under or pursuant to which any such Indebtedness for Borrowed Money or obligation may have been issued, created, assumed, guaranteed or secured by any Credit Party and, in the case of clause (ii) of this Subsection 10.1(d), such default shall continue for more than the period of grace, if any, therein specified, or
     (iii) any such Indebtedness for Borrowed Money or obligation shall be declared due and payable prior to the stated maturity thereof; and the aggregate principal amount of all such Indebtedness for Borrowed Money and obligations as to which any such matters under clauses (i), (ii) or (iii) occur shall exceed $500,000; or

                (e) any representation, warranty or other statement of fact given herein or in any writing, certificate, report or statement at any time furnished to any Lender, any Issuing Bank or the Agent pursuant to or in connection with this Agreement (including, without limitation, any Borrower's Certificate and any Borrowing Base Certificate), any other Loan Document, or any other document or instrument furnished to any Lender, any Issuing Bank or the Agent relating to the transactions contemplated by this Agreement or the Sonab Acquisition, shall be false in any material respect when given or deemed given; or

                (f) any Credit Party shall (i) be unable to pay its debts generally as they become due or admit in writing its inability to pay its debts generally; (ii) file a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of its creditors; (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; (v) file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States of America, any state or commonwealth thereof or otherwise; or (vi) by appropriate proceedings of the board of directors of any Credit Party or other governing body, authorize the filing of any such petition, making of such assignment or commencement of such a proceeding; or

                (g) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties, or approve a petition filed against any Credit Party seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States of America, any state or commonwealth thereof or otherwise; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties; or if there is commenced against any Credit Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if any Credit Party by any act indicates its consent to or approval of any such proceeding or petition; or


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          (h) (i) a final  judgment  shall be  rendered  against a Credit  Party which, by itself or with other outstanding final judgments against such Credit Party, exceeds in the aggregate $500,000 and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or (ii) any of the assets of a Credit Party shall be attached, seized, levied upon or subject to an injunction, execution, writ or distress warrant and shall remain unstayed or undismissed for a period of thirty (30) days, which by itself or together with all other attachments, seizures, levies, injunctions, executions, writs or distress warrants against properties of such Credit Party remaining unstayed or undismissed for a period of thirty (30) days, is for an amount in excess of $500,000; or (iii) any final non-monetary judgment or order shall be rendered against a Credit Party that might reasonably be expected to have a Material Adverse
     Effect  and  if,  within  thirty  (30)  days  after  entry  thereof,   such
     non-monetary judgment or order shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment or order shall not have been discharged; or

          (i) (i) a Reportable Event shall have occurred with respect to a Pension Benefit Plan other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable provisions;

          (ii) any Credit Party or any ERISA Affiliate or an administrator of any Pension Benefit Plan shall have filed a notice of intent to terminate a Pension Benefit Plan in a "distress termination" under the provisions of
     Section 4041(c) of ERISA;

          (iii) any Credit Party or any ERISA Affiliate or an administrator of a Pension Benefit Plan shall have received a notice that the PBGC has instituted pro ceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan;

          (iv) any other event or condition exists which might reasonably be expected, in the reasonable opinion of the Majority Lenders, to constitute grounds under the provisions of Section 4042(a)(1) or (2) of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan by the PBGC;

          (v) any Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA;

          (vi) any Person shall engage in any transaction in connection with which any Credit Party or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the Code;



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     (vii) any Credit Party or any ERISA  Affiliate fails to pay the full amount of any installment due under Section 412(m) of the Code or any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code) shall exist with respect to any Pension Benefit Plan; and in each case in clauses (i) through (vii) above, in the opinion of the Majority Lenders, such event or condition, together with all other such events or conditions, could reasonably be expected to subject a Credit Party or any ERISA Affiliate to any tax, penalty or other liabilities which in the aggregate would be material in relation to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of such Credit Party or such ERISA Affiliate; or

                (j)  a Change of Control shall occur; or

                (k) either Borrower shall suspend the operation of a material portion of its business as presently conducted or there shall occur the loss, theft, substantial damage to, condemnation of, exercise of right of eminent domain with respect to or destruction of, any Collateral not fully covered by insurance (except for deductibles), which by itself or with other such losses, thefts, damage, condemnation or destruction of, or exercise of right of eminent domain with respect to, Collateral, shall constitute a Material Adverse Effect; or

                (l) (A) (i) any Unapproved License Agreement or License Agreement shall be cancelled, terminated (other than termination at the end of the originally scheduled or renewed or extended term of an Unapproved License Agreement or License Agreement) or no longer in full force or effect (excluding any License Agreement which continues to be an arrangement approved in writing by the Agent, whether or not such approval has been rescinded) or the licensor or licensors under such Unapproved License Agreement or License Agreement shall be debtors under any Chapter of the Federal Bankruptcy Code (any of the foregoing events, a "License Termination Event"), (ii) as of the date three months following such License Termination Event, the excess of (x) the amount of the gross revenues of the Company arising from such Unapproved License Agreement or License Agreement plus the gross revenues arising from Unapproved License Agreements and License Agreements as to which previous License Termination Events shall have occurred during the period beginning on the Closing Date and ending on the date of determination (gross revenues being calculated by the Agent, in the case of any Unapproved License Agreement or License Agreement which had been in effect for at least twelve calendar months as of the end of such period, for such period of twelve calendar months, and, in the case of any Unapproved License Agreement or License Agreement which had been in effect for less than twelve calendar months as of the end of such period, on a seasonally adjusted twelve month pro forma basis based upon results for the number of full calendar months during which such Unapproved License Agreement or License Agreement was in effect), over (y) the amount of gross revenues of the Company arising from any Unapproved License Agreements and License Agreements entered into within the period beginning on the Closing Date and ending on such date of determination, and remaining in full force and effect as of such date of determination (gross revenues being calculated by the Agent, in the case of any


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      Unapproved License Agreements or License Agreements which have been in effect for at least twelve months, on a seasonally adjusted twelve month pro forma basis based upon results for the number of full calendar months during which such Unapproved License Agreement or License Agreement was in effect, and, in the case of any Unapproved License Agreement or License Agreement which has been in effect for less than twelve months, based upon the Company's internally generated projection of gross revenues for such Unapproved License Agreement or License Agreement for the twelve month period following the first date of operation under such Unapproved License Agreement or License Agreement as delivered to the Agent under Section 8.19(b) hereof) shall equal or exceed 10% of the gross revenues of the Company for the period of twelve consecutive full calendar months (treating the month ending on the last Saturday of January as a full calendar month) ending on or nearest preceding such date of determination and (iii) such License Termination Event shall represent a Material Adverse Effect or (B) there shall occur a License Termination Event with respect to an Unapproved License Agreement or License Agreement that accounted for, in any fiscal period of twelve consecutive full calendar months (treating the month ending on the last Saturday of January as a full calendar month), more than 20% of the gross revenues of the Company; or

                (m) any "Event of Default" under and as defined in the Gold Consignment Agreement shall occur;

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing:

                  (A) either or both of the following actions may be taken: (i) the Agent may, at its option, or, the Agent shall, upon the direction of the Majority Lenders, declare any obligation to lend or issue or cause the issuance of Letters of Credit hereunder terminated, whereupon such obligation to make further loans or issue or cause the issuance of Letters of Credit hereunder, as the case may be, shall terminate immediately, and
      (ii) the Agent may, at its option, or, the Agent shall, upon the direction of the Majority Lenders, declare any or all of the Lender Debt to be due and payable, and the same, all interest accrued thereon and all other obligations of the Borrowers to the Agent, each Issuing Bank and the Lenders under or in connection with the Loan Documents shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Lender Debt to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under paragraph (f) or (g) above (other than under clause (i) of paragraph (f)), then the obligation of the Lenders to lend and of any Issuing Bank to issue or cause the issuance of any Letters of Credit hereunder shall automatically terminate and any and


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      all of the Lender Debt shall be  immediately  due and payable  without any action by the Agent, any Issuing Bank or any Lender;

          (B) the Agent shall have and may exercise all rights and remedies of a mortgagee or a secured party under the UCC in effect in the State of New York at such time, whether or not applicable to the affected Collateral, and otherwise, including, without limitation, the right to foreclose the Liens granted herein or in any of the Security Documents by any available judicial procedure and/or to take possession of any or all of the Collateral, the other security for the Lender Debt and the books and records relating thereto, with or without judicial process; for the purposes of the preceding sentence, the Agent may enter upon any or all of the premises where any of the Collateral, such other security or books or records may be situated and take possession and remove the same therefrom; and

          (C) the Agent shall have the right, in its sole discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders' or any Issuing Bank's rights hereunder; and any moneys, deposits, Accounts (including, without limitation, Eligible Receivables), balances or other property which may come into any Lender's, any Issuing Bank's or the Agent's hands at any time or in any manner, may be retained by such Lender, any Issuing Bank or the Agent and applied to any of the Indebtedness of the Credit Parties to the Agent any Issuing Bank and the Lenders hereunder.

            ss. 10.2. SUITS FOR ENFORCEMENT. In case any one or more Events of Default shall occur and be continuing, the Agent on behalf of the Agent, each Issuing Bank and the Lenders may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the Lender Debt or any other legal or equitable right or remedy.

            ss. 10.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon the Lenders, any Issuing Bank or the Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

            ss. 10.4. RIGHTS AND REMEDIES NOT WAIVED. No course of dealing between any of the Credit Parties and any Lender, any Issuing Bank or the Agent or any failure or delay on the part of any Lender, any Issuing Bank or the Agent in exercising any rights or remedies hereunder shall operate as a waiver of any


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rights or remedies of the  Lenders,  any Issuing Bank or the Agent and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     ss. 10.5. APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Lender Debt as herein provided, the proceeds of the Collateral and of property of Persons other than the Credit Parties securing the Lender Debt and collections from each Guaranty shall be applied by the Agent to payment of the Lender Debt in the following order, unless a court of competent jurisdiction shall otherwise direct:

          (i) FIRST, to payment of all costs and expenses of the Agent, each Issuing Lender and the Lenders incurred in connection with the preservation, collection and enforcement of the Lender Debt or any Guaranties, or of any of the Liens granted to the Agent pursuant to the Security Documents or otherwise, including, without limitation, any amounts advanced by the Agent or the Lenders to protect or preserve the Collateral;

          (ii) SECOND, to payment of that portion of the Lender Debt constituting accrued and unpaid interest and fees and indemnities payable under Sections 2, 2A and 3 hereof, ratably amongst the Agent, each Issuing Lender and the Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under Sections 2, 2A and 3 hereof constituting the Lender Debt owing to the Agent, each Issuing Lender and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Sections 2, 2A and 3 hereof constituting the Lender Debt owing to the Agent, each Issuing Lender and all of the Lenders at such time until such interest, fees and indemnities shall be paid in full;

          (iii) THIRD, to the Agent in an amount equal to the then aggregate contingent Letter of Credit Obligations (to the extent that such obligations exceed Letter of Credit Cash Collateral securing the payment of same) to be held by the Agent for the payment of such Letter of Credit Obligations when and if due and payable;

          (iv) FOURTH, to payment of the principal of the Lender Debt (which shall exclude all contingent Letter of Credit Obligations and shall include all the other unpaid Letter of Credit Obligations), ratably amongst the Lenders and each Issuing Bank in accordance with the proportion which the principal amount of such Lender Debt owing to each such Lender and Issuing Lender bears to the aggregate principal amount of such Lender Debt owing to all of such Lenders and Issuing Lenders until such principal of such Lender Debt shall be paid in full;

          (v) FIFTH, to the payment of all other Lender Debt, ratably amongst the Lenders in accordance with the proportion which the amount of such other Lender Debt owing to each such Lender bears to the aggregate



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     principal  amount of such other  Lender  Debt  owing to all of the  Lenders until such other Lender Debt shall be paid in full; and

          (vi) SIXTH, the balance, if any, after all of the Lender Debt has been satisfied, shall, except as otherwise provided in the Security Documents, be deposited by the Agent in an operating account of the Company with the Agent designated by the Company, or paid over to such other Person or Persons as may be required by law.

            In the event that the amount of monies received by the Agent under clause (iii) above with respect to a Letter of Credit for which there are contingent Letter of Credit Obligations at the time of the Agent's receipt of such monies shall, together with any Letter of Credit Cash Collateral securing such contingent Letter of Credit Obligations which is not securing other Lenders Debt, exceed the amount of actual payments the applicable Issuing Lender shall have made with respect to such Letter of Credit after the Agent's receipt of such monies, which determination shall be made after such Letter of Credit has been terminated or has expired, then the Agent shall apply such excess monies and Letter of Credit Cash Collateral in accordance with this Section 10.5.

            SECTION 11.  REPRESENTATIONS AND WARRANTIES.

     Each of the Parent and the Company hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Agreement and the making of each Revolving Advance and shall be deemed to be incorporated in each Borrower's Certificate submitted to the Agent pursuant to Section 2.4 hereof, and shall be deemed repeated and confirmed with respect to, and as of the date of (except that a representation or warranty expressly made as of a specific date shall be deemed repeated and confirmed as of such date), each borrowing hereunder (whether requested by a Borrower or deemed requested by a Borrower) and of each issuance of a Letter of Credit):

     ss. 11.1. CORPORATE STATUS. (a) Each Credit Party is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage.

            (b) Each Credit Party is qualified as a foreign corporation and in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

            (c) The capital  stock of each Credit Party is owned as set forth on
Schedule 11.1 hereto (which shall be updated from time to time upon the formation of any new Subsidiary of the Parent and delivered to the Agent and each Lender). The capital stock of the Company and its Subsidiaries is owned free and clear of all Liens, except (i) Liens in favor of the Agent for the

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benefit  of the  Lenders  and (ii)  with  respect  to the  capital  stock of the
Company, Liens in favor of the trustee under the Debenture Indenture.

     (d) None of the Credit Parties has any Subsidiaries  except as set forth on
Schedule 11.1 hereto, which Schedule 11.1 correctly sets forth the name of each such Subsidiary, its jurisdiction of incorporation and a statement of the outstanding capitalization and ownership of capital stock of each such Subsidiary as of the date of delivery of such Schedule 11.1. Other than Sonab, no Subsidiary of the Company engages in any business ------------- operations or owns any real or personal property.

            ss. 11.2. POWER AND AUTHORITY. Each of the Credit Parties has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the other Loan Documents to which it is a party and all instruments and documents delivered by it pursuant hereto and thereto and each of the Credit Parties has duly taken or caused to be duly taken all necessary corporate action (including, without limitation, the obtaining of any consent of stockholders required by law or its certificate of incorporation or by-laws), to authorize the execution, delivery and performance of this Agreement and each other Loan Document, in each case to which it is a party, and the instruments and documents delivered by it pursuant hereto and thereto. Each of this Agreement, the other Loan Documents, and each of the other instruments and documents executed and delivered by any of the Credit Parties pursuant hereto and thereto to which it is a party constitutes a legal, valid and binding obligation of such Person, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

            ss. 11.3. NO VIOLATION OF AGREEMENTS. None of the Credit Parties is in violation of any provision of its certificate or articles of incorporation, as the case may be, or its by-laws or is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which any of them is a party or by which any of them may be bound, which default is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the other Loan Documents, or any of the instruments and documents to be delivered pursuant hereto or thereto, the consummation of the transactions herein and therein contemplated nor the compliance with any of the provisions hereof or thereof, will violate any provision of the certificate or articles of incorporation, as the case may be, or by-laws of any Credit Party or any law or regulation, or any order or decree of any court or governmental instrumentality, or will (i) conflict with, or result in the breach of, or constitute a default or permit termination under, any material lease, indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which any of them or their respective properties may be bound, or (ii) except for (x) Liens in favor of the Agent for the benefit of the Lenders and (y) Liens in favor of Marine Midland Bank, N.A. pursuant to the "Pledge Agreement" (as defined in the Debenture) covering the capital stock of the Company, result in the creation or imposition of any Lien on any property of any Credit Party.


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            ss.  11.4.  NO  LITIGATION.  (a)  There  are no  actions,  suits  or proceedings pending, or, to the best knowledge of the Parent or the Company threatened, against any of the Credit Parties or any of their respective Subsidiaries before any court, arbitrator or governmental or administrative body or agency which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents, or the documents, instruments and agreements executed or delivered in connection herewith, therewith or related thereto, and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

            (b) No Credit Party or any Subsidiary thereof is in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over such Credit Party or Subsidiary.

            (c) No judgment, order, injunction or other similar restraint with respect to any Credit Party or any Subsidiary thereof exists which prohibits any of the other transactions contemplated hereby or in connection therewith or herewith.

            ss.  11.5.  GOOD  TITLE TO  PROPERTIES.  (a)  Except as set forth on
Schedule 11.5 hereto, neither the Credit Parties nor any of their respective Subsidiaries own title to any real estate. Schedule 11.5 hereto correctly identifies, categorized by the Company or Subsidiary of the Company, each parcel of real estate leased or owned by or to the Company or any Subsidiary of the Company, together in each case with an accurate street address and description of the use of such parcel, and each other interest in real property owned, leased or granted to or held by the Company or any Subsidiary of the Company. All real property leased or owned by the Company and its Subsidiaries is set forth on Schedule 11.5. Neither the Company nor its Subsidiaries is lessor under any leases other than as set forth on Schedule 11.5. With respect to each such leased property (it being understood that the provisions of clauses (i) and (iii) below shall only apply to leases covering entire facilities or structures and not space leases) except as set forth on Schedule 11.5:

          (i) no structure owned or leased by the Company or any Subsidiary of the Company fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants (including in any such case and without limitation those relating to environmental protection) nor encroaches upon property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would reasonably likely have a Material Adverse Effect;

          (ii) no charges or violations have been filed, served, made or threatened, to the knowledge of the Company and its Subsidiaries, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants (including in any such case and without limitation those relating to environmental protection) or


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     as a result of any  encroachment on the property of others where the effect of same is reasonably likely to have a Material Adverse Effect;

          (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisions in the applicable leases or matters described on Schedule 11.5, there exists no restriction on the use, transfer or mortgaging of any such property;

          (iv) the Company and each of its Subsidiaries has adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon;

          (v) there are no developments affecting any of the real property or interests therein identified on Schedule 11.5 pending or threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used;

          (vi) neither the Company nor any of its Subsidiaries has any option (other than under any lease disclosed on Schedule 11.5) in, or any right or obligation to acquire any interest in, any real property;

          (vii) all permits, licenses and approvals from governmental bodies, agencies or authorities having jurisdiction over each such property which are necessary and required to be obtained by the tenant to permit the use and occupancy of such property for the purposes for which it is now used have been duly and validly issued and are in full force and effect, except for permits, licenses or approvals which, if not in full force and effect would not have a Material Adverse Effect;

          (viii) the Company or its Subsidiaries have all the right, title and interest of the lessee in each such lease and presently occupy the property leased by them as lessee under each such lease to the extent not subleased; no consent under any such lease is necessary for the consummation of the transactions contemplated hereby; no event has occurred which (with the giving of notice or passage of time or both) would impair any right of such party to exercise and obtain the benefits of any options contained in any such lease; and there is no default under or any reasonable basis for acceleration or termination of, nor has any event occurred which (with the giving of notice or passage of time or both) would constitute a default under, any such lease, except for any such default which would not have a Material Adverse Effect; and

          (ix) municipal water service, storm sewer, sanitary sewer facilities, and telephone, electric and/or gas service are available to serve all parcels of real property identified on Schedule 11.5 at the lot lines of such parcels, except where the failure to have such availability would not have a Material Adverse Effect.



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            (b) The buildings, improvements and fixtures, if any, of the Company and its Subsidiaries are in all material respects structurally sound with no known material defects and are in good operating condition and repair, normal wear and tear excepted.

            (c) Neither the whole nor any portion of the property or leaseholds of the Company or any of its Subsidiaries described on Schedule 11.5 is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other entity with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed to the Company or any of its Subsidiaries.

            (d) Each of the Company and its Subsidiaries owns good and marketable title to, or valid leasehold interests in or license rights in, all of the property and assets necessary to properly conduct its business subject to no Liens except the Liens permitted pursuant to Section 9.2 hereof.

            (e) As to any fee simple title any of the Credit Parties and their respective Subsidiaries shall hereafter acquire, each of them shall be deemed, as of the date of such acquisition and as of the date of each Revolving Advance thereafter to have repeated the representations and warranties contained in (a) through (d) above with respect to such property.

            ss. 11.6. FINANCIAL STATEMENTS AND CONDITION. (a) Each of the Financial Statements presents fairly in accordance with GAAP (i) the financial position of the Parent and its Subsidiaries as of the date of such financial statements and (ii) the results of operations of the Parent and its Subsidiaries for such period. Neither the Parent nor its Subsidiaries had any material direct or indirect contingent liabilities as of the date of the Financial Statements which are not reserved for therein or which in accordance with GAAP would have to be included in footnotes thereto. Each of the Financial Statements has been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (except as described therein). There has been no material adverse change in the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, since the Reference Date.

            (b) The Agent has been furnished projections of the future performance of the Parent and its Subsidiaries. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Parent and the Company to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results. No fact is known to any Credit Party as of the Closing Date which would have a Material Adverse Effect, that has not been set forth in the financial statements referred to in this Section 11.6 or disclosed herein or otherwise disclosed to the Agent in writing prior to the Closing Date.


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            ss. 11.7. TRADEMARKS,  PATENTS, ETC. Each of the Credit Parties owns or possesses all the trademarks, trade names, copyrights, patents, licenses or rights in any thereof adequate for the conduct of its business, without, to the best of its knowledge, conflict with the rights or claimed rights of others.

            ss. 11.8. TAX LIABILITY. All federal income tax returns required to be filed by the Parent and its Subsidiaries (and each Affiliate with which the Parent or its Subsidiaries files consolidated, combined or unitary returns) and all other material tax returns, reports and statements, domestic or foreign, have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date in which any fine, penalty, interest, of late charge or loss may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of the Parent and its Subsidiaries (and each such Affiliate) has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by the Parent and its Subsidiaries (and each such Affiliate) from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Schedule 11.8 sets forth, for each of the Parent and its Subsidiaries (and each such Affiliate), those taxable years for which its tax returns have been for all periods after December 1, 1994 or are being audited as of the date hereof by the Internal Revenue Service or any other applicable governmental authority. No issue has been raised in writing or, if not in writing, to the Company's knowledge in any such examination that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any other taxable year not so examined that has not been accrued on the Financial Statements that would be required to be so accrued in accordance with GAAP. Except as set forth in Schedule 11.8 hereto, neither the Parent nor any of its Subsidiaries has, as of the date hereof, executed or filed with the Internal Revenue Service or, to its knowledge, any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as set forth on Schedule 11.8 hereto, neither the Parent nor any of its Subsidiaries has agreed or has been requested to make any adjustment under Code Section 481(a) by reason of a change in accounting method initiated by the Company or any of its Subsidiaries. Except for the Tax Allocation Agreement, neither the Parent nor any of its Subsidiaries has any obligation under any tax sharing agreement.

            ss. 11.9. GOVERNMENTAL ACTION. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements or filing as to Collateral under the provisions of Section 4 hereof) is required to authorize, or is otherwise required in connection with, the execution, delivery or performance by the Borrowers or any of their respective Subsidiaries of this Agreement, the Security Documents, any Guaranty, the Notes, the other Loan Documents or any of the instruments or documents to be delivered pursuant hereto or thereto, except such as have been made or will be made as contemplated by such agreements.


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     ss.  11.10.  DISCLOSURE.  Neither the Schedules  hereto,  nor the Financial
Statements, nor the certificates, statements, reports or other documents furnished to any Lender or the Agent by or on behalf of any of the Credit
Parties  in  connection   herewith  or  in  connection   with  any   transaction
contemplated hereby, nor this Agreement or any other Loan Document, contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

     ss. 11.11. REGULATION U. None of the Credit Parties or any of their respective Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made hereunder will be used only for the purposes set forth in
Section 7 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loan under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. None of the Credit Parties or any of their respective Subsidiaries or any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any applicable state securities laws.

     ss. 11.12. INVESTMENT COMPANY. None of the Credit Parties or any of their respective Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss. 80a-1, et seq.). None of the transactions contemplated by this Agreement, the other Loan Documents or any of the Sonab Acquisition Documents shall violate the Investment Company Act of 1940, as amended.

     ss. 11.13. EMPLOYEE BENEFIT PLANS. Neither any Credit Party nor any ERISA Affiliate maintains or contributes to any Employee Plan or any Multiemployer Plan other than those listed on Schedule 11.13 hereto. Each plan of any Credit Party or any ERISA Affiliate which is not a Multiemployer Plan and which is intended to be tax qualified under Code Section 401(a), has been determined by the Internal Revenue Service to qualify under Code Section 401(a), and the trusts created thereunder have been determined to be exempt from tax under the provisions of Code Section 501(a). Nothing has occurred with regard to any such plan which would cause the loss of such qualification or the imposition of any Code or ERISA tax liability or penalty to any Credit Party, or any ERISA Affiliate. Except as set forth on Schedule 11.13 hereto, with respect to each Employee Plan, all reports required under ERISA or any other applicable law or regulation to be filed by any Credit Party or any ERISA Affiliate with the relevant governmental authority have been duly filed and all such reports are


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true and correct in all  material  respects  as of the date  given.  Neither any
Credit Party nor any ERISA Affiliate has engaged in a "prohibited transaction," as such term is defined in Code Section 4975 and Title I of ERISA, in connection with any Employee Plan which would subject any Credit Party or any ERISA Affiliate (after giving effect to any exemption) to a tax or penalty on prohibited transactions imposed by Code Section 4975 or Section 502 of ERISA which is either material or is attributable to a knowing violation of either of such sections. No plan has incurred an ERISA Event, nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred (without regard to any waiver granted under Code Section 412), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Benefit Plan. The value of the assets of each Pension Benefit Plan subject to Title IV of ERISA equalled or exceeded the present value of the "benefit liabilities," as defined in Title IV of ERISA of such plan as of the end of the preceding plan year using plan actuarial assumptions as in effect for such plan year. The funding methods used in connection with each Pension Benefit Plan are acceptable under ERISA and the actuarial assumptions and methods used in connection with such funding are reasonable. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and neither any Credit Party nor any ERISA Affiliate has knowledge of any threatened litigation or claims (other than claims for benefits in the ordinary course), against (i) the assets of any Pension Benefit Plan or against any fiduciary of such Plan with respect to the operation of such Plan or
(ii) the assets of any employee welfare benefit plan within the meaning of ERISA
Section 3(l) or against any fiduciary thereof with respect to the operation of any such plan. Neither any Credit Party nor any ERISA Affiliate has incurred (a) any liability to the PBGC (other than routine claims and premium payments), (b) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (c) any liability under ERISA Section 4062 to the PBGC, or to a trustee appointed under ERISA Section 4042. No Credit Party or ERISA Affiliate has been notified or otherwise has knowledge that any Multiemployer Plan is insolvent or in reorganization within the meanings of Sections 4245 and 4241 of ERISA. Neither any Credit Party nor any ERISA Affiliate nor any organization to which any Credit Party or any such ERISA Affiliate is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of ERISA Section 4069(a). Neither any Credit Party nor any ERISA Affiliate maintains an established welfare benefit plan within the meaning of
Section 3(1) of ERISA, other than those listed on Schedule 11.13 hereto, which provides for continuing benefits or coverage for any participant -------------- or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder or by applicable federal or other statutory law or regulation (whether domestic or foreign). Each Credit Party and each ERISA Affiliate maintaining a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied with the notice and continuation coverage requirements of COBRA and the regulations thereunder so as not to result in any material loss of deduction under Section 162 of the Code or any material tax, penalty or liability to any such Credit Party or any such ERISA Affiliate.


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     ss. 11.14. DEBENTURE COLLATERAL.  The Liens in favor of the trustee for the holders of the Debentures if any, secure only the obligations of the Parent under or with respect to the Debentures.

     ss. 11.15. PERMITS, ETC. (a) Each Credit Party and each Subsidiary thereof possesses all material permits, licenses, approvals and consents of Federal, state and local governments and regulatory authorities required to conduct its business as presently conducted and proposed to be conducted;

            (b) Each such permit, license, approval and consent is and will be in full force and effect, and no event has occurred which permits the revocation or termination of any such permit, license, approval or consent or the imposition of any restriction thereon of such nature as may materially limit the operation of the business covered thereby;

            (c) All approvals, applications, filings, registrations, consents or other actions required of any local, state or Federal authority to enable each Credit Party and the Subsidiaries thereof to use any such permit, license, approval or consent has been obtained or made;

            (d) No Credit Party nor any Subsidiary of any Credit Party (i) is in violation of any duty or obligation required by law or any rule or regulation applicable to the operation of any of its businesses, or (ii) has received any written notice from the granting body or any other governmental authority with respect to any material breach of any covenant under, or any material default with respect to, any such permit, license, approval or consent;

            (e) Before and upon giving effect to this Agreement, the Notes and the other Loan Documents, no material default shall have occurred and be continuing under any such permit, license, approval or consent;

            (f) All consents and approvals of, filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to maintain any such permit, license, approval or consent in full force and effect prior to the scheduled date of expiration thereof has been, or, prior to the time when required, will have been, obtained, given, filed or taken and are or will be in full force and effect;

            (g) There is not pending or threatened, any action to revoke, cancel, suspend, modify or refuse to renew any such permit, license, approval or consent and each business covered by each such permit, license, approval or consent is being operated in substantial compliance with such permit, license, approval or consent;

            (h) There is not now issued or outstanding or threatened any notice of any hearing, violation or complaint against such Credit Party or Subsidiary thereof with respect to any such permit, license, approval or consent and no


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Credit Party or Subsidiary  thereof has any knowledge that any Person intends to contest the renewal of any such permit, license, approval or consent; and in the case of clauses (a) through (h) of this Section 11.15, the breach of which will not reasonably be expected to have a Material Adverse Effect.

     ss. 11.16. ENVIRONMENTAL STATUS. Except as disclosed on Schedule 11.16 hereto, (i) the operations of the Company and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) the Company and each of its Subsidiaries have no environmental, health and safety Permits and to the best of the Company's knowledge, no such permits are necessary for its operation; (iii) the Company and each of its Subsidiaries and all of their present Facilities or operations, as well as to the knowledge of the Company and its Subsidiaries their past Facilities or operations, are not subject to any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Laws, (b) any Remedial Action, or
(c) any Environmental Claims arising from the Release of a Hazardous Material into the environment; (iv) none of the operations of the Company or any of its Subsidiaries is subject to any judicial or administrative proceeding under any Environmental Law; (v) to the best of the knowledge of the Company and its Subsidiaries, none of the operations of the Company or any of its Subsidiaries is the subject of any Federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Hazardous Material into the environment in violation of any Environmental Law; (vi) neither the Company nor any of its Subsidiaries or to the knowledge of the Company and its Subsidiaries any predecessor of the Company or any Subsidiary has filed any notice under Environmental Law indicating past or present treatment, storage, or disposal of a hazardous waste in violation of any Environmental Law or reporting a Release of a Hazardous Material into the environment; (vii) to the best of the knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material into the environment; (viii) none of the Company's or any Subsidiary's operations involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any applicable state equivalent; (ix) neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material by placing it in or on the ground or waters of any premises owned, leased or used by the Company or such Subsidiary and to the knowledge of the Company and its Subsidiaries neither has any lessee, prior owner, or other person; (x) to the best knowledge of the Company no underground storage tanks or surface impoundments, as referred to in the Environmental Laws, are on the Company's or any of its Subsidiaries' Facilities; and (xi) to the best knowledge of the Company no Lien in favor of any governmental authority for (A) any liability under Environmental Laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Hazardous Material into the environment, has been filed or attached to the Company's or any of its Subsidiaries' Facilities; provided that a breach of a representation under this Section 11.16 by the Company or any of its Subsidiaries shall not constitute an Event of Default under Section 10.1 unless such breach may reasonably be expected to result in liability to the Company or any of its Subsidiaries in excess of $100,000 or result in a Material Adverse Effect. The foregoing representations


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and  warranties  shall  survive the  expiration or earlier  termination  of this
Agreement until such time as the environmental  indemnity referred to in Section
8.16 hereof is terminated.

            ss. 11.17.  SOLVENCY.  Both  before and after   giving effect to the
making of the initial Revolving Advance, each of the Borrowers was Solvent.

            ss. 11.18. PROJECTIONS. The Parent's or the Company's, as applicable, (i) monthly forecasts on a consolidated basis for each Fiscal Year and (ii) annual forecasts on a consolidated basis, consolidated results of operations and cash flows and balance sheets for each Fiscal Year, copies of which have been delivered to Agent on or prior to the Closing Date, disclose all material assumptions expressly made in formulating such projections. No facts exist on the Closing Date which would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of each of the Borrowers of the results of operations and other information projected therein, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projections.

            ss. 11.19. BANK ACCOUNTS. The names and addresses of all the banks holding one or more Blocked Accounts, together with the account numbers of the Blocked Accounts at such banks, are specified in Schedule 11.19 hereto. The Borrowers and Sonab have no bank accounts other than as set forth on Schedule
11.19 hereto.

            ss. 11.20.  EMPLOYMENT  AGREEMENTS.  Except as set forth on Schedule
11.20 hereto, the Employment Agreements constitute all agreements of the type described in Section 5.12(b) hereof between any Credit Party and any other Person, a true and complete copy of each of which has been furnished to the Agent.

            ss. 11.21. LABOR MATTERS. There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or threatened which would have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters the violation of which would have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or such Subsidiary. Except as set forth on Schedule 11.21 hereto, there are no collective bargaining or other labor agreements covering any employees of the Company or any of its Subsidiaries.


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     ss. 11.22. OTHER VENTURES. Neither the Parent nor any Subsidiary thereof is engaged in any joint venture or partnership with any other Person, except for the Investment in Sonab, Sonab Holdings or Sonab International permitted by
Section 9.4(e) hereof.

     ss. 11.23. BROKERS AND CONSULTANTS. Except as set forth on Schedule 11.23 hereto, no broker, finder or consultant acting on behalf of the Parent or any of its Subsidiaries brought about the obtaining, making or closing of the loans made pursuant to this Agreement, and neither the Parent nor any Subsidiary thereof has any obligation to any Person in respect of any finder's, consulting or brokerage fees in connection with the Loan contemplated by this Agreement.

     ss. 11.24. MATERIAL CONTRACTS. Schedule 11.24 sets forth all the contracts, agreements and documents (other than those set forth on any other Schedule hereto or constituting an Exhibit hereto) that materially affect or relate to the business or operations of the Parent and its Subsidiaries.

     ss. 11.25. LICENSE AGREEMENTS. Schedule 11.25 sets forth all the License Agreements of the Company, and each of the License Agreements listed thereon is in full force and effect (or have been approved in writing (which approval has not been rescinded in writing) as an acceptable arrangement by the Agent), and except as disclosed by the Company in writing to the Agent from time to time, the Company is in compliance with the material terms thereof and there exists no default on the part of the Company under any of the License Agreements.

     ss. 11.26. UNWRITTEN AGREEMENTS. Neither the Company nor any Subsidiary thereof is party to any arrangement which, if approved by the Agent would constitute a License Agreement or Consignment Agreement and which is not evidenced by a written agreement other than those previously disclosed to the Agent.

     ss. 11.27. UCC FINANCING STATEMENTS. Any documents (including, without limitation, financing statements) required to be filed (if any) in order to create in favor of the Agent for the benefit of the Lenders, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC have been duly executed and delivered by the Company on the Closing Date and will be properly filed in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected Lien on the Collateral immediately following the Closing Date.

            SECTION 12.  MISCELLANEOUS.

     ss. 12.1. COLLECTION COSTS. If an Event of Default occurs, the Borrowers shall pay all court costs and costs of collection paid or incurred by the Agent and Lenders in connection with the Lender Debt, the Collateral and the Loan Documents, including, without limitation, reasonable fees, expenses and


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disbursements  of counsel  employed in  connection  with any and all  collection efforts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 12.1 shall be payable by the Borrowers to the Agent, each Issuing Lender and each Lender, as the case may be, on demand, and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing.

     ss. 12.2. AMENDMENT, MODIFICATION AND WAIVER. (a) No amendment, modification or waiver of any provision of the Loan Documents and no consent by the Agent, any Issuing Lender or any Lender to any departure therefrom by any of the Credit Parties shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized officer of the appropriate Credit Party, the Agent, the Lenders, each Issuing Lender or the Majority Lenders, as the case may be (as more fully described below), and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

            (b) No notice to or demand on any of the Credit Parties in any case shall entitle any of the Credit Parties to any other or further notice or demand in similar or other circumstances.

            (c) Any term or provision of any Loan Document may be amended or modified and the observance of any provision of any Loan Document may be waived with the written consent of the Credit Parties being a party to such Loan Document and the Majority Lenders; provided, however, that no such amendment, modification or waiver shall, without the prior written consent of the Agent, amend or waive any of the provisions of Section 3.6, 12.13 or 12.15 of this Agreement, or otherwise change any of the rights or obligations of the Agent under any of the Loan Documents or, without the prior written consent of GE Capital, amend or waive any of the provisions of Section 12.13 or Section 12.15 hereof; provided, further, that no such amendment, modification or waiver shall, without the prior written consent of each Issuing Lender which has any Letters of Credit, or any Commitment to issue Letters of Credit, outstanding, amend or waive any of the provisions of Section 2A of this Agreement or otherwise materially adversely affect any of the rights or obligations of such Issuing Lender under any of the Loan Documents; and provided, further, that no such amendment, modification or waiver shall, without the prior written consent of all of the Lenders:

                    (i) extend the due date of any principal of any Loan, or portion thereof, extend the final scheduled maturity of any Loan or the Revolving Credit Facility Commitment, reduce the rate of interest on any Loan, or portion thereof, reduce the amount of any principal or accrued

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      interest  payable  on any Loan,  or  portion  thereof,  or reduce the fees payable to any Lender hereunder;

                   (ii) substitute, discharge, release or surrender all or substantially all of the Collateral (which defined term for purposes of this clause (ii) shall include any Guaranties of any or all the Lender
      Debt);

                  (iii) except as provided in Sections 2.14(e) and 12.15 hereof, change the proportion of any Lender's Revolving Commitment to the aggregate Revolving Commitments of all Lenders or the amount of any Lender's Revolving Commitment;

                   (iv) modify any provision of this Section 12.2 or any other provision which expressly requires the consent of all Lenders;

                   (v) amend the definition of "Majority Lenders"; or

                  (vi) amend the last sentence of Section 4.4(c) hereof or amend
      Section 10.5 hereof.

            The Agent, the Lenders other than GE Capital, and the Credit Parties hereby agree to cooperate with GE Capital to effectuate the provisions of
Section 12.15 of this Agreement, including, without limitation, with respect to the execution of one or more amendments of this Agreement or any other Loan Document.

            (d) From and after the Closing Date, "Lender Debt" arising under or in connection with the Original Credit Agreement shall continue to be "Lender Debt" arising under or in connection with this Agreement.

            ss. 12.3. NEW YORK LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.

            ss.  12.4.  NOTICES.  All  notices,   requests,   demands  or  other
communications provided for herein shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been given (a) if by registered or certified mail, return receipt requested, four (4) Business Days following the date when sent, (b) if by telex, when sent and answer back received, (c) if by overnight courier, when received, (d) if by telecopier, when sent, or (e) if personally delivered or delivered by messenger, when receipted for, in each case, addressed to the appropriate Credit Party or to the Agent, any Issuing Lender or any Lender, at its respective office under its name on the signature pages of this Agreement and to the attention of the Person so designated, or to such Person or address as any party hereto shall designate to the other from time to time in writing forwarded in like manner. All notices, requests, demands or other communications given or deemed given to any Borrower shall be deemed given to both Borrowers.


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     ss. 12.5. FEES AND EXPENSES. Whether or not any Revolving Advances or other financial accommodations are made hereunder, the Borrowers shall pay all reasonable out-of-pocket costs and expenses paid or incurred by the Agent or GE Capital in connection with the Loan Documents and the financing contemplated thereunder, including but not limited to appraisal fees, reasonable syndication fees (excluding fees payable to any syndicate member taking an assignment from GE Capital of any portion of the Loan or Commitment of GE Capital hereunder), title insurance fees, audit fees, recording fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Weil, Gotshal & Manges LLP, special counsel, and all local counsel to the Agent or GE
Capital  and  of  any  industry,   environmental,   tax,  accounting  and  other
consultants retained by the Agent or GE Capital. Such expenses shall also include, without limitation, any costs paid or incurred by the Agent or GE Capital in connection with the administration of the financial accommodations
herein  provided  (including  of  any  Collateral),   any  waivers,  amendments,
modifications, extensions, renewals, renegotiations or "work-outs" of this Agreement or any instrument or document delivered in connection herewith and any consents or approvals provided hereunder or otherwise requested by any Credit Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include, to the extent they are out-of-pocket as to the Agent or GE Capital: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing.

     ss. 12.6. STAMP OR OTHER TAX. Should any stamp or excise tax become payable in respect of this Agreement, any Note, any other Loan Document, the Lender Debt, the Collateral or any modification hereof or thereof, each of the Credit Parties shall pay, the liability of which is joint and several, the same (including interest and penalties, if any) and shall hold the Lenders and the Agent harmless with respect thereto.

     ss. 12.7. WAIVER OF JURY TRIAL AND SET-OFF. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, any of the Revolving Advances, any of the Notes or other Loan Documents, the Collateral, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Credit Parties and any of the Lenders, any Issuing Bank party hereto or the Agent, (a) EACH OF THE CREDIT PARTIES HEREBY, to the fullest extent it may effectively do so, waives the right to interpose any set-off, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such set-off, recoupment, counterclaim or cross-claim, unless such set-off, recoupment, counterclaim or cross-claim could not, by reason of any applicable Federal or State procedural laws, be interposed, pleaded or alleged in any other action and
(b) EACH OF THE CREDIT PARTIES AND THE LENDERS, TO THE FULLEST EXTENT IT MAY EFFECTIVE LY DO SO, WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.


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EACH OF THE CREDIT  PARTIES  AGREES  THAT THIS SEC TION 12.7 IS A  SPECIFIC  AND
MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT NONE OF THE LENDERS WOULD EXTEND TO THE COMPANY ANY FINANCIAL ACCOMMODATIONS HEREUNDER IF THIS
SECTION 12.7 WERE NOT PART OF THIS AGREEMENT.

            ss. 12.8. TERMINATION OF AGREEMENT. (a) The Agent on behalf of the Lenders shall have the right to, or the Agent upon the direction of the Majority Lenders shall, terminate this Agreement immediately, at any time, during the continuance of an Event of Default under Section 10 hereof.

            (b) The termination of this Agreement shall not affect any rights of the Credit Parties, any Lender, any Issuing Lender or the Agent or any obligation of any of the Credit Parties, any Lender, any Issuing Lender or the Agent to the others, arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt and obligations of the Credit Parties hereunder incurred on or prior to such termination have been paid and performed in full.

            (c) Upon the giving of notice of termination of this Agreement, all Lender Debt (including, without limitation, the Revolving Loan and amounts in respect of Letters of Credit) shall be due and payable on the date of termination specified in such notice.

            (d) The Liens and rights granted to the Agent on behalf of the Agent and the Lenders hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been paid (or in the case of Letters of Credit Obligations, cash collateralized to the satisfaction of the Agent) in full or the Credit Parties have furnished the Lenders, each Issuing Lender and the Agent with an indemnification satisfactory to the Lenders, such Issuing Lenders and the Agent; provided that notwithstanding anything herein or in any other Loan Document to the contrary in the event that all Lender Debt is paid (or in the case of Letters of Credit Obligations, cash collateralized to the satisfaction of the Agent) in full (or such satisfactory indemnification is provided) and this Agreement is terminated, the Liens in favor of the Agent shall terminate (and the Agent shall execute and deliver in accordance with the requirements of the UCC, appropriate UCC-3 termination statements).

            (e)  All  representations,   warranties,   covenants,   waivers  and
agreements contained herein shall survive termination hereof unless otherwise provided.

            (f) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Agent, any Issuing Lender or any Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is deter mined to be void or voidable as a preference, an impermissible set-off, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and the Credit Parties, as appropriate, shall be liable to, and shall indemnify and hold such Lender, such Issuing Lender or the Agent, as the case may be, harmless for, the


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amount of such payment surrendered until such Lender, such Issuing Lender or the
Agent, as the case may be, shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders, such Issuing Lender or the Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders', such Issuing Lender's or the Agent's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

            (g) All indemnities provided for under this Agreement and the other Loan Documents, including, without limitation, under Sections 2.12 and 12.5 hereof and this Sec tion 12.8, shall survive the termination of this Agreement and the payment in full of the Lender Debt.

            ss. 12.9. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

            ss. 12.10. LIEN; SET-OFF BY LENDERS. Each of the Credit Parties hereby grants to each Lender and the Agent a continuing Lien for all Lender Debt upon any and all monies, securities and other property of such Credit Party and the proceeds thereof, now or hereafter held or received by, or in transit to, such Lender or the Agent from or for such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Credit Party with, and any and all claims of such Credit Party against, any Lender or the Agent, at any time existing (which shall constitute part of the Collateral). Upon the occurrence and during the continuance of an Event of Default, each Lender and the Agent is hereby authorized at any time and from time to time, without notice to such Credit Party, to set-off, appropriate and apply any or all items hereinabove referred to against all Lender Debt under the Loan Documents.

            ss. 12.11. PAYMENT DUE ON NON-BUSINESS DAY. Whenever any payment to be made hereunder or under any other Loan Document or on any Revolving Advance shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, if such extension would cause a payment of a Eurodollar Advance to be made, or the last day of such Interest Period for a Eurodollar Advance to occur, in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

            ss. 12.12. SERVICE OF PROCESS. Each of the Credit Parties hereby irrevocably consents to the jurisdiction of the courts of the State of New York



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and of any Federal Court located in the City of New York in connection  with any action or proceeding arising out of or relating to this Agreement, any Guaranty, any of the Security Documents, all or any of the Lender Debt, the Collateral, all or any of the Notes, any other Loan Document or any document or instrument delivered pursuant to this Agreement. In any such litigation, each of the Credit Parties waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to any Credit Party at its address set forth in Section 12.4 hereof. Each of the Credit Parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

            ss. 12.13.  GENERAL   ELECTRIC   CAPITAL   CORPORATION,  AS   AGENT.
(a) Each Lender hereby irrevocably designates and appoints GE Capital as the agent of such Lender under each of the Loan Documents in which GE Capital is named as agent, and each such Lender hereby irrevocably authorizes GE Capital, as the agent for such Lender to take such action on behalf of each Lender under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, nor any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

            (b) The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            (c) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any of the Credit Parties or any of their respective Subsidiaries or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any of the Credit Parties or any of their respective Subsidiaries to perform its obligations under the Loan Documents. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any of the Credit Parties or any of their respective Subsidiaries.


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            (d) The  Agent  shall  be  entitled  to  rely,  and  shall  be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent.

            (e) The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders (or where required by the terms of this Agreement, the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender or one of the Credit Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            (g) Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Credit Parties or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Credit Parties and their respective Subsidiaries, and made its own decision to make its loans and other financial accommodations hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, liabilities, assets, properties and condition (financial or otherwise) and creditworthiness of each of the Credit Parties and their


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respective  Subsidiaries.  Except  for  notices,  reports  and  other  documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Subsidiaries which may come into the possession of
the   Agent   or  any   of   its   officers,   directors,   employees,   agents,
attorneys-in-fact or affiliates.

            (h) Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the total loan percentages set forth opposite its name on Exhibit A hereto from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents, the financing thereunder or any of the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. The agreements in this Section 12.13(h) shall survive the payment of the Notes and the Lender Debt.

            (i) The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agent were not the Agent hereunder. With respect to its pro rata share of the Revolving Advances made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            (j) The Agent may resign as Agent upon thirty (30) days' written notice to the Lenders. In the event that the Agent shall enter receivership or a proceeding in bankruptcy or insolvency shall be commenced by or against the Agent, then the Lenders (other than the Lender which is the acting as Agent, if applicable) may by unanimous consent of such Lenders, remove the Agent under this Agreement. If the Agent shall give a notice of its intention to resign as Agent under this Agreement or the Agent shall be removed, then the Majority Lenders shall appoint a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent or any Agent's removal, the provisions of


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this Section 12.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     (k) Each Lender agrees that (i) all obligations of the Credit Parties to each Lender under this Agreement and under the Notes rank pari passu in all respects with each other, and (ii) if any Lender shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Revolving Commitment which results in its receiving more than its pro rata share of the aggregate payments in respect of the Aggregate Revolving Commitments, then (A) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders a share in its Revolving Advances so that the amount of the Revolving Advances of all Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 12.13(k) shall be deemed to have been rescinded to the extent of such recovery, without interest. Each of the Credit Parties expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender's loan may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (l) The Agent agrees that it shall promptly deliver to each Lender copies of all notices, demands, statements and communications which the Agent gives to the Credit Parties, except for routine notices of payments due under the Loan
Documents and other miscellaneous notices, demands, statements and communications, which are not material to the interests of any Lender. The Agent shall have no liability to any Lender, nor shall a cause of action arise against the Agent, as a result of the failure of the Agent to deliver to any Lender any such notice, demand, statement or communication.

     (m) The Agent shall endeavor to exercise the same care in administering the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided that the liability of the Agent for failing to do so shall be limited as provided in the preceding paragraphs of this Section 12.13.

            (n) (If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Agent shall be advised by counsel, that it is so necessary or prudent in the interest of the Lenders, or the Agent shall deem it necessary for its own protection in the performance of its duties hereunder, the Agent and (to the extent required by the Agent) each Credit Party shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust


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      company,  or one or more individuals  approved by the Agent (to the extent necessary or requested by the Agent) (each an "Approved Delegate"), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with the Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. In the event that any of the Credit Parties shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from the Agent to do so, or in case an Event of Default shall have occurred and be continuing, each of the Credit Parties hereby irrevocably appoints the Agent as its agent and attorney to act for it
      under  the  foregoing   provisions  of  this  Section   12.13(n)  in  such
      contingency.

          (i) Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to the Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

                  (A) except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon the Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by the Agent hereunder;

                  (B) all  rights,  remedies,  powers,  duties  and  obligations conferred upon, reserved to or imposed upon the Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co- agent or co-agents to the extent specifically directed in writing by the Agent;

                  (C) no power given  hereby to, or which it is provided  hereby may be exercised by, any such separate agent or separate agents or co-agent or co- agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, the Agent, anything herein contained to the contrary notwithstanding;

                  (D) no separate agent or co-agent or trustee constituted under this Section 12.13(n) shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

                  (E) the  Agent,  at any  time  by an  instrument  in  writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee, and in that case, by an


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            instrument in writing  executed by the Agent and the Credit  Parties
            (to the extent necessary or requested by the Agent) jointly, may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that any of the Credit Parties shall not have joined in the execution of any such instrument with a Person or entity within ten (10) days after the receipt of a written request from the Agent to do so, or in the case an Event of Default shall have occurred and be continuing, the Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and the Credit Parties hereby irrevocably appoint the Agent its agent and attorney to act for it in such connection in either or such contingencies.

            ss. 12.14. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS. (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders, the Issuing Banks and the Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

            (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the obligations arising under this Agreement, it being the intention of the parties hereto that all the obligations shall be the joint and several obligations of all the Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such obligation.

            (d) The  obligations  of each Borrower  under the provisions of this
Section 12.14(d) constitute full recourse obligations of such Borrower enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

            (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Revolving Advances made or Letters of Credit issued under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Lenders, the Issuing Banks or the Agent under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension


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or postponement of the time for the payment of any of the obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders, the Issuing Banks or the Agent at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders, the Issuing Banks or the Agent in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Lenders, the Issuing Banks or the Agent including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 12.14, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 12.14, it being the intention of each Borrower that, so long as any of the obligations hereunder remain unsatisfied, the obligations of such Borrower under this
Section 12.14 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section
12.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Lenders, the Issuing Banks or the Agent. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Lenders, the Issuing Banks or the Agent.

            (f) The provisions of this Section 12.14 are made for the benefit of the Lenders, the Issuing Banks and the Agent and their successors and assigns, and may be enforced by them in accordance with the terms of this Agreement from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders, the Issuing Banks or the Agent first to marshall any of their claims or to exercise any of their rights against the other Borrower or to exhaust any remedies available to them against the other Borrower or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Section 12.14 shall remain in effect until all the obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the obligations, is rescinded or must otherwise be restored or returned by the Lenders, the Issuing Banks or the Agent upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, the provisions of this Section
12.14 will forthwith be reinstated in effect, as though such payment had not been made.

            (g) Notwithstanding the provisions of this Section 12.14, in no event shall the amount of the Lender Debt for which the Parent is liable hereunder at any time exceed the outstanding Parent's Revolving Loan at such time plus accrued and unpaid interest thereon.


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     ss. 12.15.  BENEFIT OF AGREEMENT.  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the obligation of the Lenders and any Issuing Lender hereto to make Revolving Advances and other financial accommodations hereunder shall not inure to the benefit of any successors and assigns of the Borrowers.

     (b) No Borrower may assign or transfer any of its interest hereunder without the prior written consent of the Lenders. Each of the Lenders may make, carry or transfer its pro rata share of the Revolving Advances at, to or for the account of any of its branch offices or the office of one or more of its Affiliates.

     (c) Following the Closing Date (or for GE Capital, either before, on or following the Closing Date), each Lender may, with the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed (and, so long as no Event of Default shall have occurred and be continuing, the prior written consent of the Company as to the identity of the proposed assignees, which consent shall not be unreasonably withheld or delayed), assign its rights and delegate its obligations under this Agreement and may, with the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed (and, so long as no Event of Default shall have occurred and be continuing, the prior written consent of the Company as to the identity of the proposed assignees, which consent shall not be unreasonably withheld or delayed), assign, sell, or without the consent of the Agent or the Company, grant participations in, all or any part of its pro rata share of any Revolving Advance or Revolving Advances made by it or its Revolving Commitment or any other interest herein or in its Notes to another bank or other financial institution, in which event:

              (i) in the case of an assignment, upon notice thereof by such Lender to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were such Lender hereunder and the holder of a Note, and

              (ii) n the case of a participation, the participant shall not have any rights under this Agreement or any Note or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto which agreement shall not, in any event, grant to the participant the right of consent as to any matter under the Loan Documents other than those which require the consent of all Lenders).

            (d) Subject to the confidentiality  requirement set forth in Section
12.18 hereof, each Lender may furnish any information concerning the Credit Parties and their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).


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     (e) In the event  that any Lender  shall  assign or sell all or any part of its pro rata share of any Revolving Advance or Revolving Advances made by it or its Revolving Commitment or any other interests herein or in its Notes, such Lender shall at the time of such assignment or sale give written notice to the Agent of the name and address of the assignee (including the name of the account officer if applicable), and, with respect to the assignment or sale of its Notes, shall make all endorsements to the grid schedule attached thereto to make the information contained therein accurate. Further, and as a condition to the effectiveness of any such assignment or sale, the assignee shall pay to the Agent a fee of $2,500 to record such assignment or sale.

     (f) Notwithstanding anything herein to the contrary, any partial assignment of the Revolving Loan and/or the Revolving Credit Facility Commitment shall be in an aggregate amount at least equal to $10,000,000 and any partial participation of the Loan and/or the Revolving Credit Facility Commitment shall be in an aggregate amount at least equal to $10,000,000.

     (g) The Parent and the Company will assist GE Capital in effectuating any such assignments, sales or participations by GE Capital (or such other Lenders referred to above) in whatever manner GE Capital (or such other Lenders referred to above) deems necessary, including, but not limited to, assisting in the preparation by GE Capital of offering memoranda and the participation of members of the Borrowers' management in meetings with prospective assignees and participants.

     (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights to receive monies under this Agreement (including, without limitation, under its share of the Loan and Notes held by such Lender) in favor of any Federal Reserve Bank of the Board of Governors of the Federal Reserve System.

     (i) Any assignment and delegation by a Lender of any portion of its Revolving Commitment made in accordance with the terms hereof after the Closing Date shall relieve such Lender of the portion of its Revolving Commitment so assigned and delegated.

     ss. 12.16. COUNTERPARTS; FACSIMILE SIGNATURE. (a) This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

     (b) Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     ss. 12.17. INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all



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applicable laws and  regulations.  If, however,  any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

     ss. 12.18. DISCLOSURE OF FINANCIAL INFORMATION. The Agent and each Lender are each hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any Affiliate of such Lender, any other Lender, any court, regulatory body or agency having jurisdiction over the Agent or such Lender, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Agent's or such Lender's interest in any of the Revolving Advances, this Agreement and any Collateral or to any actual or prospective participant therein or assignee thereof. Subject to the foregoing, the Agent and each Lender (i) agree to take all reasonable precautions and to exercise due care to maintain the confidentiality of all information provided to it by the Parent and its Subsidiaries in connection with this Agreement, (ii) agree and undertake that neither it nor any of its Affiliates shall use any such information other than for the purpose of the financing contemplated by the Agreement or as otherwise permitted above, and (iii) shall treat all such information confidentially and shall cause each prospective participant or assignee of the type described in this Section 12.18 or participant or assignee of such Lender to agree in writing to treat such information confidentially and to abide by the provisions of this sentence. Information that is available to the public shall not be subject to the confidentiality requirements of this
Section  12.18.  In no event shall the Agent or any Lender be liable  under this
Section 12.18 for any direct, indirect, consequential or punitive damages resulting from disclosure permitted under this Section 12.18.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                        FINLAY FINE JEWELRY CORPORATION


                        By: /s/ Barry D. Scheckner
                            -------------------------------
                            Name:  Barry D. Scheckner
                            Title: Senior Vice President and
                            Chief Financial Officer

                        Address:
                        529 Fifth Avenue, 5th Flr.
                        New York, New York  10017
                        Attention:  Barry Scheckner
                        Telecopier: (212) 867-3326


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





                        FINLAY ENTERPRISES, INC.


                        By: /s/ Barry D. Scheckner
                            -------------------------------
                            Name:  Barry D. Scheckner
                            Title: Senior Vice President and
                            Chief Financial Officer

                        Address:
                        521 Fifth Avenue, 3rd Flr.
                        New York, New York  10175
                        Attention:  Bonni G. Davis, Esq.
                        Telecopier: (212) 557-3848

             with copies of all notices and other communications to be sent to:

                        Finlay Fine Jewelry Corporation
                        521 Fifth Avenue, 3rd Flr.
                        New York, New York  10175
                        Attention:  Bonni G. Davis, Esq.
                        Telecopier: (212) 557-3848

                              - and -

                        Zimet, Haines, Friedman & Kaplan
                        460 Park Avenue
                        New York, New York  10022
                        Attention:  James Martin Kaplan, Esq.
                        Telecopier: (212) 223-1151

                        GENERAL ELECTRIC CAPITAL
                        CORPORATION, Individually and
                        as Agent


                        By: /s/ Rick Luck
                            --------------------------------
                            Name:  Rick Luck
                            Title: Its Duly Authorized Signatory

                        Address:
                        201 High Ridge Road
                        Stamford, Connecticut  06927
                        Attention: Account Manager - Finlay
                        Telecopier: (203)

           with copies of all notices and other communications to be sent to:

                        General Electric Capital Corporation
                        201 High Ridge Road
                        Stamford, Connecticut  06927
                        Attention:  Commercial Finance Group Legal Counsel
                        Telecopier:  (203) 840-4520

                              -and-


                        Weil, Gotshal & Manges LLP
                        767  Fifth Avenue
                        New York, New York  10153
                        Attention:  Ted S. Waksman, Esq.
                        Telecopier:  (212) 310-8007


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

Each of the Guarantors and parties to the Security Documents, by signing below, confirms in favor of the Agent and the Lenders that it consents to the terms and conditions of this Amended and Restated Credit Agreement and agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under its respective Guaranty or Security Document and that all terms of such Guaranty or Security Document shall continue in full force and effect, subject to the terms thereof and shall continue to secure the Lender Debt as amended thereby.


FINLAY JEWELRY, INC.


By: /s/ Barry D. Scheckner
    -------------------------------
    Name:  Barry D. Scheckner
    Title: Senior Vice President and
    Chief Financial Officer



SONAB HOLDINGS, INC.


By: /s/ Barry D. Scheckner
    -------------------------------
    Name:  Barry D. Scheckner
    Title: Senior Vice President and
    Chief Financial Officer



SONAB INTERNATIONAL, INC.


By: /s/ Barry D. Scheckner
    -------------------------------
    Name:  Barry D. Scheckner
    Title: Senior Vice President and
    Chief Financial Officer



SOCIETE NOUVELLE D'ACHAT DE BIJOUTERIE - S.O.N.A.B.


By: /s/ Barry D. Scheckner
    -------------------------------
    Name:  Barry D. Scheckner
    Attorney-in-Fact


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



                                   EXHIBIT A

              LENDERS, COMMITMENTS AND INITIAL EURODOLLAR OFFICES


Lender and Initial                       Revolving
Eurodollar Office                        Commitment

                                          Amount                     %

General Electric                        $75,000,000                42.85%
Capital
Corporation
201 High Ridge Road
Stamford, CT  06927

Fleet Precious Metals, Inc.             $50,000,000                28.57%
111 Westminster Street
Providence, Rhode Island 02903

Goldman Sachs Credit Partners, L.P.     $25,000,000                14.29%
85 Broad Street
New York, New York 10004

The Chase Manhattan Bank                $25,000,000                14.29%
111 West 40th Street, 10th Floor
New York, New York 10018

                                        Revolving
                                        Sublimit
                                        Commitment                 %

General Electric                        $10,712,500                42.85%
Capital
Corporation
201 High Ridge Road
Stamford, CT  06927

Fleet Precious Metals, Inc.             $7,142,500                 28.57%
111 Westminster Street
Providence, Rhode Island 02903

Goldman Sachs Credit Partners, L.P.     $3,572,500                 14.29%
85 Broad Street
New York, New York 10004

The Chase Manhattan Bank                $3,572,500                 14.29%
111 West 40th Street
New York, New York 10018
--------
1. As such amount may vary pursuant to the definition of Parent Revolving Credit Facility Sublimit Commitment.


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